PROSPECTUS SUPPLEMENT
---------------------
(To Prospectus Dated June 6, 1997)
                                  $800,000,000
                        IMC HOME EQUITY LOAN TRUST 1997-3
                         INDUSTRY MORTGAGE COMPANY, L.P.
[LOGO]                        Seller and Servicer
                              IMC SECURITIES, INC.
                                    Depositor
         The IMC Home Equity Loan Pass-Through Certificates, Series 1997-3 (the "Certificates") will consist of (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates (collectively, the "Class A Certificates"), (ii) the Class M-1 Certificates and the Class M-2 Certificates (collectively, the "Mezzanine Certificates"), (iii) the Class B Certificates (collectively with the Mezzanine Certificates, the "Subordinate Certificates") and (iv) a residual Class of Certificates (the "Class R Certificates"). Only the Class A Certificates, the Mezzanine Certificates and the Class B Certificates (collectively, the "Offered Certificates") are offered hereby.
         For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page S-17 herein, "Prepayment and Yield Considerations" beginning on page S-30 herein and "Risk Factors" beginning on page 6 in the Prospectus.
         The Certificates represent an undivided ownership interest in a pool of fixed rate home equity loans (the "Home Equity Loans") held by IMC Home Equity Loan Trust 1997-3 (the "Trust"). The Certificates will represent undivided ownership interests in the Home Equity Loans, which are secured by first and second lien mortgages or deeds of trust primarily on one- to four-family residential properties. The Certificates also represent an undivided ownership interest in all interest and principal due under the respective Home Equity Loans after June 1, 1997 (the "Cut-Off Date"), security interests in the properties which secure the related Home Equity Loans (the "Properties"), funds on deposit in certain trust accounts, and certain other property.
                                                   (continued on following page)
THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO
     NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER,
     THE SERVICER, EXCEPT AS DESCRIBED HEREIN, OR ANY OF THEIR AFFILIATES.
           NEITHER THE OFFERED CERTIFICATES NOR THE HOME EQUITY LOANS
              ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.
                               ------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------
   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

====================================================================================================================================
                           Initial Certificate     Pass-Through         Price to            Underwriting           Proceeds to
                            Principal Balance         Rate             Public (1)             Discount           Depositor(1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Per Class A-1 Certificate     $154,090,000.00        6.69%             99.99394%               0.125%               99.86894%
------------------------------------------------------------------------------------------------------------------------------------
Per Class A-2 Certificate     $122,750,000.00        6.58%             99.99818%               0.175%               99.82318%
------------------------------------------------------------------------------------------------------------------------------------
Per Class A-3 Certificate     $108,340,000.00        6.71%             99.98354%               0.200%               99.78354%
------------------------------------------------------------------------------------------------------------------------------------
Per Class A-4 Certificate     $108,310,000.00        6.84%             99.97400%               0.250%               99.72400%
------------------------------------------------------------------------------------------------------------------------------------
Per Class A-5 Certificate     $ 81,250,000.00        7.14%             99.97191%               0.300%               99.67191%
------------------------------------------------------------------------------------------------------------------------------------
Per Class A-6 Certificate     $ 37,260,000.00        7.52%             99.97137%               0.450%               99.52137%
------------------------------------------------------------------------------------------------------------------------------------
Per Class A-7 Certificate     $ 80,000,000.00        7.08%             99.99506%               0.400%               99.59506%
------------------------------------------------------------------------------------------------------------------------------------
Per Class M-1 Certificate     $ 32,000,000.00        7.32%             99.95954%               0.600%               99.35954%
------------------------------------------------------------------------------------------------------------------------------------
Per Class M-2 Certificate     $ 44,000,000.00        7.55%             99.97409%               0.700%               99.27409%
------------------------------------------------------------------------------------------------------------------------------------
Per Class B Certificate       $ 32,000,000.00        7.87%             99.98661%               0.850%               99.13661%
------------------------------------------------------------------------------------------------------------------------------------
         Total                $800,000,000.00                       $799,876,359.67         $2,398,300.00        $797,478,059.67
====================================================================================================================================

(1)  Plus accrued interest, if any, from June 1, 1997.
(2)  Before deducting expenses, estimated to be $600,000.

     The Offered Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates in book-entry form will be made through the facilities of The Depository Trust Company ("DTC") on or about June 13, 1997.
                               ------------------
Bear, Stearns & Co. Inc.
                       PaineWebber Incorporated
                                           Nomura Securities International, Inc.
                               ------------------
             The date of this Prospectus Supplement is June 6, 1997

(cover continued from previous page)

     The Class M-1 Certificates are subordinate in right of distribution to the Class A Certificates to the extent described herein. The Class M-2 Certificates are subordinate in right of distribution to the Class A Certificates and the Class M-1 Certificates to the extent described herein. The Class B Certificates are subordinate in right of distribution to the Class A Certificates and the Mezzanine Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the Subordinate Certificates will equal approximately 13.50% of the initial aggregate Certificate Principal Balance of all of the Certificates.

     The Original Aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date was $706,087,864.36 (of which approximately 87.22% by principal balance are first liens and the remainder are second liens). The Home Equity Loans were originated or purchased by Industry Mortgage Company, L.P. (the "Seller" and "Servicer"). The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of June 1, 1997 among the Seller, the Servicer, the Depositor and The Chase Manhattan Bank, as Trustee (the "Trustee").

     The Pooling and Servicing Agreement provides that additional Home Equity Loans (the "Subsequent Home Equity Loans") may be purchased by the Trust from the Depositor from time to time on or before June 30, 1997 from funds on deposit in the Pre-Funding Account. On the Closing Date (as defined below), an aggregate cash amount of $93,912,135.64 will be deposited with the Trustee in the Pre-Funding Account to be used to acquire Subsequent Home Equity Loans for the Trust.

     Distributions of principal and interest will be made to holders (the "Owners") of the Certificates on the 20th day of each month (or, if such day is not a business day, the next following business day) beginning July 21, 1997 (each, a "Payment Date"). To the extent available, interest will be passed through on each Payment Date to the Owners of the Offered Certificates based on the related Certificate Principal Balance (as defined herein) at the Pass-Through Rate applicable to such Class of Certificates, subject to the limitations described herein. The Pass-Through Rate for each Class of Offered Certificates is set out on the cover hereof.

     As described further herein, the Mezzanine Certificates and Class B Certificates may not be acquired by Plans (as defined herein). See "ERISA Considerations" herein.

     The yield to investors on the Offered Certificates sold at prices other than par may be extremely sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the related Home Equity Loans, which may vary over time. See "Prepayment and Yield Considerations" herein and "Risk Factors" and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

     An election will be made to treat the Trust Estate (other than certain accounts contained therein) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. As described more fully herein, all Classes of the Offered Certificates will constitute a "regular interest" in the REMIC. See "Federal Income Tax Consequences" herein.

     Prior to their issuance, there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide liquidity, or that it will continue for the life of the Offered Certificates. The Underwriter intends, but is not obligated, to make a market in the Offered Certificates.

                               -----------------

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUSTO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     The Offered Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated June 6, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                               -----------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                                TABLE OF CONTENTS

                              Prospectus Supplement

                                                                        Page
                                                                        ----

SUMMARY OF TERMS....................................................    S-1
RISK FACTORS........................................................   S-17
THE SELLER AND SERVICER.............................................   S-20
     General........................................................   S-20
     Credit and Underwriting Guidelines.............................   S-21
     Delinquency, Loan Loss and Foreclosure Information.............   S-22
THE DEPOSITOR ......................................................   S-24
USE OF PROCEEDS.....................................................   S-24
THE HOME EQUITY LOAN POOL...........................................   S-24
     General........................................................   S-24
     Conveyance of Subsequent Home Equity Loans.....................   S-29
     Interest Payments on the Home Equity Loans.....................   S-30
PREPAYMENT AND YIELD CONSIDERATIONS.................................   S-30
     General........................................................   S-30
     Mandatory Prepayment...........................................   S-31
     Prepayment and Yield Scenarios for Offered Certificates........   S-31
     Payment Lag Feature of Offered Certificates....................   S-35
FORMATION OF THE TRUST AND TRUST PROPERTY...........................   S-35
ADDITIONAL INFORMATION..............................................   S-36
DESCRIPTION OF THE OFFERED CERTIFICATES.............................   S-36
     General........................................................   S-36
     Payment Dates..................................................   S-36
     Distributions..................................................   S-37
     Pre-Funding Account............................................   S-39
     Capitalized Interest Account...................................   S-39
     Book Entry Registration of the Offered Certificates............   S-39
     Assignment of Rights...........................................   S-41


CREDIT ENHANCEMENT..................................................   S-41
     Subordination of Subordinate Certificates......................   S-41
     Application of Realized Losses.................................   S-42
     Application of Monthly Excess Cashflow Amounts.................   S-42
THE POOLING AND SERVICING AGREEMENT.................................   S-45
     Covenant of the Seller to Take Certain Actions with Respect to
       the Home Equity Loans in Certain Situations..................   S-45
     Assignment of Home Equity Loans................................   S-46
     Servicing and Sub-Servicing....................................   S-47
     Removal and Resignation of Servicer............................   S-50
     The Trustee....................................................   S-51
     Reporting Requirements.........................................   S-51
     Removal of Trustee for Cause...................................   S-52
     Governing Law..................................................   S-53
     Amendments.....................................................   S-53
     Termination of the Trust.......................................   S-53
     Optional Termination...........................................   S-53
FEDERAL INCOME TAX CONSEQUENCES.....................................   S-54
     REMIC Election.................................................   S-54
ERISA CONSIDERATIONS................................................   S-54
RATINGS.............................................................   S-57
LEGAL INVESTMENT CONSIDERATIONS.....................................   S-57
UNDERWRITING........................................................   S-57
CERTAIN LEGAL MATTERS...............................................   S-60
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS........................    A-1

                                   Prospectus


                                                                       Page
                                                                       ----

SUMMARY OF PROSPECTUS ..............................................     1
RISK FACTORS........................................................     6
DESCRIPTION OF THE CERTIFICATES.....................................     9
     General........................................................     9
     Classes of Certificates........................................    10
     Distributions of Principal and Interest........................    11
     Book Entry Registration........................................    12
     List of Owners of Certificates.................................    13
THE TRUSTS..........................................................    13
     Mortgage Loans.................................................    14
     Mortgage-Backed Securities.....................................    15
     Other Mortgage Securities......................................    16
CREDIT ENHANCEMENT..................................................    16
SERVICING OF MORTGAGE LOANS.........................................    21
     Payments on Mortgage Loans.....................................    21
     Advances.......................................................    22
     Collection and Other Servicing Procedures......................    22
     Primary Mortgage Insurance.....................................    23
     Standard Hazard Insurance......................................    24
     Title Insurance Policies.......................................    24
     Claims Under Primary Mortgage Insurance Policies and Standard
       Hazard Insurance Policies; Other Realization
       Upon Defaulted Loan..........................................    24
     Servicing Compensation and Payment of Expenses.................    25
     Master Servicer................................................    25
ADMINISTRATION......................................................    26
     Assignment of Mortgage Assets..................................    26
     Evidence as to Compliance......................................    28
     The Trustee....................................................    28
     Administration of the Certificate Account......................    28
     Reports........................................................    29
     Forward Commitments; Pre-Funding...............................    30
     Servicer Events of Default.....................................    30
     Rights Upon Servicer Event of Default..........................    30
     Amendment......................................................    31
     Termination....................................................    31


USE OF PROCEEDS.....................................................    32
THE DEPOSITOR.......................................................    32
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS........................    32
     General........................................................    32
     Foreclosure....................................................    33
     Soldiers' and Sailors' Civil Relief Act........................    38
LEGAL INVESTMENT MATTERS............................................    38
ERISA CONSIDERATIONS................................................    39
FEDERAL INCOME TAX CONSEQUENCES.....................................    40
     Federal Income Tax Consequences For REMIC Certificates.........    41
     Taxation of Regular Certificates...............................    42
     Taxation of Residual Certificates..............................    47
     Treatment of Certain Items of REMIC Income and Expense.........    49
     Tax-Related Restrictions on Transfer of Residual Certificates..    51
     Sale or Exchange of a Residual Certificate.....................    53
     Taxes That May Be Imposed on the REMIC Pool....................    53
     Liquidation of the REMIC Pool..................................    54
     Administrative Matters.........................................    54
     Limitations on Deduction of Certain Expenses...................    55
     Taxation of Certain Foreign Investors..........................    55
     Backup Withholding 56 Reporting Requirements...................    56
     Federal Income Tax Consequences for Certificates as
         to Which No REMIC Election Is Made.........................    57
     Standard Certificates..........................................    57
     Premium and Discount...........................................    58
     Stripped Certificates..........................................    60
     Reporting Requirements and Backup Withholding..................    62
     Taxation of Certain Foreign Investors..........................    63
     Taxation of Securities Classified as Partnership Interests.....    63
PLAN OF DISTRIBUTION................................................    63
RATINGS.............................................................    64
LEGAL MATTERS.......................................................    64
FINANCIAL INFORMATION...............................................    64
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS........................   A-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index to Location of Principal Defined Terms" for the location of the definitions of certain capitalized terms.

Issuer:            IMC Home Equity Loan Trust 1997-3 (the "Trust").

Certificates
  Offered: $800,000,000 IMC Home Equity Loan Pass-Through Certificates, Series 1997-3, to be issued in the following Classes (each, a "Class") and original Certificate Principal Balances (each, a "Certificate Principal Balance"), set forth below:

                   Initial Certificate    Pass-Through
                   Principal Balance          Rate        Class
                   -----------------          ----        -----

                   $154,090,000                6.69%      Class A-1 Certificates
                   $122,750,000                6.58%      Class A-2 Certificates
                   $108,340,000                6.71%      Class A-3 Certificates
                   $108,310,000                6.84%      Class A-4 Certificates
                    $81,250,000                7.14%      Class A-5 Certificates
                    $37,260,000                7.52%      Class A-6 Certificates
                    $80,000,000                7.08%      Class A-7 Certificates
                    $32,000,000                7.32%      Class M-1 Certificates
                    $44,000,000                7.55%      Class M-2 Certificates
                    $32,000,000                7.87%      Class B Certificates


                    The Certificates will consist of (i) the "Class A-1 Certificates," the "Class A-2 Certificates," the "Class A-3 Certificates," the "Class A-4 Certificates," the "Class A-5 Certificates," the "Class A-6 Certificates," and the "Class A-7 Certificates" (collectively, the "Class A Certificates"), (ii) the "Class M-1 Certificates" and the "Class M-2 Certificates" (collectively, the "Mezzanine Certificates") and (iii) the "Class B Certificates" (and together with the Mezzanine Certificates, the "Subordinate Certificates"). Only the Class A Certificates, the Mezzanine Certificates and the Class B Certificates (collectively, the "Offered Certificates") are offered hereby.

                    The initial aggregate Certificate Principal Balance of the Subordinate Certificates will equal 13.50% of the initial aggregate Certificate Principal Balance of all Certificates.

                    The Subordinate Certificates are subordinate in right of distribution to the Class A Certificates to the extent described herein. The Class M-1 Certificates are subordinate to the Class A Certificates to the extent described herein. The Class M-2 Certificates are subordinate to the Class A Certificates and Class M-1 Certificates to the extent described herein. The Class B Certificates are subordinate to the Class A Certificates and the Mezzanine Certificates to the extent described herein.

                    On any date after the Closing Date, the "Aggregate Certificate Principal Balance" is the sum of the Certificate Principal Balance of all Classes of the Offered Certificates.
                                      S-1

Depositor:          IMC Securities, Inc. (the "Depositor"), a Delaware
                    corporation.

Seller and
  Servicer:        Industry Mortgage Company, L.P. (the "Seller" and the
                   "Servicer"), a Delaware limited partnership. The Seller's and Servicer's principal executive offices are located at 3450
                   Buschwood Park Drive, Suite 250, Tampa, Florida 33618. The general partner of the Seller and Servicer is Industry
                   Mortgage Corporation, a Delaware corporation.

Trustee: The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee"). The Trustee shall receive a fee (the "Trustee Fee") equal to 0.00375% per annum, payable monthly at one-twelfth the annual rate of the aggregate outstanding Loan Balance of the Home Equity Loans.

Cut-Off Date:      As of the close of business on June 1, 1997 (the "Cut-Off
                   Date").

Closing Date:      On or about June 13, 1997.

Description of the
 Certificates      The Offered Certificates represent fractional undivided
 Offered:          interests in the Trust and have the rights described in the
                   Pooling and Servicing Agreement dated as of June 1, 1997 among the Depositor, the Seller, the Servicer and the Trustee
                   (the "Pooling and Servicing Agreement"). The Trust assets
                   (not all of which will be included in the REMIC election) will include the home equity loans (the "Home Equity Loans"), all interest and principal due under the respective Home
                   Equity Loans after the Cut-Off Date, security interests in the properties securing such Home Equity Loans (the
                   "Properties"), funds on deposit in the Non-REMIC Accounts and certain other property. See "Formation of the Trust and Trust
                   Property" herein.

                   On the Closing Date, an aggregate cash amount of $93,912,135.64 will be deposited in a trust account in the name of the Trustee (the "Pre-Funding Account"). It is intended that additional Home Equity Loans satisfying the criteria specified in the Pooling and Servicing Agreement (the "Subsequent Home Equity Loans") will be purchased by the Trust from the Depositor from time to time on or before June 30, 1997 from funds on deposit in the Pre-Funding Account. As a result, the aggregate principal balance of the Home Equity Loans will increase by an amount equal to the aggregate principal balance of the Subsequent Home Equity Loans so purchased and the amount in the Pre-Funding Account will decrease proportionately.

                   As described below, on the Closing Date, cash will be deposited in the name of the Trustee in the Capitalized Interest Account (as defined herein). Funds in the Capitalized Interest Account will be applied by the Trustee to cover shortfalls in interest during the Funding Period (as described herein under "Pre-Funding Account") on the Offered Certificates attributable to the provisions allowing for purchase of Subsequent Home Equity Loans after the Cut-Off Date.

Other
 Certificates:     In addition to the Offered Certificates, the Trust will
                   issue, pursuant to the Pooling and Servicing Agreement, a residual Class of Certificates (the "Class R Certificates") which will represent an undivided ownership interest in the Trust. The Offered Certificates and the Class R Certificates are herein referred to as the "Certificates." Only the Offered Certificates are offered hereby.

Denominations:     The Offered Certificates are issuable in minimum
                   denominations of an original principal amount of $25,000 and multiples of $1,000 in excess thereof.

The Home Equity
  Loans: The Home Equity Loans to be conveyed to the Trust by the Depositor on the Closing Date (the "Initial Home Equity Loans") consist of fixed rate conventional home equity loans and the Notes relating thereto.

                   The Home Equity Loans are secured by first and second lien mortgages or deeds of trust primarily on one- to- four family residential properties located in 48 states and the District of Columbia. No Loan-to-Value Ratio (based upon appraisals made at the time of origination of the related Home Equity
                   Loan) relating to any Initial Home Equity Loan exceeded 85% as of the Cut-Off Date except for 622 loans with an aggregate Loan Balance of $58,581,731.50 (or 8.30% of the aggregate Loan Balance of the Initial Home Equity Loans), which had a Loan-to-Value Ratio not greater than 100%. None of the Initial Home Equity Loans are insured by pool mortgage insurance policies and no significant portion of the Initial Home Equity Loans are insured by primary mortgage insurance policies. The Home Equity Loans are not guaranteed by the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates. The Home Equity Loans will be serviced by the Servicer generally in accordance with the standards and procedures required by FannieMae for FannieMae mortgage-backed securities and in accordance with the terms of the Pooling and Servicing Agreement.

                   As of the Cut-Off Date, the average Loan Balance of the Initial Home Equity Loans was $63,060.45. The minimum and maximum Loan Balances of the Initial Home Equity Loans as of the Cut-Off Date were $955.50 and $549,699.57, respectively. The weighted average interest rate (the "Coupon Rate") of the Initial Home Equity Loans was 11.55%; the Coupon Rates of the Initial Home Equity Loans ranged from 7.45% to 22.50%; the weighted average combined Loan-to-Value Ratio of the Initial Home Equity Loans was 74.49%; the weighted average remaining term to maturity of the Initial Home Equity Loans was 217 months; and the remaining terms to maturity of the Initial Home Equity Loans ranged from 4 months to 360 months. As of the Cut-Off Date 87.22% of the aggregate Loan Balances of the Initial Home Equity Loans were secured by first mortgages and 12.78% of the aggregate Loan Balances of the Initial Home Equity Loans were secured by second mortgages. Initial Home Equity Loans containing "balloon" payments represented not more than 50.58% of the Initial Home Equity Loans. No Initial Home Equity Loan will mature later than May 5, 2027. See "The Home Equity Loan Pool" herein.


Final Scheduled
 Payment Date:     The Final Scheduled Payment Date for each Class of the
                   Offered Certificates is as set forth below, although it is anticipated that the actual final Payment Date for each Class of the Offered Certificates will occur significantly earlier than the related Final Scheduled Payment Date. See
                   "Prepayment and Yield Considerations" herein.

                                                        Final Scheduled
                                                         Payment Date
                                                         ------------
                    Class A-1 Certificates             July 20, 2009
                    Class A-2 Certificates             January 20, 2012
                    Class A-3 Certificates             January 20, 2012
                    Class A-4 Certificates             October 20, 2013
                    Class A-5 Certificates             September 20, 2023
                    Class A-6 Certificates             August 20, 2028
                    Class A-7 Certificates             August 20, 2028
                    Class M-1 Certificates             August 20, 2028
                    Class M-2 Certificates             August 20, 2028
                    Class B Certificates               August 20, 2028

Distributions--
 General: On the 20th day of each month, or if such a day is not a Business Day, then the next succeeding Business Day, commencing July 21, 1997 (each such day being a "Payment Date"), the Trustee will be required, subject to the availability of amounts therefor, pursuant to the cashflow priorities hereinafter described, to distribute to the Owners of each Class of Certificates of record as of the last day of the calendar month preceding the month in which such Payment Date occurs (the "Record Date") the applicable "Class Distribution Amount" which shall be the sum of (x) the related Current Interest, (y) the related Interest Carry Forward Amount, if any, and (z) the related Principal Distribution Amount (each as defined below).

                    A "Business Day" is any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, Tampa, Florida or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Interest:           On each Payment Date the Interest Remittance Amount will
                    be distributed in the following order of priority:

                    First, to the Trustee, the Trustee Fee and any Trustee Reimbursable Expenses;

                    Second, to the Owners of the Class A Certificates, the related Current Interest plus the Interest Carry Forward Amount with respect to each Class of Class A Certificates without any priority among such Class A Certificates ; provided, that if the Interest Remittance Amount less the amount paid to the Trustee as the Trustee Fee and Trustee Reimbursable Expenses (such amount, the "Interest Amount Available") is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates, the Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest;

                    Third, to the extent of the Interest Amount Available then remaining, to the Owners of the Class M-1 Certificates, the related Current Interest;

                    Fourth, to the extent of the Interest Amount Available then remaining, to the Owners of the Class M-2 Certificates, the related Current Interest;

                    Fifth, to the extent of the Interest Amount Available then remaining, to the Owners of the Class B Certificates, the related Current Interest; and

                    Sixth, the amount, if any, of the Interest Amount Available remaining in the Certificate Account after application with respect to the priorities set forth above is defined as the "Monthly Excess Interest Amount" for such Payment Date and shall be applied as described below under "Credit Enhancement Application of Monthly Excess Cashflow Amounts" in this Summary of Terms.

                    "Current Interest" with respect to each Class of Offered Certificates means, with respect to any Payment Date (i) the aggregate amount of interest accrued during the calendar month immediately preceding the month in which such Payment Date occurs (the "Accrual Period") at its applicable Pass-Through Rate on the Certificate Principal Balance of such Class of Certificates plus (ii) the Preference Amount as it relates to interest previously paid on such Class of the Offered Certificates prior to such Payment Date; provided, however, that with respect to each Class of Offered Certificates, Current Interest will be reduced by such Class' pro rata share of any Civil Relief Interest Shortfalls (as defined in the Pooling and Servicing Agreement). All calculations of interest on the Offered Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

                    "Interest Remittance Amount" means as of any Monthly Remittance Date, the sum, without duplication, of (i) all interest due during the related Remittance Period on the Home Equity Loans (less the Servicing Fee), (ii) all Compensating Interest paid by the Servicer on such Monthly Remittance Date, (iii) the portion of any Substitution Amount relating to interest, (iv) the portion of any purchase price relating to interest on any Home Equity Loan repurchased during the related Remittance Period and (v) the portion of Net Liquidation Proceeds relating to interest.

                    The "Interest Carry Forward Amount" with respect to any Class of the Offered Certificates for any Payment Date is the sum of (x) the amount, if any, by which (i) the sum of the Current Interest for such Class as of the immediately preceding Payment Date and all prior unpaid Interest Carry Forward Amounts exceeded (ii) the amount of the actual distribution with respect to interest made to the Owners of such Class of Offered Certificates on such immediately preceding Payment Date plus (y) 30 days' interest on such amount, calculated at the related Pass-Through Rate in effect with respect to such Class of Offered Certificates.

Principal:          On each Payment Date (a) before the Stepdown Date or (b)
                    with respect to which a Trigger Event is in effect, Owners of the Class A Certificates will be entitled to receive payment of 100% of the Principal Distribution Amount for such Payment Date as follows: first, to the Owners of the Class A-7 Certificates, the Class A-7 Lockout Distribution
                    Amount and then sequentially to the Owners of each Class of Class A Certificates in the order of their numerical Class designations beginning with the Class A-1 Certificates until the Certificate Principal Balance of each Class of Class A
                    Certificates has been reduced to zero.

                    On each Payment Date (a) on or after the Stepdown Date and
                    (b) as long as a Trigger Event is not in effect, the Owners of all Classes of the Offered Certificates will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount as follows:

                    First, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount shall be distributed to the Owners of the Class A-7 Certificates, in an amount equal to the Class A-7 Lockout Distribution Amount, with the remainder paid sequentially to the Owners of each Class of Class A Certificates, in the order of their numerical Class designations until the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero;

                    Second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Owners of the Class A Certificates in clause First above and
                    (y) the Class M-1 Principal Distribution Amount shall be distributed to the Owners of the Class M-1 Certificates, until the Class M-1 Certificate Principal Balance has been reduced to zero;

                    Third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates in clause First above and the amount distributed to the Owners of the Class M-1 Certificates in clause Second above and (y) the Class M-2 Principal Distribution Amount shall be distributed to the Owners of the Class M-2 Certificates, until the Class M-2 Certificate Principal Balance has been reduced to zero;

                    Fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates pursuant to clause First above, the amount distributed to the Owners of the Class M-1 Certificates pursuant to clause Second above and the amount distributed to the Owners of the Class M-2 Certificates pursuant to clause Third above and
                    (y) the Class B Principal Distribution Amount shall be distributed to the Owners of the Class B Certificates, until the Class B Certificate Principal Balance has been reduced to zero; and,

                    Fifth, any amount of the Principal Remittance Amount remaining after making all of the distributions in clauses First, Second, Third and Fourth above shall be included as part of the Monthly Excess Cashflow Amount and shall be applied as described below under "Credit Enhancement Application of Monthly Excess Cashflow Amounts" in this Summary of Terms.

                    Notwithstanding the foregoing, in the event that the Certificate Principal Balances of all of the Class A Certificates have been reduced to zero, all amounts of principal that would have been distributed to such Class A Certificates will be distributed to the Subordinate Certificates sequentially in the following order: Class M-1, Class M-2 and Class B. Similarly, if the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates will be distributed to the Class M-2 and Class B Certificates in that order. Finally, if the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2 Certificates will be distributed to the related Class B Certificates.

                    The Class A Certificates (other than the Class A-7 Certificates) are "sequential pay" classes such that the Owners of the Class A-6 Certificates will receive no payments of principal until the Class A-5 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-5 Certificates will receive no payments of principal until the Class A-4 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance has been reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates shall be distributed pro rata and not sequentially.

                    The Owners of the Class A-7 Certificates are entitled to receive payments of the Class A-7 Lockout Distribution Amount specified herein; provided, that if on any Payment Date the Class A-6 Certificate Principal Balance is zero, the Owners of the Class A-7 Certificates will be entitled to receive the entire Class A Principal Distribution Amount for such Payment Date.

                    In addition to the following definitions, the above discussion makes use of a number of defined terms which are defined under "Description of the Offered Certificates -- Distributions" herein.

                    "Principal Distribution Amount" means, as of any Payment Date, the sum of (i) the Principal Remittance Amount minus, for Payment Dates occurring on and after the Stepdown Date, the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

                    The "Class A-7 Lockout Distribution Amount" for any Payment Date will be the product of (i) the applicable Class A-7 Lockout Percentage for such Payment Date and (ii) the Class A-7 Lockout Pro Rata Distribution Amount for such Payment Date. In no event shall the Class A-7 Lockout Distribution Amount exceed the outstanding Class A-7 Certificate Principal Balance.

                    The "Class A-7 Lockout Percentage" for each Payment Date shall be as follows:

                                Payment Dates               Lockout Percentage
                                -------------               ------------------

                            July 1997 - June 2000                   0%
                            July 2000 - June 2002                  45%
                            July 2002 - June 2003                  80%
                            July 2003 - June 2004                  100%
                          July 2004 and thereafter                 300%

                    The "Class A-7 Lockout Pro Rata Distribution Amount" for any Payment Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-7 Certificates immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Class A Certificates immediately prior to such Payment Date and (y) the Class A Principal Distribution Amount for such Payment Date.

                    The "Remittance Period" with respect to any Monthly Remittance Date is the period from the second day of the month immediately preceding such Monthly Remittance Date to the first day of the month in which such Monthly Remittance Date occurs. A "Monthly Remittance Date" is any date on which funds on deposit in the Principal and Interest Account are remitted to the Certificate Account, which is the 18th day of each month, or if such day is not a Business Day, the next preceding Business Day, commencing in July 1997.

                    "Principal Remittance Amount" means as of any Monthly Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Servicer on the Home Equity Loans during the related Remittance Period, (ii) the Loan Balance of each Home Equity Loan that was repurchased from the Trust during the related Remittance Period, (iii) any Substitution Amount relating to principal delivered by the Seller in connection with a substitution of a Home Equity Loan during the related Remittance Period, and (iv) all Net Liquidation Proceeds actually collected by the Servicer during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal).

                    A "Trigger Event" has occurred with respect to a Payment Date if the percentage obtained by dividing (x) the principal amount of 60+ Day Delinquent Loans by (y) the aggregate outstanding Loan Balance of the Home Equity Loans as of the last day of the immediately preceding Remittance Period equals or exceeds one-half of the Senior Enhancement Percentage.

                    "Stepdown Date" means the earlier to occur of (i) the later to occur of (x) the Payment Date in July 2000 and (y) the first Payment Date on which the Senior Enhancement Percentage (after taking into account distributions of principal on such Payment Date) is greater than or equal to the Senior Specified Enhancement Percentage and (ii) the Payment Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

                    "Class A Principal Distribution Amount" means as of any Payment Date (a) prior to the Stepdown Date or with respect to which a Trigger Event is in effect, 100% of the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 69.50% and
                    (ii) the outstanding Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance as of the last day of the related Remittance Period minus $4,000,000.

                    "Class M-1 Principal Distribution Amount" means as of any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of
                    (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date) and (ii) the Class M-1 Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 77.50% and (ii) the outstanding Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance as of the last day of the related Remittance Period minus $4,000,000.

                    "Class M-2 Principal Distribution Amount" means as of any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of
                    (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date),
                    (ii) the Class M-1 Certificate Principal Balance (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Payment Date) and (iii) the Class M-2 Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of
                    (i) 88.50% and (ii) the outstanding aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance as of the last day of the related Remittance Period minus $4,000,000.

                    "Class B Principal Distribution Amount" means as of any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of
                    (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date),
                    (ii) the aggregate Class M-1 Certificate Principal Balance (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Payment Date), (iii) the aggregate Class M-2 Certificate Principal Balance (after taking into account the payment of the Class M-2 Principal Distribution Amount on such date) and (iv) the Class B Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 96.50% and (ii) the outstanding aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance as of the last day of the related Remittance Period minus $4,000,000.

                    "Overcollateralization Amount" means as of any Payment Date the difference between (x) the Loan Balance of the Home Equity Loans as of the last day of the immediately preceding Remittance Period and (y) the Aggregate Certificate Principal Balance (after taking into account all distributions of principal on such Payment Date).

                    "Senior Enhancement Percentage" for any Payment Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Payment Date by (y) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period.

                    "Senior Specified Enhancement Percentage" on any date of determination thereof means 30.50%.

                    "Extra Principal Distribution Amount" means, as of any Payment Date, the lesser of (x) the Monthly Excess Interest Amount for such Payment Date and (y) the Overcollateralization Deficiency for such Payment Date.

                    "Overcollateralization Deficiency" means, as of any Payment Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Payment Date over (y) the Overcollateralization Amount for such Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the Aggregate Certificate Principal Balance resulting from the distribution of the Principal Remittance Amount (but not the Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any Applied Realized Loss Amount on such Payment Date.

                    "Overcollateralization Release Amount" means, as of any Payment Date, the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the excess of (i) the Overcollateralization Amount for such Payment Date, assuming that 100% of the Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Offered Certificates and (ii) the Targeted Overcollateralization Amount for such Payment Date.

                    "Targeted Overcollateralization Amount" means, as of any Payment Date, (x) prior to the Stepdown Date, $14,000,000 and (y) on and after the Stepdown Date, the greater of (i) 3.50% of the aggregate outstanding Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (ii) $4,000,000.

                    "Preference Amount" means any amount previously distributed to an Owner on an Offered Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy under the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

Monthly Servicing
 Fee:
                    The Servicer will retain a fee (the "Servicing Fee") equal to 0.50% per annum, payable monthly at one-twelfth the annual rate of the then outstanding principal balance of each Home Equity Loan as of the first day of each Remittance Period. Such Servicing Fee will be reduced with respect to any Home Equity Loan that has a Coupon Rate that is less than the sum of (x) the Pass-Through Rate on the Class B Certificates and (y) the Expense Fee Rate (as defined herein). As of the Cut-Off Date, there are 30 such Home Equity Loans. No Subsequent Home Equity Loan can have such a Coupon Rate.

Credit
 Enhancement:      The Credit Enhancement provided for the benefit of the
                    Owners of the Offered Certificates consists of the subordination of the Subordinate Certificates to the Class A Certificates, the further subordination within the Subordinate Certificates, the priority of application of Realized Losses and the application of Monthly Excess Cashflow Amounts.

                    Subordination of Subordinate Certificates. The rights of the Owners of the Subordinate Certificates and the Class R Certificates to receive distributions with respect to the Home Equity Loans will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses.

                    The protection afforded to the Owners of the Class A Certificates by means of the subordination of the Subordinate Certificates and the Class R Certificates will be accomplished by the preferential right of the Owners of the Class A Certificates to receive, prior to any distribution being made on a Payment Date in respect of the Subordinate Certificates and the Class R Certificates, the amounts of interest due them and principal available for distribution on such Payment Date, and, if necessary, by the right of the Owners of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the Owners of the Subordinate Certificates and the Class R Certificates.

                    In addition, the rights of the Owners of the Class M-2, Class B and Class R Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the Class A and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A and Class M-1 Certificates of the amount of interest due them and principal available for distribution and to afford such Owners with protection against Realized Losses.

                    The rights of the Owners of the Class B and Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Class A, Class M-1 and Class M-2 Certificates and the rights of Owners of the Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Offered Certificates.

                    Application of Realized Losses. The Pooling and Servicing Agreement provides that if a Home Equity Loan becomes a Liquidated Loan during a Remittance Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Loan Balance of such Home Equity Loan. The amount of such insufficiency is a "Realized Loss". Realized Losses will, in effect, be absorbed first, by the Retained Certificates (both through the application of the Monthly Excess Interest Amount to fund such deficiency and through a reduction in the Overcollateralization Amount), second, by the Owners of the Class B Certificates, third, by the Owners of the Class M-2 Certificates, and, fourth, by the Owners of the Class M-1 Certificates.

                    To the extent that the pool of Home Equity Loans experiences Realized Losses, such Realized Losses will reduce the aggregate outstanding Loan Balance of the Home Equity Loans (i.e, a reduction in the collateral balance will occur). Since the Overcollateralization Amount is the excess, if any, of the collateral balance over the Aggregate Certificate Principal Balance, Realized Losses will in the first instance reduce the Overcollateralization Amount.

                    The Pooling and Servicing Agreement requires that the Overcollateralization Amount be initially increased to, and thereafter maintained at, the Targeted Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of Monthly Excess Interest Amounts to the funding of the Extra Principal Distribution Amount. Such Extra Principal Distribution Amounts, since they are funded from interest collections on the collateral but are distributed as principal on the Offered Certificates, will increase the Overcollateralization Amount.

                    If, on any Payment Date after taking into account all Realized Losses experienced during the prior Remittance Period and after taking into account the distribution of principal (including the Extra Principal Distribution Amount) with respect to the Offered Certificates on such Payment Date, the Aggregate Certificate Principal Balance exceeds the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period (i.e., if the level of overcollateralization is negative), then the Certificate Principal Balance of the Subordinate Certificates will be reduced (in effect, "written down") such that the level of overcollateralization is zero, rather than negative. Such a negative level of overcollateralization is an "Applied Realized Loss Amount", which is applied as a reduction in the Certificate Principal Balance of the Subordinate Certificates in reverse order of seniority (i.e., first against the Class B Certificate Principal Balance until it is reduced to zero, then against the Class M-2 Certificate Principal Balance until it is reduced to zero and then against the Class M-1 Certificate Principal Balance until it is reduced to zero). The Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

                    Once the Certificate Principal Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Payment Dates be paid to Owners of the Subordinate Certificates which experienced the write down, in direct order of seniority (i.e., first, the Class M-1 Certificates, second, the Class M-2 Certificates and, third, the Class B Certificates). The source of funding of such payments will be the amount, if any, of the Monthly Excess Cashflow Amount remaining on such future Payment Dates after the funding of the Extra Principal Distribution Amount and after the payment of Interest Carry Forward Amounts with respect to the Subordinate Certificates on such Payment Date.

                    Application of Monthly Excess Cashflow Amounts. The weighted average net Coupon Rate for the Home Equity Loans is expected to be generally higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Offered Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied to the extent available, to make accelerated payments of principal (i.e., the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal; such application will cause the Aggregate Certificate Principal Balance to amortize more rapidly than the pool of Home Equity Loans, resulting in overcollateralization.

                    The required level of overcollateralization for any Payment Date is the Targeted Overcollateralization Amount for such Payment Date. The Targeted Overcollateralization Amount is initially (i.e., prior to the Stepdown Date) $14,000,000. Since the actual level of the Overcollateralization Amount is $0 as of the Closing Date, in the early months of the transaction, subject to the availability of Monthly Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount will increase to the level of the Targeted Overcollateralization Amount.

                    If, once the Targeted Overcollateralization Amount has been reached, Realized Losses occur, such Realized Losses will result in an Overcollateralization Deficiency (since such Realized Losses reduce the Loan Balance of the Home Equity Loans without giving rise to a corresponding reduction of the Aggregate

                    Certificate Principal Balance). The cashflow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amount) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

                    On and after the Stepdown Date, the Targeted
                    Overcollateralization Amount is permitted to decrease or "step-down" below the $14,000,000 level to a level equal to 3.50% of the then current aggregate outstanding Loan Balance (subject to a floor of $4,000,000). If the Targeted Overcollateralization Amount is permitted to "step-down" on a Payment Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Payment Date not to be passed through as a distribution of principal on such Payment Date. This has the effect of decelerating the amortization of the Offered Certificates relative to the aggregate outstanding Loan Balance of the Home Equity Loans, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases overcollateralization from the Trust. The amount of such releases are the Overcollateralization Release Amounts.

                    On any Payment Date, the sum of the Monthly Excess Interest Amount and the Overcollateralization Release Amount is the " Monthly Excess Cashflow Amount", which is required to be applied in the following order of priority on such Payment
                    Date:

                    (1) to fund the Extra Principal Distribution Amount for such
                        Payment Date;

                    (2) to fund the Class M-1 Interest Carry Forward Amount, if any;

                    (3) to fund the Class M-1 Realized Loss Amortization Amount for such Payment Date;

                    (4) to fund the Class M-2 Interest Carry Forward Amount, if any;

                    (5) to fund the Class M-2 Realized Loss Amortization Amount for such Payment Date;

                    (6) to fund the Class B Interest Carry Forward Amount, if
                        any;

                    (7) to fund the Class B Realized Loss Amortization Amount
                        for such Payment Date;

                    (8) to the Servicer to the extent of any unreimbursed
                        Delinquency Advances or Servicing Advances;

                    (9) to the Trustee for reimbursement of expenses of the
                        Trustee that are not Trustee Reimburseable Expenses; and

                    (10) to fund a distribution to Owners of the Class R
                         Certificates.

Pre-Funding
 Account: On the Closing Date, an aggregate cash amount (the "Pre-Funded Amount"), of $93,912,135.64 will be deposited in the Pre-Funding Account which account will be in the name of, and maintained by, the Trustee on behalf of the Trust. During the period (the "Funding Period") from the Closing Date until June 30, 1997, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Home Equity Loans in accordance with the Pooling and Servicing Agreement. Subsequent Home Equity Loans purchased on any date (each, a "Subsequent Transfer Date") must satisfy the criteria set forth in the Pooling and Servicing Agreement and will be selected from a specified pool of home equity loans owned by the Seller on the Closing Date. See "The Home Equity Loan Pool -- Conveyance of Subsequent Home Equity Loans" herein. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Owners of the Class A Certificates then entitled to receive payments of principal on the Payment Date in July 1997, thus resulting in a partial principal prepayment of such Class A Certificates as specified herein under "Description of the Class A Certificates -- Distributions." All interest and other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account. The Pre-Funding Account will not be an asset of the REMIC.


Capitalized
 Interest
 Account: On the Closing Date, cash will be deposited in a trust account (the "Capitalized Interest Account") in the name of, and maintained by, the Trustee on behalf of the Trust. During the Funding Period, the amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Trustee to fund the excess, if any, of (i) the amount of interest accruing at the weighted average of the Pass-Through Rates of the Offered Certificates on the amount by which the Aggregate Certificate Principal Balance exceeds the aggregate Loan Balance of the Home Equity Loans over (ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account. Such amounts on deposit will be so applied by the Trustee on the initial Payment Date to fund any such excess. Any amounts remaining in the Capitalized Interest Account not needed for such purpose will be paid to the depositor of such funds at the end of the Funding Period. The Capitalized Interest Account will not be an asset of the REMIC.

Mandatory
 Prepayment
 of Certificates:   It is intended that the principal amount of Subsequent Home
                    Equity Loans sold to the Trust will require application of substantially all of the original Pre-Funded Amount and it is not intended that there will be any material amount of principal prepaid to the Owners of the Class A Certificates from the Pre-Funding Account. In the event that the Depositor is unable to sell Subsequent Home Equity Loans to the Trust during the Funding Period in an amount equal to $93,912,135.64, principal prepayments to Owners of the Class or Classes of Class A Certificates then entitled to receive payments of principal will occur on the Payment Date in July
                    1997 in an amount equal to the Pre-Funded Amount remaining at the end of the Funding Period.

Book-Entry
 Registration
 of the Offered
 Certificates:      Each Class of the Offered Certificates will initially be
                    issued in book-entry form. Persons acquiring beneficial ownership interests in such Offered Certificates
                    ("Beneficial Owners") may elect to hold their interests through The Depository Trust Company ("DTC"). Transfers within DTC will be in accordance with the usual rules and operating procedures thereof. So long as the Offered
                    Certificates
                    are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC. The Offered Certificates will initially be registered in the name of Cede. The interests of the Owners of such Certificates will be represented by book-entries on the records of DTC and participating members thereof. No
                    Beneficial Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein.
                    All references in this Prospectus Supplement to any Offered
                    Certificates reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Offered
                    Certificates are held by DTC. See "Description of the Offered Certificates -- Book-Entry Registration of the
                    Offered Certificates" herein, and "Description of the Certificates--Book-Entry Registration" in the Prospectus.

Optional
 Termination:       The Owners of the Class R Certificates will have the right to purchase all the Home Equity Loans on any Monthly
                    Remittance Date when the aggregate Loan Balance of the Home
                    Equity Loans has declined to 10% or less of the sum of (x) the Original Aggregate Loan Balance plus (y) the original
                    Pre-Funded Amount (such sum, the "Maximum Collateral
                    Amount"). See "The Pooling and Servicing Agreement--Optional
                    Termination" herein.

Ratings: It is a condition of issuance of the Class A Certificates that the Class A Certificates receive ratings of "Aaa" by Moody's Investors Services, Inc. ("Moody's") and "AAA" by Fitch Investors Service, L.P. ("Fitch"). It is a condition of issuance that the Class M-1, Class M-2 and Class B Certificates receive ratings of "Aa2," "A2" and "Baa3," respectively, from Moody's and "AA+," "A+" and "BBB," respectively from Fitch. Moody's and Fitch are referred to herein collectively as the "Rating Agencies". A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. No Rating Agency is obligated to maintain any rating on any Certificate, and, accordingly, there can be no assurance that the rating assigned to any Class of Certificate upon initial issuance thereof will not be lowered or withdrawn at any time thereafter. See "Ratings" herein.

Federal Tax
 Aspects: An election will be made to treat the Trust, exclusive of the Pre-Funding Account and the Capitalized Interest Account (such accounts collectively, the "Non-REMIC Accounts"), created by the Pooling and Servicing Agreement as a "real estate mortgage investment conduit" ("REMIC"). Each Class of the Offered Certificates will be designated as a "regular interest" in the REMIC and such Certificates will be treated as debt instruments of the REMIC for federal income tax purposes. The Class R Certificates will be designated as the sole "residual interest" in the REMIC.

                    Owners of the Offered Certificates, including Owners that generally report income on the cash method of accounting, will be required to include interest on the Offered Certificates in income in accordance with the accrual method of accounting. In addition, the Offered Certificates may be considered to have been issued with original issue discount or at a premium. Any such original issue discount will be includible in the income of the Owner as it accrues under a method taking into account the compounding of interest and using the Prepayment Assumption described herein. Premium may be deductible by the Owner either as it accrues or when principal is received. No representation is made as to whether the Home Equity Loans will prepay at the assumed rate, or any other rate. See "Prepayment and Yield Considerations" herein. In general, as a result of the qualification of the Offered Certificates as regular interests in a REMIC, the Offered Certificates will be treated as "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the REMIC consist of qualifying assets under such sections. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under
                    Section 856(c) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under
                    Section 856(c) of the Code. For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" herein.

ERISA
 Considerations:    Subject to the considerations discussed under "ERISA
                    Considerations" herein, the Class A Certificates may be purchased by employee benefit plans that are subject to ERISA. The Subordinate Certificates may not be purchased by employee benefit plans that are subject to ERISA except as provided herein. See "ERISA Considerations" herein and in the Prospectus.


Legal Investment
 Considerations:    The Offered Certificates will not constitute "mortgage
                    related securities" for purposes of the Secondary Mortgage
                    Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities based on first home equity loans may not be legally authorized to invest in the Offered Certificates.

                                  RISK FACTORS

         Prospective investors in the Offered Certificates should consider, among other things, the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.

         Sensitivity to Prepayments. The majority of the Home Equity Loans may be prepaid by the related Mortgagors in whole or in part, at any time without payment of any prepayment fee or penalty. In addition, a substantial portion of the Home Equity Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Home Equity Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of the Home Equity Loans--Enforceability of Certain Provisions" in the Prospectus. The rate of prepayments on fixed rate home equity loans is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Home Equity Loans, the Home Equity Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such Home Equity Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Home Equity Loans, the rate of prepayments is likely to decrease.

         The average life of each Class of Offered Certificates, and, if purchased at other than par, the yields realized by Owners of the Offered Certificates will be sensitive to levels of payment (including prepayments of the Home Equity Loans (the "Prepayments")) on the Home Equity Loans. In general, the yield on a Class of Offered Certificates that is purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments and enhanced by a lower than anticipated level. Conversely, the yield on a Class of Offered Certificates that is purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments and adversely affected by a lower than anticipated level. See "Prepayment and Yield Considerations" herein.

         Trust Assets are the Only Source of Credit Enhancement. The subordination of the Subordinate Certificates to the Class A Certificates, the further subordination within the Subordinate Certificates, and the overcollateralization provisions of the Trust are the sole sources of protection against losses on the Home Equity Loans and other shortfalls in available funds. If losses or other shortfalls exceed the protection afforded by such mechanism, Owners of the Offered Certificates will bear their proportionate share of such losses and shortfalls. The Certificates represent interests only in the Trust and do not represent interests in, or obligations of the Depositor, the Seller, the Servicer, the Trustee or any of their respective affiliates. The assets of the Trust are the sole source of funds for distributions on the Certificates.

         Subordination -- Limited Protection Afforded to Class A Certificates. The rights of the Owners of the Class M-1 Certificates to receive distributions with respect to the Home Equity Loans will be subordinate to the rights of the holders of the Class A Certificates to receive such distributions, the rights of Owners of the Class M-2 Certificates to receive distributions with respect to the Home Equity Loans will be subordinate to the rights of the Owners of the Class A and the Class M-1 Certificates to receive such distributions and the rights of the Owners of the Class B Certificates to receive distributions with respect to the Home Equity Loans will be subordinate to the rights of the Owners of the Class A, Class M-1 and Class M-2 Certificates to receive such distributions. The subordination of the Subordinate Certificates relative to the Class A Certificates (and of the more lower-ranking Classes of the Subordinate Certificates to the higher-ranking Classes thereof) is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates (and such higher-ranking Classes) of the full amount of the monthly distributions allocable to them, and to afford such Owners protection against losses.

         Subordination -- Allocation of Losses to Subordinate Certificates. The rights of the Owners of each Class of Subordinate Certificates to receive distributions of principal with respect to the Home Equity Loans will be subordinate to the rights of the Owners of the Class A Certificates to receive such distributions and to the rights of the Owners of each higher-ranking Class of Subordinate Certificates to receive such distributions. See "Credit Enhancement Subordination of Subordinate Certificates" herein.

         The yields to maturity on the Mezzanine Certificates and Class B Certificates will be progressively more sensitive, to the rate, timing and severity of defaults on the Home Equity Loans. Investors should fully consider the risks associated with an investment in the Mezzanine Certificates or Class B Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses on the Home Equity Loans. See "Credit Enhancement -- Application of Realized Losses".

         The Subordinate Certificates will not be entitled to any principal distributions until at least the Stepdown Date and during the continuation of a Trigger Event (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.) As a result, the weighted average lives of the Subordinate Certificates will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Class A and Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the Owners of such Certificates have a greater risk of suffering a loss on their investments.

         Nature of Collateral; Junior Liens. Because 12.78% of the aggregate Loan Balance of the Initial Home Equity Loans are secured by second liens subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Home Equity Loans will be available to satisfy the outstanding balance of a Home Equity Loan only to the extent that the claims of such first mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event the mortgagor is in default thereunder. In servicing second mortgages in its portfolio, it is generally the Servicer's practice to satisfy the first mortgage at or prior to the foreclosure sale. The Servicer may also advance funds to keep the first mortgage current until such time as the Servicer satisfies the first mortgage. The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the first mortgage or make payments due to the first mortgagee. The Servicer generally will be required to advance such amounts in accordance with the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing and Sub-Servicing" herein.

         An overall decline in the residential real estate market, the general condition of a Property, or other factors, could adversely affect the values of the Properties such that the outstanding balances of the Home Equity Loans, together with any senior liens on the Properties, equal or exceed the value of the Properties. A decline in the value of a Property would affect the interest of the Trust in the Property before having any effect on the interest of the related first mortgagee, and could cause the Trust's interest in the Property to be extinguished. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Home Equity Loans could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Trust.

         The Subsequent Home Equity Loans and the Pre-Funding Account. Each Subsequent Home Equity Loan will be selected from a pool of home equity loans owned by the Seller on the Closing Date. In addition, any conveyance of Subsequent Home Equity Loans is subject to the following conditions, among others (i) each such Subsequent Home Equity Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Home Equity Loans are transferred to the Trust (each, a "Subsequent Transfer Agreement") and in the Pooling and Servicing Agreement; (ii) the Seller will not select such Subsequent Home Equity Loans in a manner adverse to the interest of the Owners of the Offered Certificates; (iii) the Seller will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Home Equity Loans; (iv) each Subsequent Home Equity Loan will be a fixed rate Home Equity Loan; and (v) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Home Equity Loans at that time, including the Subsequent Home Equity Loans to be conveyed by the Seller as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "The Home Equity Loan Pool--Conveyance of Subsequent Home Equity Loans."

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Home Equity Loans by the Trust for inclusion in the Trust by the end of the Funding Period, the Owners of the Class or Classes of Class A Certificates then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account on the Payment Date in July 1997. The Depositor intends that the principal amount of Subsequent Home Equity Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that therefore there will be no material principal prepayment to the Owners of any Class of Class A Certificates.

         Each Subsequent Home Equity Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Home Equity Loans may have been originated or purchased by the Seller using credit criteria different from those which were applied to the Initial Home Equity Loans and may be of a different credit quality. Following the transfer of Subsequent Home Equity Loans to the Trust, it is anticipated that the aggregate characteristics of the Home Equity Loans then held in the Trust will not vary significantly from those of the Initial Home Equity Loans. See "The Home Equity Loan Pool--Conveyance of Subsequent Home Equity Loans" herein.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Home Equity Loans. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement. See "Certain Legal Aspects of Home Equity Loans" in the Prospectus.

         The Home Equity Loans are also subject to federal laws, including:

                           (i) the Federal Truth in Lending Act and Regulation Z
                  promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans;

                           (ii) the Equal Credit Opportunity Act and Regulation
                  B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                           (iii) the Fair Credit Reporting Act, which regulates
                  the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Seller to collect all or part of the principal of or interest on the Home Equity Loans and, in addition, could subject the Seller to damages and administrative enforcement. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Home Equity Loans" in the Prospectus.

         It is possible that some of the Home Equity Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money home equity loans with high interest rates or high upfront fees and charges. In general, home equity loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all home equity loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the home equity loan. The Seller will represent and warrant in the Pooling and Servicing Agreement that each Home Equity Loan was originated in compliance with all applicable laws including the Truth-in-Lending Act, as amended.

     Risk of Higher Default Rates for Home Equity Loans with Balloon
Payments. 50.58% of the aggregate Loan Balance of the Initial Home Equity Loans as of the Cut-Off Date are "balloon loans" that provide for the payment of the unamortized Loan Balance of such Home Equity Loan in a single payment at maturity ("Balloon Loans"). The Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan up to 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Seller does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Home Equity Loans.

         Risk of Insolvency. The Seller believes that the transfer of the Home Equity Loans to the Depositor and by the Depositor to the Trust constitutes a sale by the Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Home Equity Loans will not be part of the assets of the Seller or the Depositor in the event of the insolvency of the Seller or the Depositor, as applicable and will not be available to the creditors of the Seller or the Depositor, as applicable. However, in the event of an insolvency of the Seller or the Depositor, it is possible that a bankruptcy trustee or a creditor of the Seller or the Depositor may argue that the transaction between the Seller and the Depositor or between the Depositor and the Trust was a pledge of such Home Equity Loans in connection with a borrowing by the Seller or the Depositor rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

         On the Closing Date, the Trustee, the Seller, the Depositor and the Rating Agencies will have received an opinion of Arter & Hadden, counsel to the Seller, with respect to the true sale of the Home Equity Loans from the Seller to the Depositor and from the Depositor to the Trustee, in form and substance satisfactory to the Rating Agencies.

                             THE SELLER AND SERVICER

General

         The Seller and Servicer, Industry Mortgage Company, L.P., is a Delaware limited partnership. The general partner of the Seller is Industry Mortgage Corporation, a Delaware corporation, which is a subsidiary of IMC Mortgage Company and an affiliate of the Depositor. IMC Mortgage Company completed a public offering of certain shares of its common stock on June 25, 1996. The principal executive offices of the Seller are located at 3450 Buschwood Park Drive, Suite 250, Tampa, Florida 33618 and its telephone number is (813) 932-2211.

         The Seller has been in the mortgage lending business since its formation in 1993 and the Seller, IMC Mortgage Company and certain other subsidiaries of IMC Mortgage Company are engaged in originating, purchasing and servicing home equity loans secured by first and second mortgages and deeds of trust on Properties located in at least 48 states and the District of Columbia.

         The Seller will sell and assign each Home Equity Loan to the Depositor, which will in turn sell and assign each Home Equity Loan to the Trust, in consideration of the net proceeds from the sale of the Offered Certificates, which are being offered hereby. The Seller will also service each Home Equity Loan.

         The Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained confirmation in writing from the Rating Agencies that such assignment shall not result in a downgrade or withdrawal of the ratings assigned to the Certificates by each respective Rating Agency; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Pooling and Servicing Agreement.

         The Servicer may enter into sub-servicing agreements (the "Sub-Servicing Agreements") with qualified sub-servicers (the "Sub-Servicers") with respect to the servicing of the Home Equity Loans. None of the Sub-Servicing arrangements discharge the Servicer from its servicing obligations. Each Sub-Servicing Agreement shall be terminated at such time as the Servicer resigns or is removed. See "The Pooling and Servicing Agreement--Servicing and Sub-Servicing" herein.

         The Trustee, at the direction of a majority of the Owners, may remove the Servicer, and the Servicer may resign, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance therewith. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee.

         Upon removal or resignation of the Servicer, the Trustee (x) may solicit bids for a successor servicer as described in the Pooling and Servicing Agreement and (y) until such time as a successor servicer is appointed pursuant to the terms of the Pooling and Servicing Agreement, shall serve in the capacity of Backup Servicer (the "Backup Servicer") subject to the right of the Trustee to assign such duties to a party acceptable to the Owners of a majority of the Offered Certificates. If the Trustee is unable to obtain a qualifying bid and is prevented by law from acting as servicer, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor (including the Backup Servicer) is required to be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FannieMae or FHLMC for first and second home equity loans having equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles, and which shall assume all or any part of the responsibilities, duties or liabilities of the Servicer.

         The Certificates will not represent an interest in or obligation of, nor are the Home Equity Loans guaranteed by, the Depositor, the Seller, the Servicer, except as described herein, or any of their affiliates.

Credit and Underwriting Guidelines

         The following is a description of the underwriting guidelines customarily and currently employed by the Seller with respect to home equity loans which it originates or purchases from others. Each Home Equity Loan was underwritten according to those guidelines. The Seller revises such guidelines from time to time in connection with changing economic and market conditions.

         In certain cases loans may be acquired or originated outside of the criteria included in the guidelines as then in effect with the prior approval of a pre-designated senior official of the Seller and in light of compensating factors or other business considerations. No information is available with respect to the portion of the Home Equity Loans as to which exceptions to the criteria specified in the guidelines described herein were made. Substantially all of the Home Equity Loans were acquired or originated in accordance with the underwriting guidelines described herein or with such permitted exceptions as are described herein.

         The Seller's business consists primarily of acquiring home equity loans. The Seller specializes in home equity loans that do not conform to the underwriting standards of FannieMae ("FannieMae") or the Federal Home Loan Mortgage Corporation ("FHLMC") and those standards typically applied by banks and other primary lending institutions, particularly with regard to a prospective borrower's credit history.

         The Seller acquires and originates home equity loans through its principal office in Tampa, Florida and full-service branch offices in Cincinnati, Ohio, Ft. Washington, Pennsylvania, Lincoln, Rhode Island and Cherry Hill, New Jersey. In addition, the Seller maintains retail branch offices throughout the United States and acquires home equity loans from a referral network of mortgage lenders and brokers, banks and other referral sources, which may include one or more affiliates of the Seller.

         Home equity loans acquired from mortgage brokers and other lenders are pre-approved by the Seller prior to funding, or purchased in bulk after funding, only after each loan has been re-underwritten by the Seller in accordance with its established underwriting guidelines. These guidelines are designed to assess the adequacy of the real property which serves as collateral for the loan and the borrower's ability to repay the loan. The Seller analyzes, among other factors, the equity in the collateral, the credit history and debt-to-income ratio of the borrower, the property type, and the characteristics of the underlying senior mortgage, if any.

         The Seller purchases and originates home equity loans with different credit characteristics depending on the credit profiles of individual borrowers. The Seller primarily purchases and originates fixed rate loans which fully amortize (subject to adjustments by reason of being simple interest loans) over a period not to exceed 30 years. The Seller also acquires and originates Balloon Loans, which generally provide for scheduled amortization over 30 years, with a due date and a balloon payment generally at the end of the fifteenth year. The principal amount of the loans purchased or originated by the Seller generally ranges up to a maximum of $400,000. Under current policy the Seller generally does not acquire or originate home equity loans where the combined Loan-to-Value Ratio exceeds 85%. The collateral securing loans acquired or originated by the Seller is generally one- to four-family residences, including condominiums and townhomes. The Seller accepts mobile homes or unimproved land as collateral only in limited circumstances. The Seller does not purchase loans where any senior mortgage contains open-end advance, negative amortization or shared appreciation provisions.

         The Seller's home equity loan program includes: (i) a full documentation program for salaried borrowers and (ii) a non-income qualification program for self-employed, and in limited instances, salaried borrowers. The borrower's total monthly debt obligations (which include principal and interest on all other mortgages, loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 50% of the borrower's monthly gross income. Loans to substantially all borrowers who are salaried employees must be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on written confirmation from employers or one or more pay-stubs, recent W-2 tax forms, recent tax returns or telephone confirmation from the employers. For the Seller's non-income qualification program, proof of a two year history of self-employment in the same business plus proof of current self-employed status is required. The Seller typically requires lower combined Loan-to-Value Ratios with respect to loans made to self-employed borrowers.

         The Seller requires that a full appraisal of the property used as collateral for any loan that is acquired or originated be performed in connection with the origination of the loan. These appraisals are performed by third party, fee-based appraisers. Appraisals of substantially all of the Properties were completed on standard FannieMae/FHLMC forms and conform to current FannieMae/FHLMC secondary market requirements for residential property appraisals. Each such appraisal includes, among other things, an inspection of the exterior of the subject property, photographs of two or more different views of the property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property.

         A credit report by an independent, nationally recognized credit repository agency reflecting the applicant's credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records.

         Certain laws protect loan applicants by offering them a period of time after loan documents are signed, termed the rescission period, during which the applicant has the right to cancel the loan. The rescission period must have expired prior to the funding of the loan and may not be waived by the applicant except as permitted by law.

         The Seller requires title insurance coverage issued by an approved ALTA or CLTA title insurance company on all property securing home equity loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the home equity loan and protect the Seller against loss if the title or lien position is not indicated. The applicant is also required to secure hazard and, in certain instances, flood insurance in an amount sufficient to cover the new loan and any senior mortgage.

Delinquency, Loan Loss and Foreclosure Information

         The Seller began originating or purchasing home equity loans in October 1993. In addition, from October 1993 to July 1994 the Seller sold all the home equity loans it originated to third parties on a servicing released basis.

         The delinquency and loss experience percentages indicated below are calculated on the basis of the total home equity loans serviced as of the end of the periods indicated. However, because the total amount of loans originated or purchased by the Servicer has increased over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans which will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquencies. In addition, the information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the Seller's home equity loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of home equity loans serviced for each period would be higher than those shown if a group of home equity loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. Accordingly, the historical delinquency experience and loan loss information set forth below may not be indicative of the future performance of the home equity loans.

         Delinquency and Default Experience of the Servicer's Servicing
                         Portfolio of Home Equity Loans



                       Three Months Ending
                             March 31,                                     Year Ending December 31,
                       -------------------                                 ------------------------
                               1997                            1996                       1995                      1994
                               ----                            ----                       ----                      ----

                             Number       Dollar       Number      Dollar      Number         Dollar       Number       Dollar
                            of Loans      Amount      of Loans     Amount      of Loans       Amount       of Loans     Amount

Portfolio At                 40,824    $2,590,759,336  35,390   $2,148,068,446   9,376     $535,797,748      1,635    $92,003,157

Delinquency
Percentage (1)
30 - 59 days                 3.069%       2.951%       3.390%      3.093%       2.613%        2.570%        1.040%      0.831%
60 - 89 days                 0.884%       0.952%       1.077%      1.068%       0.672%        0.642%        0.183%      0.152%
90 + days                    2.743%       2.860%       2.427%      2.616%       1.237%        1.223%        0.000%      0.000%
--                           -----        -----        -----       -----        -----         -----         -----       -----
Total Delinquency            6.696%       6.763%       6.894%      6.777%       4.522%        4.435%        1.223%      0.983%
                             =====        =====        =====       =====        =====         =====         =====       =====

Default
Percentage (2)
Foreclosure                  1.244%       1.452%       0.863%      1.003%       0.779%        0.749%        0.000%      0.000%
Bankruptcy (3)               1.048%       1.106%       1.064%      1.069%       0.576%        0.630%        0.122%      0.115%
Real Estate Owned            0.309%       0.337%       0.276%      0.313%       0.117%        0.160%        0.000%      0.000%
                             -----        -----        -----       -----        -----         -----         -----       -----
Total Default                2.601%       2.895%       2.204%      2.385%       1.472%        1.539%        0.122%      0.115%
                             =====        =====        =====       =====        =====         =====         =====       =====


-----------------

(1) The delinquency percentage represents the number and dollar value of account balances contractually past due, including home equity loans in foreclosure or bankruptcy but exclusive of real estate owned.

(2) The default percentage represents the number and dollar value of account balances on home equity loans in foreclosure, bankruptcy or real estate owned.

(3) The bankruptcy percentage represents all home equity loans that are in bankruptcy regardless of delinquency status.

                Loan Loss Experience on the Servicer's Servicing
                         Portfolio of Home Equity Loans



                                       Three Months Ending
                                              March 31,                        Year Ending December 31,
                                            ---------                          ------------------------
                                               1997                    1996                1995               1994
                                               ----                    ----                ----               ----
   Average Amount Outstanding(1)         $2,358,404,346          $1,207,171,960       $294,251,859        $52,709,250
   Gross Losses(2)                             $962,804              $1,581,695           $278,632                 $0
   Recoveries(3)                                     $0                  $1,727                 $0                 $0
   Net Losses(4)                               $962,804              $1,579,968           $278,632                 $0
   Net Losses as a Percentage of                 0.163%                  0.131%             0.095%             0.000%
   Average
      Amount Outstanding(5)

-----------------------

(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the home equity loans outstanding on the last business day of each month during the period.

(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses include all principal, foreclosure costs and accrued interest to date.

(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(4) "Net Losses" means "Gross Losses" minus "Recoveries."

(5) For the three months ending March 31, 1997, "Net Losses as a Percentage of Average Amount Outstanding" was annualized by multiplying "Net Losses" by 4 before calculating the percentage of "Average Amount Outstanding."

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware in November 1994. The Depositor maintains its principal offices at 3450 Buschwood Park Drive, Tampa, Florida 33618. None of the Depositor, the Seller or the Servicer or any of their affiliates will insure or guarantee distributions on the Certificates.

                                 USE OF PROCEEDS

         The Seller will sell the Initial Home Equity Loans to the Depositor and the Depositor will sell the Initial Home Equity Loans to the Trust concurrently with delivery of the Certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor (i) to the purchase of the Initial Home Equity Loans from the Seller, (ii) to pay off extensions of credit provided by, among others, certain of the Underwriters with respect to certain Home Equity Loans, (iii) to the deposit of the Pre-Funded Amount in the Pre-Funding Account and (iv) to the deposit of certain amounts in the Capitalized Interest Account. Such net proceeds less the Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Class R Certificates retained by the Seller) represent the purchase price to be paid by the Trust to the Depositor and by the Depositor to the Seller for the Home Equity Loans.

                            THE HOME EQUITY LOAN POOL

General

         The statistical information presented in this Prospectus Supplement concerning the pool of Home Equity Loans is based on the pool of Initial Home Equity Loans as of the Cut-Off Date. Subsequent Home Equity Loans are intended to be purchased by the Trust from the Depositor from time to time on or before June 30, 1997 from funds on deposit in the Pre-Funding Account. The Initial Home Equity Loans and the Subsequent Home Equity Loans are referred to collectively as the Home Equity Loans. The Subsequent Home Equity Loans to be purchased by the Trust will be sold by the Seller to the Depositor and then by the Depositor to the Trust.

         This subsection describes generally certain characteristics of the Initial Home Equity Loans. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the related Initial Home Equity Loans as of the Cut-Off Date. The columns entitled "% of Initial Home Equity Loans" and "% of Aggregate Loan Balance" in the following tables may not sum to 100% due to rounding.

         The Initial Home Equity Loans to be transferred by the Depositor to the Trust on the Closing Date will consist of 11,197 fixed rate conventional home equity loans evidenced by promissory notes (the "Notes") secured by first and second lien deeds of trust, security deeds or mortgages, which are located in 48 states and the District of Columbia. The Properties securing the Home Equity Loans consist primarily of one- to- four family residential properties. The Properties may be owner-occupied and non-owner occupied investment properties (which includes second and vacation homes). All of the Initial Home Equity Loans have a first payment date on or after December 1, 1988 and all of the Subsequent Home Equity Loans will have been originated or purchased by the Seller prior to the Closing Date. Initial Home Equity Loans aggregating 87.22% of the aggregate Loan Balances of the Home Equity Loans as of the Cut-Off Date (the "Original Aggregate Loan Balance") are secured by first liens on the related properties, and the remaining 12.78% of Initial Home Equity Loans are secured by second liens on the related properties.

         The Loan-to-Value Ratios shown below were calculated based upon either the appraised values of the Properties at the time of origination (the "Appraised Values") or the sales price. In a limited number of circumstances, and within the Seller's underwriting guidelines, the Seller has reduced the Appraised Value of Properties where the Properties are unique, have a high value or where the comparables are not within FannieMae guidelines. The purpose for making these reductions is to value the Properties more conservatively than would otherwise be the case if the appraisal were accepted as written.

         No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         As of the Cut-Off Date, the average Loan Balance of the Initial Home Equity Loans was $63,060.45. The minimum and maximum Loan Balances of the Initial Home Equity Loans as of the Cut-Off Date were $955.50 and $549,699.57, respectively. The weighted average Coupon Rate of the Initial Home Equity Loans was 11.55%; the Coupon Rate of the Initial Home Equity Loans ranged from 7.45% to 22.50%; the weighted average combined Loan-to-Value Ratio of the Initial Home Equity Loans was 74.49%; the weighted average remaining term to maturity of the Initial Home Equity Loans was 217 months; and the remaining terms to maturity of the Initial Home Equity Loans ranged from 4 months to 360 months. Initial Home Equity Loans containing "balloon" payments represented not more than 50.58% of the aggregate Loan Balance of the Initial Home Equity Loans. No Initial Home Equity Loan will mature later than May 5, 2027.

                      Geographic Distribution of Properties

         The geographic distribution of the Initial Home Equity Loans by state, as of the Cut-Off Date, was as follows:\


                             Number of Initial        Aggregate            % of Aggregate
State                        Home Equity Loans       Loan Balance           Loan Balance
-----                        -----------------       ------------           ------------
Alabama                               5             $   260,246.40              0.04%
Arizona                              59               3,730,078.87               0.53
Arkansas                             60               2,398,837.93               0.34
California                          355              25,868,425.34               3.66
Colorado                            110               7,461,703.71               1.06
Connecticut                         241              19,579,092.58               2.77
Delaware                             94               6,101,384.90               0.86
District of Columbia                112               7,595,513.37               1.08
Florida                             780              45,742,368.51               6.48
Georgia                             530              31,770,381.68               4.50
Hawaii                                1                 343,045.80               0.05
Idaho                                32               2,020,985.23               0.29
Illinois                            561              31,980,184.53               4.53
Indiana                             317              14,765,811.33               2.09
Iowa                                 34               1,544,928.00               0.22
Kansas                               14                 579,178.88               0.08
Kentucky                             59               2,492,077.04               0.35
Louisiana                            50               1,798,458.05               0.25
Maine                                20               1,112,069.02               0.16
Maryland                            654              42,606,306.69               6.03
Massachusetts                       269              16,858,001.62               2.39
Michigan                            754              37,872,687.43               5.36
Minnesota                            76               4,217,995.11               0.60
Mississippi                          34               1,563,695.02               0.22
Missouri                             97               4,424,217.04               0.63
Montana                               6                 342,858.79               0.05
Nebraska                             54               2,257,086.12               0.32
Nevada                               24               1,468,340.05               0.21
New Hampshire                        17                 885,816.13               0.13
New Jersey                          750              51,812,326.43               7.34
New Mexico                           62               4,103,339.42               0.58
New York                          1,870             153,216,995.18              21.70
North Carolina                      465              24,377,373.02               3.45
North Dakota                          8                 433,882.09               0.06
Ohio                                395              21,026,398.29               2.98
Oklahoma                             40               1,834,516.14               0.26
Oregon                              112               8,694,326.50               1.23
Pennsylvania                        757              43,281,592.86               6.13
Rhode Island                         94               6,231,679.94               0.88
South Carolina                      115               5,793,659.22               0.82
Tennessee                           423              21,026,177.26               2.98
Texas                                76               5,615,314.96               0.80
Utah                                 87               6,479,330.15               0.92
Vermont                               7                 596,980.78               0.08
Virginia                            283              17,156,050.05               2.43
Washington                          113               8,766,600.74               1.24
West Virginia                        62               2,974,622.78               0.42
Wisconsin                            57               2,951,364.68               0.42
Wyoming                               2                  73,558.70               0.01
                                      -                  ---------               ----
Total                            11,197            $706,087,864.36             100.00%
                                 ======            ===============             ======



                          Combined Loan-to-Value Ratios

         The original combined loan-to-value ratios as of the origination dates of the Initial Home Equity Loans (based upon appraisals made at the time of origination thereof) (the "Combined Loan-to-Value Ratios") as of the Cut-Off Date were distributed as follows:



  Range of                        Number of Initial          Aggregate            % of Aggregate
  Original CLTV's                Home Equity Loans         Loan Balance            Loan Balance
  ---------------                -----------------         ------------            ------------

  Up       to   10.00%                   10              $    278,469.67              0.04%
  10.01    to   15.00                    31                   695,071.68               0.10
  15.01    to   20.00                    65                 1,970,361.06               0.28
  20.01    to   25.00                    62                 1,813,590.62               0.26
  25.01    to   30.00                    90                 3,296,732.68               0.47
  30.01    to   35.00                   118                 4,521,783.15               0.64
  35.01    to   40.00                   167                 6,354,508.92               0.90
  40.01    to   45.00                   205                 9,571,848.12               1.36
  45.01    to   50.00                   310                15,128,749.65               2.14
  50.01    to   55.00                   290                14,938,775.21               2.12
  55.01    to   60.00                   525                28,328,567.27               4.01
  60.01    to   65.00                   771                45,151,261.13               6.39
  65.01    to   70.00                 1,228                77,771,228.48              11.01
  70.01    to   75.00                 1,683               115,512,942.90              16.36
  75.01    to   80.00                 2,890               209,545,239.09              29.68
  80.01    to   85.00                 1,270                88,838,642.23              12.58
  85.01    to   90.00                   802                62,661,698.95               8.87
  90.01    to   95.00                   172                 5,544,451.33               0.79
  95.01    to  100.00                   508                14,163,942.22               2.01
                                        ---                -------------               ----
  Total                              11,197              $706,087,864.36             100.00%

                                     ======              ===============             ======



                            Cut-Off Date Coupon Rates

         The Coupon Rates borne by the Notes relating to the Initial Home Equity
Loans as of the Cut-Off Date were distributed as follows:

     Range of                            Number of Initial          Aggregate             % of Aggregate
     Coupon Rates                        Home Equity Loans         Loan Balance            Loan Balance
     ------------                        -----------------         ------------            ------------
      7.001   to      8.000%                     21             $   1,821,621.84               0.26%
      8.001   to      9.000                     242                22,556,498.02               3.19
      9.001   to     10.000                   1,199                98,837,608.90              14.00
     10.001   to     11.000                   2,524               190,504,612.37              26.98
     11.001   to     12.000                   2,657               169,620,147.52              24.02
     12.001   to     13.000                   2,108               121,172,482.33              17.16
     13.001   to     14.000                   1,327                62,999,197.55               8.92
     14.001   to     15.000                     767                29,489,371.16               4.18
     15.001   to     16.000                     288                 7,248,278.47               1.03
     16.001   to     17.000                      36                 1,174,128.37               0.17
     17.001   to     18.000                      22                   579,608.08               0.08
     18.001   to     19.000                       2                    67,517.53               0.01
     22.001   to     23.000                       4                    16,792.22               0.00
                                             ------                    ---------            -------
     Total                                   11,197              $706,087,864.36             100.00%
                                             ======              ===============             ======

                           Cut-Off Date Loan Balances

         The distribution of the outstanding principal amounts of the Initial Home Equity Loans as of the Cut-Off Date was as follows:


    Cut-Off Date                            Number of Initial              Aggregate             % of Aggregate
    Loan Balances                           Home Equity Loans            Loan Balance             Loan Balance
    -------------                           -----------------            ------------             ------------
           Up  to   $ 25,000.00                  2,074                 $ 37,830,480.61                   5.36%
    25,000.01  to     50,000.00                  3,699                  138,023,130.49                  19.55
    50,000.01  to     75,000.00                  2,322                  142,844,488.10                  20.23
    75,000.01  to    100,000.00                  1,268                  110,422,247.66                  15.64
   100,000.01  to    125,000.00                    764                   85,815,409.23                  12.15
   125,000.01  to    150,000.00                    442                   60,171,760.86                   8.52
   150,000.01  to    175,000.00                    230                   37,255,074.31                   5.28
   175,000.01  to    200,000.00                    149                   27,973,549.37                   3.96
   200,000.01  to    250,000.00                    135                   29,782,039.05                   4.22
   250,000.01  to    300,000.00                     59                   16,068,651.85                   2.28
   300,000.01  to    350,000.00                     36                   11,835,710.77                   1.68
   350,000.01  to    400,000.00                     10                    3,818,883.18                   0.54
   400,000.01  to    450,000.00                      4                    1,720,407.02                   0.24
   450,000.01  to    500,000.00                      4                    1,976,332.29                   0.28
   500,000.01  to    550,000.00                      1                      549,699.57                   0.08
                                                     -                      ----------                   ----
   Total                                        11,197                 $706,087,864.36                 100.00%
                                                ======                 ===============                 ======


                          Types of Mortgaged Properties

         The Properties securing the Initial Home Equity Loans as of the Cut-Off Date were of the property types as follows:

                                            Number of Initial              Aggregate            % of Aggregate
     Property Types                         Home Equity Loans            Loan Balance            Loan Balance
     --------------                         -----------------            ------------            ------------
     Single Family Detached                     9,852                  $615,129,583.81             87.12%
     Two- to Four-Family                          847                    65,426,219.29               9.27
     Condominium                                  162                     8,216,412.03               1.16
     Single Family Attached                       146                     6,961,152.00               0.99
     Townhouse                                     80                     4,459,243.05               0.63
     Manufactured Housing                          56                     2,483,517.89               0.35
     Multi-Family                                  39                     2,268,603.88               0.32
     Planned Unit Development                      10                       838,150.72               0.12
     Mixed Use                                      5                       304,981.69               0.04
                                                    -                       ----------               ----
     Total                                     11,197                  $706,087,864.36             100.00%
                                               ======                  ===============             ======


                    Distribution of Months Since Origination

         The distribution of the number of months since the date of origination of the Initial Home Equity Loans as of the Cut-Off Date was as follows:


   Number of Months                     Number of Initial           Aggregate             % of Aggregate
  Since Origination                     Home Equity Loans          Loan Balance            Loan Balance
  -----------------                     -----------------          ------------            ------------
     0 to 1                                      50              $  2,818,358.89                0.40%
     2 to 12                                 10,742               686,074,961.66               97.17
    13 to 24                                    285                13,669,006.16                1.94
    25 or more                                  120                 3,525,537.65                0.50
                                                ---                 ------------                ----
    Total                                    11,197              $706,087,864.36              100.00%
                                             ======              ===============              ======

                   Distribution of Remaining Term to Maturity

         The distribution of the number of months remaining to maturity of the Initial Home Equity Loans as of the Cut-Off Date was as follows:


Months Remaining             Number of Initial            Aggregate              % of Aggregate
to Maturity                  Home Equity Loans          Loan Balance              Loan Balance
-----------                  -----------------          ------------              ------------
Up  to 120                           584             $  17,108,516.62                  2.42%
121 to 180                         7,545               462,059,111.92                 65.44
181 to 240                         1,475                85,623,255.67                 12.13
241 to 300                            28                 1,779,424.43                  0.25
301 to 360                         1,565               139,517,555.72                 19.76
                                   -----               --------------                 -----
Total                             11,197              $706,087,864.36                100.00%
                                  ======              ===============                ======

                                Occupancy Status

         The occupancy status of the Properties securing the Initial Home Equity Loans as of the Cut-Off Date was as follows:


                                Number of Initial             Aggregate              % of Aggregate
Occupancy Status                Home Equity Loans           Loan Balance              Loan Balance
----------------                -----------------           ------------              ------------
Owner Occupied                        10,188              $651,290,477.37                92.24%
Investor Owned                           954                50,565,293.02                  7.16
Vacation/Second Home                      55                 4,232,093.97                  0.60
                                          --                 ------------                  ----
Total                                 11,197              $706,087,864.36               100.00%
                                      ======              ===============               ======


                          Distribution by Lien Position

         The lien position of the Initial Home Equity Loans as of the Cut-Off Date was as follows:

                         Number of Initial            Aggregate              % of Aggregate
Lien Position            Home Equity Loans          Loan Balance              Loan Balance
-------------            -----------------          ------------              ------------
First Lien                     8,504              $615,880,009.25                 87.22%
Second Lien                    2,693                90,207,855.11                 12.78
                               -----                -------------                 -----
Total                         11,197              $706,087,864.36                100.00%
                              ======              ===============                ======

Conveyance of Subsequent Home Equity Loans

         The Pooling and Servicing Agreement permits the Trust to acquire $93,912,135.64 in aggregate principal balance of Subsequent Home Equity Loans. Accordingly, the statistical characteristics of the Home Equity Loans will vary as of Subsequent Cut-Off Date upon the acquisition of Subsequent Home Equity Loans, but the Seller does not expect such variance to be material.

         The obligation of the Trust to purchase a Subsequent Home Equity Loan on a Subsequent Transfer Date for assignment to the Home Equity Loan Pool is subject, among other factors, to the following requirements: (i) the ratings on the Offered Certificates shall not have been downgraded by any Rating Agency;
(ii) such Subsequent Home Equity Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date (except that Subsequent Home Equity Loans representing not more than 2% of the aggregate Loan Balance of the Subsequent Home Equity Loans may not be more than 60 days Delinquent as of the related Subsequent Cut-Off Date); (iii) such

Subsequent Home Equity Loan will be a fixed rate Home Equity Loan; (iv) the original term to maturity of such Subsequent Home Equity Loan may not exceed 30 years; (v) such Subsequent Home Equity Loan will have a Coupon Rate of not less than 8.38%; (vi) following the purchase of such Subsequent Home Equity Loan by the Trust, the Home Equity Loans (including the Subsequent Home Equity Loans)
(a) will have a weighted average Coupon Rate of at least 11.50%; (b) will have a weighted average combined Loan-to-Value Ratio of not more than 75%; (c) will not have Balloon Loans representing more than 53% by aggregate principal balance; and, (d) will have no Home Equity Loan with a principal balance in excess of $550,000.

Interest Payments on the Home Equity Loans

         Approximately 97.79% of the Home Equity Loans provide that interest is charged to the obligor (the "Mortgagor") thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Home Equity Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

         There are a number of Home Equity Loans on which interest is charged to the Mortgagor at the Coupon Rate on the outstanding principal balance calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment (such Home Equity Loans, "Date-of-Payment Loans"). Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Note. Although the Mortgagor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Note to zero at such Note's maturity date, payments that are made by the Mortgagor after the due date therefor would cause the outstanding principal balance of such Note not to be reduced to zero on its maturity date. In such a case, the Mortgagor would be required to make an additional principal payment at the maturity date for such Note. If it were assumed that all the Mortgagors on the Date-of-Payment Loans were to pay on the latest date possible without the Date-of-Payment Loans being in default, the amount of such additional principal payment would be a de minimis amount of the aggregate Loan Balance of the Home Equity Loans. On the other hand, if a Mortgagor makes a payment (other than a Prepayment) before the due date therefor, the reduction in the outstanding principal balance of such Note would occur over a shorter period of time than would have occurred had it been based on the schedule of amortization in effect on the Cut-Off Date. Accordingly, the timing of principal payments to the Owners of the Offered Certificates may be affected by the fact that actual Mortgagor payments may not be made on the due date therefor.

         PREPAYMENT AND YIELD CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par, the yield to maturity on, the Offered Certificates will relate to the rate of payment of principal of the Home Equity Loans, including, for this purpose, Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases of Home Equity Loans by the Seller. A significant number of the Home Equity Loans may be prepaid by the related Mortgagors, in whole or in part, at any time without payment of any prepayment fee or penalty. The actual rate of principal prepayments on pools of home equity loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of home equity loans at any time because of specific factors relating to the home equity loans in the particular pool, including, among other things, the age of the home equity loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         In addition to the foregoing factors affecting the weighted average life of the Offered Certificates, the overcollateralization provisions of the Trust result in an additional reduction of the Class A Certificates relative to the amortization of the Home Equity Loans in early months of the transaction. The accelerated amortization is achieved by the application of the Monthly Excess Interest Amount to the payment of the related Certificate Principal Balance of the Offered Certificates. This creates overcollateralization which results from the excess of the aggregate Loan Balance of the Home Equity Loans over the Aggregate Certificate Principal Balance. Once the Target Overcollateralization Amount is reached, the application of the Monthly Excess Interest Amount to pay down principal will cease, unless necessary to maintain the Overcollateralization Amount at the Target Overcollateralization Amount.

Mandatory Prepayment

         In the event that prior to the end of the Funding Period the Depositor is unable to sell Subsequent Home Equity Loans to the Trust in an amount equal to $93,912,135.64, the Owners of the Class or Classes of Class A Certificates then entitled to receive payments of principal will receive a partial prepayment on the Payment Date in July 1997 in an amount equal to the Pre-Funded Amount remaining at the end of the Funding Period.

         The Seller intends to use substantially all of the amount on deposit in the Pre-Funding Account to purchase Subsequent Home Equity Loans such that no material amount of principal is expected to be prepaid on the Payment Date in July 1997.

Prepayment and Yield Scenarios for Offered Certificates

         As indicated above, if purchased at other than par (disregarding, for purposes of this discussion, the effects on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Lag Feature of Offered Certificates"), the yield to maturity on an Offered Certificate will be affected by the rate of the payment of principal of the Home Equity Loans. If the actual rate of payments on the Home Equity Loans is slower than the rate anticipated by an investor who purchases a Class of the Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Home Equity Loans is faster than the rate anticipated by an investor who purchases a Class of the Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The Final Scheduled Payment Date for each Class of the Offered Certificates is as set forth in the "Summary of Terms" hereof. These dates are dates on which the "Initial Certificate Principal Balance" set forth in the "Summary of Terms" hereof for the related Class as of the Closing Date would be reduced to zero, assuming that no Prepayments are received on the Home Equity Loans, that scheduled monthly payments of principal and interest on the Home Equity Loans are timely received and that no Monthly Excess Interest Amount will be used to make accelerated payments of principal to the Owners of the Class A Certificates. The Final Scheduled Payment Date for the Class A-6 Certificates, Class A-7 Certificates and each Class of the Subordinate Certificates is the thirteenth Payment Date following the Remittance Period in which the Loan Balances of all Home Equity Loans have been reduced to zero assuming that the Home Equity Loans pay in accordance with their terms. The weighted average lives of the Offered Certificates are likely to be shorter than would be the case if payments actually made on the Home Equity Loans conformed to the foregoing assumptions, and the final Payment Dates with respect to the Offered Certificates could occur significantly earlier than the Final Scheduled Payment Dates because (i) Prepayments are likely to occur and (ii) the Owners of the Class R Certificates may cause a termination of the Trust when the aggregate outstanding Loan Balance of the Home Equity Loans is less than 10% of the Maximum Collateral Amount thereof.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Class of the Offered Certificates will be influenced by the rate at which principal of the Home Equity Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default). Prepayments on home equity loans are commonly measured relative to a prepayment standard or model.

         The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. A 100% Prepayment Assumption assumes constant prepayment rates ("CPR") of 4% per annum of the then outstanding principal balance of the Home Equity Loans in the first month of the life of such Home Equity Loans and an additional 1.818% (precisely 20/11ths) per annum in each month thereafter until the twelfth month. Beginning in the thirteenth month and in each month thereafter during the life of such Home Equity Loans, 100% Prepayment Assumption assumes a constant prepayment rate of 24% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption; i.e., no prepayments. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans. The Seller believes that no existing statistics of which it is aware provide a reliable basis for Owners of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Home Equity Loans.

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that: (i) the Home Equity Loans consist of pools of loans with level-pay and balloon amortization methodologies, Cut-Off Date Loan Balances, gross coupon rates, net coupon rates, original and remaining terms of amortization, and remaining terms to maturity as applicable, as set forth in the "Representative Loan Pools" table below, (ii) the Closing Date for the Certificates occurs on June 13, 1997, (iii) distributions on the Certificates are made on the 20th day of each month regardless of the day on which the Payment Date actually occurs, commencing in July 1997 in accordance with the priorities described herein, (iv) the difference between the Gross Coupon Rate and the Net Coupon Rate is equal to the Servicing Fee and the Net Coupon Rate is further reduced by the Trustee Fee, (v) the Home Equity Loans' prepayment rates are a multiple of the Prepayment Assumption, (vi) prepayments include 30 day's interest thereon, (vii) no optional termination is exercised, (viii) the "Targeted Overcollateralization Amount" (as defined under "Credit Enhancement -- Overcollateralization Provisions") is set initially as specified in the Pooling and Servicing Agreement and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement, (ix) all of the Home Equity Loans are sold to the Trust as of the Closing Date; and (x) the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered on the first day of the Remittance Period (with no defaults).




                            REPRESENTATIVE LOAN POOLS

                                                              Original       Remaining    Remaining
                                                              Term of         Term of      Term to
          Pool          Loan         Gross      Net Coupon   Amortization  Amortization   Maturity     Amortization
         Number        Balance    Coupon Rate       Rate      (in months)   (in months)   (in months)     Method
         ------        -------    -----------       ----      -----------   -----------   -----------     ------
           1      $   498,868.32    12.000%        11.500%         59            56          56           Level
           2       13,110,630.04    11.766         11.266         118           114         114           Level
           3      124,774,547.73    11.871         11.371         180           174         174           Level
           4       98,895,893.59    11.234         10.734         241           237         237           Level
           5      158,073,343.10    11.053         10.553         360           355         355           Level
           6      404,646,717.22    11.725         11.225         359           355         175         Balloon


          The following tables set forth the percentages of the initial principal amount of the Offered Certificates that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 75%, 100%, 125% and 150% of the Prepayment Assumption (as defined above).

             PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE(1)

                                      Class A-1                                             Class A-2
Payment Date       0%     50%    75%     100%    125%    150%            0%    50%     75%    100%    125%     150%
                   --     ---    ---     ----    ----    ----            --    ---     ---    ----    ----     ----
Initial           100     100    100      100     100     100           100    100     100     100     100      100
6/20/1998          86      33      7        0       0       0           100    100     100      76      43       10
6/20/1999          80       0      0        0       0       0           100     67       5       0       0        0
6/20/2000          73       0      0        0       0       0           100      0       0       0       0        0
6/20/2001          66       0      0        0       0       0           100      0       0       0       0        0
6/20/2002          58       0      0        0       0       0           100      0       0       0       0        0
6/20/2003          50       0      0        0       0       0           100      0       0       0       0        0
6/20/2004          40       0      0        0       0       0           100      0       0       0       0        0
6/20/2005          33       0      0        0       0       0           100      0       0       0       0        0
6/20/2006          24       0      0        0       0       0           100      0       0       0       0        0
6/20/2007          15       0      0        0       0       0           100      0       0       0       0        0
6/20/2008           4       0      0        0       0       0           100      0       0       0       0        0
6/20/2009           0       0      0        0       0       0            90      0       0       0       0        0
6/20/2010           0       0      0        0       0       0            72      0       0       0       0        0
6/20/2011           0       0      0        0       0       0            51      0       0       0       0        0
6/20/2012           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2013           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2014           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2015           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2016           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2017           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2018           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2019           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2020           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2021           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2022           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2023           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2024           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2025           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2026           0       0      0        0       0       0             0      0       0       0       0        0
6/20/2027           0       0      0        0       0       0             0      0       0       0       0        0

Weighted          5.8     0.8    0.6      0.5     0.4     0.4          13.7    2.3     1.6     1.2     1.0      0.9
Average
Life
(Years)(2)

                                      Class A-3                                              Class A-4
Payment Date       0%     50%    75%     100%    125%    150%             0%    50%     75%    100%    125%    150%
                   --     ---    ---     ----    ----    ----             --    ---     ---    ----    ----    ----
Initial           100     100    100      100     100     100            100    100     100     100     100     100
6/20/1998         100     100    100      100     100     100            100    100     100     100     100     100
6/20/1999         100     100    100       41       0       0            100    100     100     100      81      25
6/20/2000         100     100     10        0       0       0            100    100     100      32       0       0
6/20/2001         100      40      0        0       0       0            100    100      53       0       0       0
6/20/2002         100       0      0        0       0       0            100     88      15       0       0       0
6/20/2003         100       0      0        0       0       0            100     59       0       0       0       0
6/20/2004         100       0      0        0       0       0            100     35       0       0       0       0
6/20/2005         100       0      0        0       0       0            100     26       0       0       0       0
6/20/2006         100       0      0        0       0       0            100     13       0       0       0       0
6/20/2007         100       0      0        0       0       0            100      0       0       0       0       0
6/20/2008         100       0      0        0       0       0            100      0       0       0       0       0
6/20/2009         100       0      0        0       0       0            100      0       0       0       0       0
6/20/2010         100       0      0        0       0       0            100      0       0       0       0       0
6/20/2011         100       0      0        0       0       0            100      0       0       0       0       0
6/20/2012           0       0      0        0       0       0              4      0       0       0       0       0
6/20/2013           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2014           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2015           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2016           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2017           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2018           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2019           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2020           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2021           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2022           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2023           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2024           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2025           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2026           0       0      0        0       0       0              0      0       0       0       0       0
6/20/2027           0       0      0        0       0       0              0      0       0       0       0       0

Weighted         14.6     3.9    2.6      2.0     1.6     1.3           14.6    6.8     4.2     3.0     2.3     1.9
Average
Life
(Years)(2)

-----------------------------

(1) The percentages in the following tables have been rounded to the nearest whole number.

(2) The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificate.

             PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE(1)

                                      Class A-5                                           Class A-6
Payment Date      0%      50%    75%    100%    125%    150%         0%      50%     75%    100%     125%      150%
                  --      ---    ---    ----    ----    ----         --      ---     ---    ----     ----      ----
Initial          100      100    100     100     100     100        100      100     100     100      100       100
6/20/1998        100      100    100     100     100     100        100      100     100     100      100       100
6/20/1999        100      100    100     100     100     100        100      100     100     100      100       100
6/20/2000        100      100    100     100      53       0        100      100     100     100      100        47
6/20/2001        100      100    100      93      29       0        100      100     100     100      100        45
6/20/2002        100      100    100      46       0       0        100      100     100     100       81         0
6/20/2003        100      100     84      19       0       0        100      100     100     100       46         0
6/20/2004        100      100     58       3       0       0        100      100     100     100       32         0
6/20/2005        100      100     53       2       0       0        100      100     100     100       32         0
6/20/2006        100      100     41       0       0       0        100      100     100      94       32         0
6/20/2007        100       99     27       0       0       0        100      100     100      76       30         0
6/20/2008        100       81     14       0       0       0        100      100     100      58       23         0
6/20/2009        100       63      2       0       0       0        100      100     100      43       13         0
6/20/2010        100       47      0       0       0       0        100      100      83      32        5         0
6/20/2011        100       32      0       0       0       0        100      100      65      22        0         0
6/20/2012        100        0      0       0       0       0        100       50      14       0        0         0
6/20/2013         96        0      0       0       0       0        100       41       8       0        0         0
6/20/2014         85        0      0       0       0       0        100       33       4       0        0         0
6/20/2015         72        0      0       0       0       0        100       26       0       0        0         0
6/20/2016         59        0      0       0       0       0        100       19       0       0        0         0
6/20/2017         46        0      0       0       0       0        100       12       0       0        0         0
6/20/2018         40        0      0       0       0       0        100        8       0       0        0         0
6/20/2019         34        0      0       0       0       0        100        5       0       0        0         0
6/20/2020         27        0      0       0       0       0        100        1       0       0        0         0
6/20/2021         19        0      0       0       0       0        100        0       0       0        0         0
6/20/2022         10        0      0       0       0       0        100        0       0       0        0         0
6/20/2023          0        0      0       0       0       0        100        0       0       0        0         0
6/20/2024          0        0      0       0       0       0         76        0       0       0        0         0
6/20/2025          0        0      0       0       0       0         49        0       0       0        0         0
6/20/2026          0        0      0       0       0       0         17        0       0       0        0         0
6/20/2027          0        0      0       0       0       0          0        0       0       0        0         0

Weighted        20.4     12.8    8.4     5.2     3.5     2.5       27.9     16.5    14.3    11.8      7.6       3.6
Average
Life
(Years)(2)


                                      Class A-7                                            Class M-1
Payment Date       0%    50%     75%    100%    125%    150%           0%     50%     75%   100%    125%       150%
                   --    ---     ---    ----    ----    ----           --     ---     ---   ----    ----       ----
Initial           100    100     100     100     100     100          100     100     100    100     100        100
6/20/1998         100    100     100     100     100     100          100     100     100    100     100        100
6/20/1999         100    100     100     100     100     100          100     100     100    100     100        100
6/20/2000         100    100     100     100     100     100          100     100     100    100     100        100
6/20/2001          99     92      89      90      93      99          100     100      89     67      49         35
6/20/2002          98     84      81      79      79      76          100     100      72     50      33         22
6/20/2003          96     74      68      63      58      47          100      87      58     37      23         14
6/20/2004          94     64      55      47      40      30          100      75      46     28      16          9
6/20/2005          86     40      28      22      22      19          100      64      37     20      11          5
6/20/2006          77     25      14       9      11      12          100      55      29     15       7          0
6/20/2007          68     15       7       3       3       5          100      47      23     11       5          0
6/20/2008          60      9       3       1       1       1          100      40      18      8       0          0
6/20/2009          51      6       2       0       0       0          100      34      15      6       0          0
6/20/2010          42      3       1       0       0       0          100      28      11      4       0          0
6/20/2011          34      2       0       0       0       0          100      23       9      0       0          0
6/20/2012           0      0       0       0       0       0           44       7       0      0       0          0
6/20/2013           0      0       0       0       0       0           41       5       0      0       0          0
6/20/2014           0      0       0       0       0       0           38       4       0      0       0          0
6/20/2015           0      0       0       0       0       0           35       1       0      0       0          0
6/20/2016           0      0       0       0       0       0           31       0       0      0       0          0
6/20/2017           0      0       0       0       0       0           27       0       0      0       0          0
6/20/2018           0      0       0       0       0       0           25       0       0      0       0          0
6/20/2019           0      0       0       0       0       0           23       0       0      0       0          0
6/20/2020           0      0       0       0       0       0           21       0       0      0       0          0
6/20/2021           0      0       0       0       0       0           19       0       0      0       0          0
6/20/2022           0      0       0       0       0       0           16       0       0      0       0          0
6/20/2023           0      0       0       0       0       0           13       0       0      0       0          0
6/20/2024           0      0       0       0       0       0           10       0       0      0       0          0
6/20/2025           0      0       0       0       0       0            7       0       0      0       0          0
6/20/2026           0      0       0       0       0       0            0       0       0      0       0          0
6/20/2027           0      0       0       0       0       0            0       0       0      0       0          0

Weighted         11.6    7.7     7.0     6.7     6.6     6.4         18.1    10.3     7.6    6.0     5.0        4.6
Average
Life
(Years)(2)

-----------------------------

(1) The percentages in the following tables have been rounded to the nearest whole number.

(2) The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificate.



             PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE(1)


                                       Class M-2                                             Class B
Payment Date       0%     50%     75%    100%     125%   150%            0%     50%     75%    100%    125%    150%
                   --     ---     ---    ----     ----   ----            --     ---     ---    ----    ----    ----

Initial           100     100     100     100      100    100           100     100     100     100     100     100
6/20/1998         100     100     100     100      100    100           100     100     100     100     100     100
6/20/1999         100     100     100     100      100    100           100     100     100     100     100     100
6/20/2000         100     100     100     100      100    100           100     100     100     100     100     100
6/20/2001         100     100      89      67       49     35           100     100      89      67      49      35
6/20/2002         100     100      72      50       33     22           100     100      72      50      33      19
6/20/2003         100      87      58      37       23     14           100      87      58      37      21       7
6/20/2004         100      75      46      28       16      8           100      75      46      27      10       0
6/20/2005         100      64      37      20       11      2           100      64      37      17       3       0
6/20/2006         100      55      29      15        6      0           100      55      29       9       0       0
6/20/2007         100      47      23      11        1      0           100      47      21       3       0       0
6/20/2008         100      40      18       8        0      0           100      40      14       0       0       0
6/20/2009         100      34      15       3        0      0           100      34       8       0       0       0
6/20/2010         100      28      11       0        0      0           100      28       4       0       0       0
6/20/2011         100      23       9       0        0      0           100      21       0       0       0       0
6/20/2012          44       4       0       0        0      0            44       0       0       0       0       0
6/20/2013          41       2       0       0        0      0            41       0       0       0       0       0
6/20/2014          38       0       0       0        0      0            38       0       0       0       0       0
6/20/2015          35       0       0       0        0      0            35       0       0       0       0       0
6/20/2016          31       0       0       0        0      0            31       0       0       0       0       0
6/20/2017          27       0       0       0        0      0            26       0       0       0       0       0
6/20/2018          25       0       0       0        0      0            24       0       0       0       0       0
6/20/2019          23       0       0       0        0      0            21       0       0       0       0       0
6/20/2020          21       0       0       0        0      0            18       0       0       0       0       0
6/20/2021          19       0       0       0        0      0            15       0       0       0       0       0
6/20/2022          16       0       0       0        0      0            11       0       0       0       0       0
6/20/2023          13       0       0       0        0      0             7       0       0       0       0       0
6/20/2024          10       0       0       0        0      0             2       0       0       0       0       0
6/20/2025           4       0       0       0        0      0             0       0       0       0       0       0
6/20/2026           0       0       0       0        0      0             0       0       0       0       0       0
6/20/2027           0       0       0       0        0      0             0       0       0       0       0       0

Weighted         18.1    10.1     7.6     5.9      4.9    4.3          17.7    10.1     7.4     5.6     4.6     4.0
Average
Life
(Years)(2)
-----------------------------

(1) The percentages in the following tables have been rounded to the nearest whole number.

(2) The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificate.

Payment Lag Feature of Offered Certificates

         Pursuant to the Pooling and Servicing Agreement, an amount equal to Mortgagor payments with respect to each Home Equity Loan (net of the Servicing
Fee) received by the Servicer during each Remittance Period is to be remitted to the Trustee on or prior to the related Monthly Remittance Date while the Trustee will not be required to distribute any such amounts to the Owners of the Offered Certificates until the next succeeding Payment Date. As a result, the monthly distributions to the Owners of the Offered Certificates generally reflect Mortgagor payments during the prior Remittance Period, and the first Payment Date will not occur until July 21, 1997. Thus, the effective yield to the Owners of the Offered Certificates will be below that otherwise produced by the related Pass-Through Rate because the distribution to the Owners of the Offered Certificates in respect of any given month will not be made until on or about the 20th day of the following month.

                    FORMATION OF THE TRUST AND TRUST PROPERTY

         The Trust will be created and established pursuant to the Pooling and Servicing Agreement. The Seller will convey without recourse the Home Equity Loans to the Depositor, the Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Offered Certificates and the Class R Certificates to the Owners thereof.

         The property of the Trust shall include all (a) the Home Equity Loans together with the related Home Equity Loan documents and the Seller's interest in any Property which secures a Home Equity Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account, the Capitalized Interest Account and any other accounts held by the Trustee for the Trust together with investment earnings on such amounts and such amounts may be held by the Servicer in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided) whether in the form of cash, instruments, securities or other properties and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement (collectively, the "Trust Estate").

         The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Seller, the Servicer or any of their affiliates.

         In addition to the Offered Certificates, the Trust will also issue the Class R Certificates which will be designated as the "residual interest" in the REMIC for purposes of the Code. The Class R Certificates are not being offered hereby.

         Prior to its formation the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Home Equity Loans and the rights appurtenant thereto, and will not have any need for additional capital resources. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Initial Home Equity Loans and the Properties is based upon the Initial Home Equity Loans as constituted at the close of business on the Cut-Off Date. Prior to the issuance of the Offered Certificates, Initial Home Equity Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Pooling and Servicing Agreement, if the Seller deems such removal necessary or appropriate. A limited number of other Initial Home Equity Loans may be included in the pool prior to the issuance of the Certificates and the Subsequent Home Equity Loans will be added to the pool after the issuance of the Certificates.

         A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, and incorporated by reference to the Registration Statement together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates and within 15 days of the addition of any Subsequent Home Equity Loans. In the event Initial Home Equity Loans are removed from or added to, or Subsequent Home Equity Loans are added to, the pool as set forth in the preceding paragraph, such removal or addition will be noted in a current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

         Each Offered Certificate will represent certain undivided, fractional ownership interests in the Trust Estate created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein.


Payment Dates

         On each Payment Date, the Owners of each Class of the Offered Certificates will be entitled to receive, from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Certificate Account") and until the Certificate Principal Balance of such Class of the Offered Certificates is reduced to zero, and to the extent funds are available therefor, the related Current Interest, any Interest Carry Forward Amount and the portion of the Principal Distribution Amount, if any, allocated therefor as of such Payment Date, allocated among the Classes of the Offered Certificates as described below. Distributions will be made in immediately available funds to Owners of the Offered Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book Entry Registration" in the Prospectus and "Description of the Offered Certificates--Book Entry Registration of the Offered Certificates" herein and "Description of the Certificates--Book Entry Registration" in the Prospectus.

         The Pooling and Servicing Agreement will provide that an Owner, upon receiving the final distribution on such Owner's Certificate, will be required to send such Certificate to the Trustee. The Pooling and Servicing Agreement additionally will provide that, in any event, any Certificate as to which the final distribution thereon has been made shall be deemed canceled for all purposes of the Pooling and Servicing Agreement.

         Each Owner of record of the related Class of Offered Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The "Percentage Interest" of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Offered Certificate as of the Cut-Off Date by the Certificate Principal Balance for the related Class of Certificates as of the Cut-Off Date.

Distributions

         Upon receipt, the Trustee will be required to deposit into the Certificate Account, (i) the proceeds of any liquidation of the assets of the Trust, (ii) all remittances made to the Trustee by the Servicer and (iii) on the first Payment Date, the Capitalized Interest Requirement (as defined in the Pooling and Servicing Agreement) and any portion of the Pre-Funding Amount, if any, to be transferred on such Payment Date.

         The Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Offered Certificates (each, a "Pass-Through Rate") as set forth in the Summary herein under "Certificates Offered." The "Expense Fee Rate" will equal the sum of the per annum rates at which the Servicing Fee, the Trustee Fee and any Trustee Reimbursable Expenses (as defined in the Pooling and Servicing Agreement) are calculated.

         On each Payment Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement with respect to interest and principal:

         Interest: On each Payment Date the Interest Remittance Amount will be distributed in the following order of priority:

                  First, to the Trustee, the Trustee Fee and any Trustee Reimbursable Expenses;

                  Second, to the Owners of the Class A Certificates, the related Current Interest plus the related Class A Interest Carry Forward Amount with respect to each Class of Class A Certificates without any priority among such Class A Certificates ; provided, that if the Interest Amount Available is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates, the Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest;

                  Third, to the extent of the Interest Amount Available then remaining, to the Owners of the Class M-1 Certificates, the related Current Interest;

                  Fourth, to the extent of the Interest Amount Available then remaining, to the Owners of the Class M-2 Certificates, the related Current Interest;

                  Fifth, to the extent of the Interest Amount Available then remaining, to the Owners of the Class B Certificates, the related Current Interest; and

                  Sixth, the Monthly Excess Interest Amount shall be applied as described under "Credit Enhancement Application of Monthly Excess Cashflow Amount."

         Principal: On each Payment Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, Owners of the Class A Certificates will be entitled to receive payment of 100% of the Principal Distribution Amount as follows: first, to the Owners of the Class A-7 Certificates, the Class A-7 Lockout Distribution Amount and then sequentially to the Owners of the each Class of the Class A Certificates, in the order of their numerical designation until the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero.

         On each Payment Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Owners of all Classes of the Offered Certificates will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount as follows:

                  First, the lesser of (x) the Principal Distribution Amount and
                  (y) the Class A Principal Distribution Amount shall be distributed to the Owners of the Class A-7 Certificates, in an amount equal to the Class A-7 Lockout Distribution Amount, with the remainder paid sequentially to the Owners of each Class of the Class A Certificates, in the order of their numerical designation until the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero;

                  Second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Owners of the Class A Certificates in clause First above and
                  (y) the Class M-1 Principal Distribution Amount shall be distributed to the Owners of the Class M-1 Certificates, until the Class M-1 Certificate Principal Balance has been reduced to zero;

                  Third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates in clause First above and the amount distributed to the Owners of the Class M-1 Certificates in clause Second above and (y) the Class M-2 Principal Distribution Amount shall be distributed to the Owners of the Class M-2 Certificates, until the Class M-2 Certificate Principal Balance has been reduced to zero;

                  Fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates pursuant to clause First above, the amount distributed to the Owners of the Class M-1 Certificates pursuant to clause Second above and the amount distributed to the Owners of the Class M-2 Certificates pursuant to clause Third above and (y) the Class B Principal Distribution Amount shall be distributed to the Owners of the Class B Certificates, until the Class B Certificate Principal Balance has been reduced to zero; and,

                  Fifth, any amount of the Principal Remittance Amount remaining after making all of the distributions in clauses First, Second, Third and Fourth above shall be included as part of the Monthly Excess Cashflow Amount as described under "Credit Enhancement Application of Monthly Excess Cashflow Amounts" in the Summary of Terms.

         Notwithstanding the foregoing, in the event that the Certificate Principal Balances of all of the Class A Certificates have been reduced to zero, all amounts of principal that would have been distributed to such Class A Certificates will be distributed to the Subordinate Certificates sequentially in the following order: Class M-1, Class M-2 and Class B. Similarly, if the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates will be distributed to the Class M-2 and Class B Certificates in that order. Finally, if the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2 Certificates will be distributed to the Class B Certificates.

         The Class A Certificates (other than the Class A-7 Certificates) are "sequential pay" classes such that the Owners of the Class A-6 Certificates will receive no payments of principal until the Class A-5 Certificate Principal Balance is reduced to zero, the Owners of the Class A-5 Certificates will receive no payments of principal until the Class A-4 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Principal Balance has been reduced to zero, the Owners of the Class

A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance has been reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates on such Payment Date shall be distributed pro rata and not sequentially.

Pre-Funding Account

         On the Closing Date, the Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Home Equity Loans in accordance with the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Owners of the Class or Classes of Class A Certificates then entitled to receive principal payments on the Payment Date in July 1997 in reduction of the Certificate Principal Balance of such Owner's Certificates, thus resulting in a partial principal prepayment of such Certificates.

         Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Payment Date during the Funding Period. The Pre-Funding Account will not be an asset of the REMIC.

Capitalized Interest Account

         On the Closing Date cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Trustee to fund the excess, if any, of (i) the amount of interest accruing at the weighted average of the Pass-Through Rates of the Offered Certificates on the amount by which the Aggregate Certificate Principal Balance exceeds the aggregate Loan Balance of the Home Equity Loans over (ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account; such amounts on deposit will be so applied by the Trustee on the first Payment Date to fund any such excess. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not needed for such purpose will be paid to the depositor of such funds and will not thereafter be available for distribution to the Owners of the Class A Certificates.

         Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments. The Capitalized Interest Account will not be an asset of the REMIC.

Book Entry Registration of the Offered Certificates

         The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Book-Entry Certificates ("Beneficial Owners") may elect to hold their Book-Entry Certificates directly through DTC participants of such system ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $25,000 and multiples of $1,000 in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry

Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Transfers between Participants will occur in accordance with DTC rules.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Rights

         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Certificate, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of the Pooling and Servicing Agreement described above.


                               CREDIT ENHANCEMENT

Subordination of Subordinate Certificates

         The rights of the Owners of the Subordinate Certificates and the Class R Certificates to receive distributions with respect to the Home Equity Loans will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses.

         The protection afforded to the Owners of the Class A Certificates by means of the subordination of the Subordinate Certificates and the Class R Certificates will be accomplished by the preferential right of the Owners of the Class A Certificates to receive, prior to any distribution being made on a Payment Date in respect of the Subordinate Certificates and the Class R Certificates, the amounts of interest due them and principal available for distribution on such Payment Date, and, if necessary, by the right of the Owners of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the Owners of the Subordinate Certificates and the Class R Certificates.

         In addition, the rights of the Owners of the Class M-2, Class B and Class R Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the Class A and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A and Class M-1 Certificates of the amount of interest due them and principal available for distribution and to afford such Owners with protection against Realized Losses.

         The rights of the Owners of the Class B and Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Class A, Class M-1 and Class M-2 Certificates and the rights of Owners of the Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Offered Certificates.

Application of Realized Losses

         The Pooling and Servicing Agreement provides that if a Home Equity Loan becomes a Liquidated Loan during a Remittance Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Loan Balance of such Home Equity Loan. The amount of such insufficiency is a Realized Loss. Realized Losses will, in effect, be absorbed first, by the Class R Certificates (both through the application of the Monthly Excess Interest Amount to fund such deficiency and through a reduction in the Overcollateralization Amount), second, by the Owners of the Class B Certificates, third, by the Owners of the Class M-2 Certificates, and, fourth, by the Owners of the Class M-1 Certificates.

         To the extent that the pool of Home Equity Loans experiences Realized Losses, such Realized Losses will reduce the aggregate outstanding Loan Balance of the Home Equity Loans, i.e, a reduction in the collateral balance will occur. Since the Overcollateralization Amount is the excess, if any, of the collateral balance over the Aggregate Certificate Principal Balance, Realized Losses, to the extent experienced, will in the first instance reduce the Overcollateralization Amount.

         The Pooling and Servicing Agreement requires that the Overcollateralization Amount be initially increased to, and thereafter maintained at, the Targeted Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of Monthly Excess Interest Amounts to the funding of the Extra Principal Distribution Amount. Such Extra Principal Distribution Amounts, since they are funded from interest collections on the collateral but are distributed as principal on the Offered Certificates, will increase the Overcollateralization Amount.

         If, on any Payment Date after taking into account all Realized Losses experienced during the prior Remittance Period and after taking into account the distribution of principal (including the Extra Principal Distribution Amount) with respect to the Offered Certificates on such Payment Date, the Aggregate Certificate Principal Balance exceeds the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period (i.e. if the level of overcollateralization is negative), then the Certificate Principal Balance of the Subordinate Certificates will be reduced (in effect, "written down") such that the level of overcollateralization is zero, rather than negative. Such a negative level of overcollateralization is an Applied Realized Loss Amount, which is applied as a reduction in the Certificate Principal Balance of the Subordinate Certificates in reverse order of seniority (i.e., first against the Class B Certificate Principal Balance until it is reduced to zero, then against the Class M-2 Certificate Principal Balance until it is reduced to zero and then against the Class M-1 Certificate Principal Balance until it is reduced to zero). The Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

         Once the Certificate Principal Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Payment Dates be paid to Owners of the Subordinate Certificates which experienced the write down, in direct order of seniority (i.e., first, the Class M-1 Certificates, second, the Class M-2 Certificates and, third, the Class B Certificates). The source of funding of such payments will be the amount, if any, of the Monthly Excess Cashflow Amount remaining on such future Payment Dates after the funding of the Extra Principal Distribution Amount and after the payment of Interest Carry Forward Amounts with respect to the Subordinate Certificates on such Payment Date.

Application of Monthly Excess Cashflow Amounts

         The weighted average net Coupon Rate for the Home Equity Loans is expected to be generally higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Offered Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied to the extent available, to make accelerated payments of principal (i.e., the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal; such application will cause the Aggregate Certificate Principal Balance to amortize more rapidly than the pool of Home Equity Loans, resulting in overcollateralization.

         The required level of overcollateralization for any Payment Date is the Targeted Overcollateralization Amount for such Payment Date. The Targeted Overcollateralization Amount is initially (i.e., prior to the Stepdown Date) $14,000,000. Since the actual level of the Overcollateralization Amount is $0 as of the Closing Date, in the early months of the transaction, subject to the availability of Monthly Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount will increase to the level of the Targeted Overcollateralization Amount.

         If, once the Targeted Overcollateralization Amount has been reached, Realized Losses occur, such Realized Losses will result in an Overcollateralization Deficiency (since such Realized Losses reduce the Loan Balance of the Home Equity Loans without giving rise to a corresponding reduction of the Aggregate Certificate Principal Balance). The cashflow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amount) for the purpose of re-establishing the Overcollateralization Amount at the then-required level of the Targeted Overcollateralization Amount.

         On and after the Stepdown Date, the Targeted Overcollateralization Amount is permitted to decrease or "step-down," below the $14,000,000 level to a level equal to 3.50% of the then current aggregate outstanding Loan Balance (subject to a floor of $4,000,000). If the Targeted Overcollateralization Amount is permitted to "step-down" on a Payment Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Payment Date not to be passed through as a distribution of principal on such Payment Date. This has the effect of decelerating the amortization of the Offered Certificates relative to the aggregate outstanding Loan Balance of the Home Equity Loans, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases overcollateralization from the Trust. The amount of such releases are the Overcollateralization Release Amounts.

         On any Payment Date, the sum of the Monthly Excess Interest Amount and the Overcollateralization Release Amount is the Monthly Excess Cashflow Amount, which is required to be applied in the following order of priority on such Payment Date:

         (1) to fund the Extra Principal Distribution Amount for such Payment Date;

         (2)  to fund the Class M-1 Interest Carry Forward Amount, if any;

         (3) to fund the Class M-1 Realized Loss Amortization Amount for such Payment Date;

         (4)  to fund the Class M-2 Interest Carry Forward Amount, if any;

         (5) to fund the Class M-2 Realized Loss Amortization Amount for such Payment Date;

         (6)  to fund the Class B Interest Carry Forward Amount, if any;

         (7) to fund the Class B Realized Loss Amortization Amount for such Payment Date;

         (8) to the Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances;

         (9) to the Trustee for reimbursement of expenses of the Trustee that are not Trustee Reimbursable Expenses; and

         (10) to fund a distribution to Owners of the Class R Certificates.

         The Certificate Principal Balance of any Class of the Class A Certificates is the Initial Certificate Principal Balance of such Class as reduced by all amounts actually distributed to the Owners of such Class of Class A Certificates on all prior Payment Dates.

         "Class B Applied Realized Loss Amount" means, as to any Payment Date, the lesser of (x) the Class B Certificate Principal Balance (after taking into account the distribution of the Principal Distribution Amount on such Payment Date, but prior to the application of the Class B Applied Realized Loss Amount, if any, on such Payment Date) and (y) the Applied Realized Loss Amount as of such Payment Date.

         "Class B Certificate Principal Balance" means, as of any date of determination, the Original Class B Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the Class B Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Class B Applied Realized Loss Amounts on all prior Payment Dates.

         "Class B Realized Loss Amortization Amount" means, as of any Payment Date, the lesser of (x) the Class B Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over
(ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount and the Class B Interest Carry Forward Amount in each case for such Payment Date.

         "Class M-1 Applied Realized Loss Amount" means, as to any Payment Date, the lesser of (x) the Class M-1 Certificate Principal Balance (after taking into account the distribution of the Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Payment Date.

         "Class M-1 Certificate Principal Balance" means, as of any date of determination, the Original Class M-1 Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the Class M-1 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Class M-1 Applied Realized Loss Amounts on all prior Payment Dates.

         "Class M-1 Realized Loss Amortization Amount" means, as of any Payment Date, the lesser of (x) the Class M-1 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over
(ii) the sum of the Extra Principal Distribution Amount and the Class M-1 Interest Carry Forward Amount for such Payment Date.

         "Class M-2 Applied Realized Loss Amount" means, as to any Payment Date, the lesser of (x) the Class M-2 Certificate Principal Balance (after taking into account the distribution of the Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the Class B Applied Realized Loss Amount and the Class M-1 Applied Realized Loss Amount, in each case as of such Payment Date.

         "Class M-2 Certificate Principal Balance" means, as of any date of determination, the Original Class M-2 Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the Class M-2 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Class M-2 Applied Realized Loss Amounts on all prior Payment Dates.

         "Class M-2 Realized Loss Amortization Amount" means, as of any Payment Date, the lesser of (x) the Class M-2 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over
(ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Interest Carry Forward Amount for such Payment Date.

         "Unpaid Realized Loss Amount" means for any Class of the Subordinate Certificates and as to any Payment Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such

Class for all prior Payment Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Payment Dates.


                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in the Prospectus and this Prospectus Supplement there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Covenant of the Seller to Take Certain Actions with Respect to the Home Equity Loans in Certain Situations

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, the Seller, any Sub-Servicer, any Owner, the Custodian or the Trustee that the representations and warranties set forth below are untrue in any material respect as of the Closing Date with the result that the interests of the Owners are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.

         Upon the earliest to occur of the Seller's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners, the Seller will be required promptly to cure such breach in all material respects or the Seller shall on or prior to the second Monthly Remittance Date next succeeding such discovery, such receipt of notice or such time (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Seller a "Qualified Replacement Mortgage" (as such is defined in the Pooling and Servicing Agreement) and deliver an amount equal to the excess, if any, of the Loan Balance of the Home Equity Loan being replaced over the outstanding principal balance of the replacement Home Equity Loan plus interest (the "Substitution Amount") to the Trustee on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) thereof. Notwithstanding any provision of the Pooling and Servicing Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is imminent, no such repurchase or substitution will be made unless the Seller obtains for the Trustee, at the Seller's expense, an opinion of counsel experienced in federal income tax matters to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the REMIC (other than the Non-REMIC Accounts) as a REMIC (a "REMIC Opinion") addressed to the Trustee. The Seller shall also deliver an Officer's Certificate to the Trustee concurrently with the delivery of a Qualified Replacement Mortgage stating that such Home Equity Loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to the substitution thereof have been satisfied. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to the Pooling and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing Agreement) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Home Equity Loan and (b) receipt by the Trustee of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to such repurchase or substitution obligation, the Seller agrees that it shall, at the Seller's expense, furnish the Trustee either a REMIC Opinion or an opinion of counsel rendered by independent counsel that the effects described in a REMIC Opinion may occur as a result of any such repurchase or substitution. The obligation of the Seller to so substitute or repurchase any Home Equity Loan as to which a representation of warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the Owners and the Trustee.

         "Loan Purchase Price" means an amount equal to the Loan Balance of such Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on such Home Equity Loan at the Coupon Rate to but not including the Monthly Remittance Date in the Remittance Period of such purchase together with (without duplication) the aggregate amount of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan, (ii) all Delinquency Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and (iii) all reimbursed Delinquency Advances to the extent that such reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Home Equity Loan.

Assignment of Home Equity Loans

         Pursuant to the Pooling and Servicing Agreement, the Seller on the Closing Date will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Owners all right, title and interest of the Seller in and to each Initial Home Equity Loan and all its right, title and interest in and to principal and interest due on each such Initial Home Equity Loan after the Cut-Off Date; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal (including Prepayments) and interest due on each Initial Home Equity Loan on or prior to the Cut-Off Date (whether or not received on or prior to the Cut-Off Date). Purely as a protective measure and not to be construed as contrary to the parties' intent that the transfer on the Closing Date is a sale, the Seller has also been deemed to have granted to the Depositor and the Depositor has also been deemed to have granted to the Trustee a security interest in the Trust Estate in the event that the transfer of the Trust Estate is deemed to be a loan and not a sale.

         In connection with the transfer and assignment of the Initial Home Equity Loans on the Closing Date and the Subsequent Home Equity Loans on each Subsequent Transfer Date, the Seller will be required to:

                           (i) deliver without recourse to BankBoston, N.A. (the
                  "Custodian") on behalf of the Trustee on the Closing Date with respect to each Initial Home Equity Loan or on each Subsequent Transfer Date with respect to each Subsequent Home Equity Loan identified in the related Schedule of Home Equity Loans (A) the original Notes, endorsed in blank or to the order of the Trustee, (B) (I) the original title insurance commitment or a copy thereof certified as a true copy by the closing agent or the Seller, or if available, the original title insurance policy or a copy certified by the issuer of the title insurance policy or (II) the attorney's opinion of title, (C) originals or copies of all intervening assignments certified as true copies by the closing agent or the Seller, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, if recorded, (D) originals of all assumption and modification agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to Seller from the applicable recording office) or a copy (if such original Mortgage has not been returned to Seller from the applicable recording office) of the Mortgage certified as a true copy by the closing agent or the Seller or
                  (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the recording office;

                            (ii) cause, within 60 days following the Closing
                  Date with respect to the Initial Home Equity Loans, or Subsequent Transfer Date with respect to Subsequent Home Equity Loans, assignments of the Mortgages to "The Chase Manhattan Bank, as Trustee of IMC Home Equity Loan Trust 1997-3 under the Pooling and Servicing Agreement dated as of June 1, 1997" to be submitted for recording in the appropriate jurisdictions; provided, however, that the Seller shall not be required to prepare any assignment of Mortgage for a Mortgage with respect to which the original recording information has not yet been received from the recording office until such information is received; provided, further, that the Seller shall not be required to record an assignment of a Mortgage (except upon the occurrence of certain triggers specified in the Pooling and Servicing Agreement) if the Seller furnishes to the Trustee and the Rating Agencies, on or before the Closing Date with respect to the Initial Home Equity Loans or on each Subsequent Transfer Date with respect to each Subsequent Home Equity Loans, at the Seller's expense, an opinion of counsel with respect to the relevant jurisdiction that such recording is not required to perfect the Trustee's interests in the related Mortgages Loans (in form satisfactory to the Trustee and the Rating Agencies);

                           (iii) deliver the title insurance policy, the
                  original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Custodian on behalf of the Trustee within 15 days of receipt thereof by the Seller (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Seller, within one year after the Closing Date with respect to the Initial Home Equity Loans, or each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans); and

                           (iv) furnish to the Trustee and the Rating Agencies,
                  at the Seller's expense, an opinion of counsel with respect to the sale and perfection of all Subsequent Home Equity Loans delivered to the Trust in form and substance satisfactory to the Trustee and the Rating Agencies.

         The Trustee will agree, for the benefit of the Owners, to cause the Custodian to review each File within 45 days after the Closing Date or Subsequent Transfer Date (or the date of receipt of any documents delivered to the Trustee after the Closing Date or Subsequent Transfer Date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

         If the Custodian on behalf of the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Home Equity Loans, the Custodian on behalf of the Trustee will be required to promptly notify the Depositor, the Seller and the Owners. The Seller will agree in the Pooling and Servicing Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Custodian on behalf of the Trustee. If, however, within 90 days after such notice to it respecting such defect the Seller shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Owners, the Seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the Seller to) (i) substitute in lieu of such Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Trustee on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Trust along with the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date.

         In addition to the foregoing, the Custodian on behalf of the Trustee has agreed to make a review during the 12th month after the Closing Date indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Custodian, on behalf of the Trustee and the Servicer shall monitor no less frequently than monthly the then current status of exceptions, until all such exceptions have been eliminated.

Servicing and Sub-Servicing

         The Servicer is required to service the Home Equity Loans in accordance with the Pooling and Servicing Agreement, the terms of the respective Home Equity Loans, and the servicing standards set forth in FannieMae's Servicing Guide (the "FannieMae Guide"); provided, however, that to the extent such standards, such obligations or the FannieMae Guide is amended by FannieMae after the date of the Pooling and Servicing Agreement and the effect of such amendment would be to impose upon the Servicer any material additional costs or other burdens relating to such servicing obligations, the Servicer may, at its option, determine not to comply with such amendment in accordance with the servicing standards set forth in the Pooling and Servicing Agreement.

         The Servicer may retain from the interest portion of each monthly payment, the Servicing Fee. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items.

         The Servicer is required to make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and, to the extent such procedures are consistent with the Pooling and Servicing Agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all Home Equity Loans at least as rigorous as those described in the FannieMae Guide. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain as additional servicing compensation. In the event the Servicer consents to the deferment of the due dates for payments due on a Note, the Servicer will nonetheless be required to make payment of any required Delinquency Advances with respect to the interest payments so extended to the same extent as if the interest portion of such installment were due, owing and delinquent and had not been deferred.

         The Servicer is required to create, or cause to be created, in the name of the Trustee, at one or more depository institutions a principal and interest account maintained as a trust account in the trust department of such institution (the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (i) uninvested, or (ii) invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any losses therein are also for the account of, and must be promptly replenished by, the Servicer.

         The Servicer is required to deposit to the Principal and Interest Account, within one business day following receipt, all principal and interest due on the Home Equity Loans after the Cut-Off Date, including any Prepayments, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Delinquency Advances ("Net Liquidation Proceeds"), any income from REO Properties and Delinquency Advances, but net of (i) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (I) the Loan Balance of the related Home Equity Loan immediately prior to liquidation, (II) accrued and unpaid interest on such Home Equity Loan (net of the Servicing Fee) to the date of such liquidation and (III) any Realized Losses during the related Remittance Period, (ii) principal (including Prepayments) collected and interest due on the Home Equity Loans on or prior to the Cut-Off Date, (iii) reimbursements for Delinquency Advances, and (iv) reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts being referred to herein as the "Daily Collections").

         The Servicer may make withdrawals for its own account from the Principal and Interest Account in the following order and only for the following purposes:

              (i) on each Monthly Remittance Date, to pay itself the Servicing Fee;

              (ii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

              (iii) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

              (iv) to reimburse itself for unrecovered Delinquency Advances and for any excess interest collected from a Mortgagor; and

              (v) to clear and terminate the Principal and Interest Account following the termination of the Trust.

         The Servicer will remit to the Trustee for deposit in the Certificate Account the Daily Collections allocable to a Remittance Period not later than the related Monthly Remittance Date, and Loan Purchase Prices and Substitution Amounts two Business Days following the related repurchase or substitution, as the case may be.

         On each Monthly Remittance Date, the Servicer shall be required to remit to the Trustee for deposit to the Certificate Account out of the Servicer's own funds any Delinquent payment of interest with respect to each Delinquent Home Equity Loan, which payment was not received on or prior to the related Monthly Remittance Date and was not theretofore advanced by the Servicer. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances." The Servicer may reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, from collections on any Home Equity Loan that are not required to be distributed on the Payment Date occurring during the month in which such reimbursement is made (such amount to be replaced on future dates to the extent necessary) or from the Certificate Account out of the Monthly Excess Cashflow Amount.

         Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards of the Pooling and Servicing Agreement that any proposed Delinquency Advance if made would not be recoverable, the Servicer shall not be required to make such Delinquency Advances with respect to such Home Equity Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided above. The Servicer shall give written notice of such determination as to why such amount is or would be nonrecoverable to the Trustee.

         The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage, except to the extent that the Servicer in its reasonable business judgment determines that any such proposed amount would not be recoverable. Such costs and expenses will constitute "Servicing Advances". The Servicer may recover a Servicing Advance to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan or from certain amounts on deposit in the Certificate Account as provided in the Pooling and Servicing Agreement. Except as provided above, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Home Equity Loan.

         A full month's interest at the Coupon Rate will be due on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Remittance Period. If a prepayment in full of a Home Equity Loan or a Prepayment of at least six times a Mortgagor's Monthly Payment occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such payoff and the full month's interest at the Coupon Rate that would be due on the related due date for such Home Equity Loan (such difference, the "Compensating Interest") (but not in excess of the aggregate Servicing Fee for the related Remittance Period), will be required to be deposited to the Principal and Interest Account (or if such difference is an excess, the Servicer shall retain such excess) on the next succeeding Monthly Remittance Date by the Servicer and shall be included in the Monthly Remittance Amount to be made available to the Trustee on the next succeeding Monthly Remittance Date.

         The Servicer will have the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent as to three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer; provided, however, that the Servicer may not purchase any such Home Equity Loan unless the Servicer has delivered to the Trustee, at the Servicer's expense, an opinion of counsel delivered to the Trustee to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the REMIC (other than the Non-REMIC Accounts) as a REMIC. The purchase price for any such Home Equity Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

         The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within 23 months of such effecting of ownership at such price as the Servicer deems necessary to comply with this requirement, or within such period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

         The Servicer will be required to cause hazard insurance to be maintained with respect to the related Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Home Equity Loan.

         The Servicer will have the right under the Pooling and Servicing Agreement to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Properties. No application for approval may be considered by the Servicer unless: (a) the provisions of the related Note and Mortgage have been complied with; (b) the loan-to-value ratio and debt-to-income ratio after any release do not exceed the loan-to-value ratio and debt-to-income ratio, respectively, of such Note on the Cut-Off Date provided that the loan-to-value ratio shall be permitted to be increased by an amount not to exceed 5%; and (c) the lien priority of the related Mortgage is not affected.

         The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and only in the event of a payment default with respect to such Home Equity Loan or in the event that a payment default with respect to such Home Equity Loan is reasonably foreseeable by the Servicer; provided, however, that no such modification, waiver or amendment shall extend the maturity date of such Home Equity Loan beyond the Remittance Period related to the Final Scheduled Payment Date of the latest Class of Offered Certificates remaining in the Trust. Notwithstanding anything set forth in the Pooling and Servicing Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

         The Servicer shall provide written notice to the Trustee prior to the execution of any modification, waiver or amendment of any provision of any Home Equity Loan and shall deliver to the Custodian, on behalf of the Trustee for deposit in the related File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof.

         As noted under "The Seller and Servicer -- General" herein, the Servicer will be permitted under the Pooling and Servicing Agreement to enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution that (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing home equity loans that are similar to the Home Equity Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

         No Sub-Servicing arrangements discharge the Servicer from its servicing obligations. Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.

         The Servicer (except the Trustee if it is required to succeed the Servicer under the Pooling and Servicing Agreement) has agreed to indemnify and hold the Trustee and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Pooling and Servicing Agreement. The Servicer shall immediately notify the Trustee and each Owner if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee and/or Owner in respect of such claim. The Trustee shall reimburse the Servicer from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Pooling and Servicing Agreement. The indemnification provisions shall survive the termination of the Pooling and Servicing Agreement and the payment of the outstanding Certificates.

         The Servicer will be required to deliver to the Trustee and the Rating Agencies on or before April 30 of each year, commencing in 1998: (1) an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default and (2) a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Trustee stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Removal and Resignation of Servicer

         The Trustee, at the direction of a majority of the Owners, will have the right, pursuant to the Pooling and Servicing Agreement, to remove the Servicer upon the occurrence of certain events (collectively, the "Servicer Termination Events") including, without limitation: (a) certain acts of bankruptcy or insolvency on the part of the Servicer; (b) certain failures on the part of the Servicer to perform its obligations under the Pooling and Servicing Agreement (including certain performance tests related to the delinquency rate and cumulative losses of the Home Equity Loan Pool); (c) the failure to cure material breaches of the Servicer's representations in the Pooling and Servicing Agreement; or (d) certain mergers or other combinations of the Servicer with another entity.

         The Servicer is not permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such conflict being of a type and nature carried on by the Servicer on the date of the Pooling and Servicing Agreement. Any such determination permitting the resignation of the Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered, and reasonably acceptable, to the Trustee.

         Upon removal or resignation of the Servicer, the Trustee may (A) solicit bids for a successor servicer as described in the Pooling and Servicing Agreement and (B) until such time as a successor servicer is appointed pursuant to the terms of the Pooling and Servicing Agreement, shall serve in the capacity of Backup Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by FHLMC or FannieMae, having equity of not less than $5,000,000, and acceptable to a majority of the Owners of the Offered Certificates as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

         No removal or resignation of the Servicer will become effective until the Backup Servicer or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

The Trustee

         The Chase Manhattan Bank, a New York banking corporation, having its principal corporate trust office at 450 West 33rd Street, New York, New York 10001, will be named as Trustee under the Pooling and Servicing Agreement.

Reporting Requirements

         On each Payment Date the Trustee will be required to report in writing (based on information provided to the Trustee by the Servicer) to each Owner and the Rating Agencies:

                 i) the amount of the distribution with respect each Class of Certificates (based on a Certificate in the original principal amount of $1,000);

                 ii) the amount of such distributions allocable to principal on the Home Equity Loans, separately identifying the aggregate amount of any prepayments in full or Prepayments or other recoveries of principal included therein and any Pre-Funded Amounts distributed as a prepayment (based on a Certificate in the original principal amount of $1,000) and any Extra Principal Distribution Amount;

                 iii) the amount of such distribution allocable to interest on the Home Equity Loans (based on a Certificate in the original principal amount of $1,000);

                 iv) the Interest Carry-Forward Amount for each Class;

                 v) the principal amount of each Class of Offered Certificate (based on a Certificate in the original principal amount of $1,000) which will be Outstanding after giving effect to any payment of principal on such Payment Date;

                 vi) the aggregate Loan Balance of all Home Equity Loans after giving effect to any payment of principal on such Payment Date;

                 vii) based upon information furnished by the Seller such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                 viii) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution;

                 ix) the weighted average Coupon Rate of the Home Equity Loans;

                 x) whether a Trigger Event is in effect;

                 xi) the Senior Enhancement Percentage;

                 xii) the Overcollateralization Amount;

                 xiii) the amount of any Applied Realized Loss Amount, Realized Loss Amortizations Amount and Unpaid Realized Loss Amount for each Class as of the close of such Payment Date; and

                 xiv) for the initial Payment Date the total remaining Pre-Funded Amount in the Pre-Funding Account.

         Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Servicer.

         In addition, on the Business Day preceding each Payment Date the Trustee will be required to distribute to each Owner and the Rating Agencies, together with the information described above, the following information prepared by the Servicer and furnished to the Trustee for such purpose:

               (a) the number and aggregate principal balances of Home Equity Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent, (iii) 90 or more days delinquent, as of the close of business on the last day of the calendar month immediately preceding the Payment Date, (iv) the numbers and aggregate Loan Balances of all Home Equity Loans as of such Payment Date and (v) the percentage that each of the amounts represented by clauses (i), (ii) and (iii) represent as a percentage of the respective amounts in clause (iv);

               (b) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last day of the calendar month immediately preceding such Payment Date;

               (c) the number of Mortgagors and the Loan Balances of (i) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last day of the calendar month immediately preceding such Payment Date and (ii) Home Equity Loans that are "balloon" loans;

               (d) the existence and status of any Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last day of the calendar month immediately preceding the Payment Date;

               (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last day of the calendar month immediately preceding the Payment Date;

               (f) the amount of cumulative Realized Losses, the current period Realized Losses (each as defined in the Pooling and Servicing Agreement) and any other loss percentages as required by the Pooling and Servicing Agreement; and

               (g)   the aggregate Loan Balances of 60+ Day Delinquent Loans.

Removal of Trustee for Cause

         The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) certain breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; and (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

         If any such event occurs and is continuing, then and in every such case
(i) the Seller or (ii) the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class R Certificates, may appoint a successor trustee.

Governing Law

         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Amendments

         The Trustee, the Depositor, the Seller and the Servicer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (i) if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status, (iii) curing any ambiguity, (iv) correcting, modifying or supplementing any provisions therein which are inconsistent with any other provisions therein, or (v) for any other purpose, provided that in the case of clause (v), such amendment shall not adversely affect in any material respect any Owner. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to any Class of the Offered Certificates. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate or (b) change the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding.

Termination of the Trust

         The Pooling and Servicing Agreement will provide that the Trust will terminate upon the payment to the Owners of all Certificates from amounts of all amounts required to be paid to such Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation (as defined in the Pooling and Servicing Agreement) of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

Optional Termination

         By Owners of Class R Certificates. At their option, the Owners of a majority of the Percentage Interest represented by the Class R Certificates then Outstanding may on any Monthly Remittance Date when the aggregate outstanding Loan Balances of the Home Equity Loans is 10% or less of the Maximum Collateral Amount purchase from the Trust all (but not fewer than all) remaining Home Equity Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust Estate, and thereby effect early retirement of the Certificates. The proceeds from any such termination may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO property underlying the Home Equity Loans and such appraisal value is less than principal balance of the related Home Equity Loans.

         Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination the Owners of a majority in Percentage Interests represented by the Offered Certificates then Outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following section discusses certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. Such section must be considered only in connection with "Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Election

         Pursuant to the Pooling and Servicing Agreement, the Trustee will elect to treat the Trust (other than the Non-REMIC Accounts) as a REMIC for federal income tax purposes. The REMIC will issue the Offered Certificates which will be designated as regular interests in the REMIC and the Class R Certificates will be designated as the residual interest in the REMIC. See "Formation of the Trust and Trust Property" herein.

         Qualification as a REMIC requires ongoing compliance with certain conditions. Arter & Hadden, special tax counsel, is of the opinion that, for federal income tax purposes, assuming (i) the REMIC election is made and (ii) compliance with the Pooling and Servicing Agreement, the REMIC will be treated as a REMIC, the Offered Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be the sole "residual interest" in the REMIC. Except as indicated below and in the Prospectus, for federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of the Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method.

         The prepayment assumption for each Class of the Offered Certificates for calculating original issue discount is 100% of the related Prepayment Assumption. See "Prepayment and Yield Considerations -- Prepayment and Yield Scenarios for Offered Certificates" herein.

         As a result of the qualification of the Trust as a REMIC, the Trust will not be subject to federal income tax except with respect to (i) income from prohibited transactions, (ii) "net income from foreclosure property" and (iii) certain contributions to the Trust after the Closing Date (see "Federal Income Tax Consequences" in the Prospectus). The total income of the Trust (exclusive of any income that is taxed at the REMIC level) will be taxable to the Beneficial Owners of the Certificates.

         Under the laws of New York State and New York City, an entity that is treated for federal income tax purposes as a REMIC generally is exempt from entity level taxes imposed by those jurisdictions. This exemption does not apply, however, to the income on the Offered Certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

         The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

         Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Home Equity Loans and any other assets held by the Trust. In such an event, persons providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

         One such exception applies if the class of equity interests in question is (i) "widely held", (ii) freely transferable, and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition the regulation provides that if at all times more than 75% of the value of classes of equity interests in the Trust are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Trust.

         The DOL has issued to each of the Underwriters an individual prohibited transaction exemption from certain of the prohibited transaction rules of ERISA (the "Exemption"), with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include home equity loans such as the Home Equity Loans.

         Among the conditions that must be satisfied for the Exemption to apply are the following:

              (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arms-length transaction with an unrelated party;

              (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

              (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Ratings Services, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch;

              (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

              (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by the Trustee and the Servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

              (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iii) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Home Equity Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

         The exemptions do not apply to the initial purchase, the holding or the subsequent resale of the Mezzanine Certificates and Class B Certificates because such Certificates are subordinate to certain other Classes of Certificates. Accordingly, Plans may not purchase the Mezzanine Certificates or Class B Certificates, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) ("PTCE 95-60") is available with respect to such investment. Any insurance company proposing to purchase such Certificates for its general account should consider whether such relief would be available. Pursuant to PTCE 95-60 certain representations or opinions must be made to qualify. Such representations as described in PTCE 95-60 shall be deemed to have been made to the Trustee by the transferee's acceptance of the Mezzanine Certificates or Class B Certificates. In the event that such representations are violated, the transferee must provide the opinions provided for under PTCE 95-60 or any attempted transfers or acquisitions shall be void and of no effect.

         In addition, as of the date hereof, there is no single Home Equity Loan included in the Trust Estate that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Estate. Before purchasing a Class A Certificate based on the Exemption, however, a fiduciary of a Plan should itself confirm (1) that such Certificate constitutes a "certificate" for purposes of the Exemption and (2) that the specific conditions and other requirements set forth in the Exemption would be satisfied.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         In addition to the matters described above, purchasers of an Offered Certificate that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Trust and Savings Bank 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the decision affects their ability to make purchases of the Offered Certificates.

                                     RATINGS

         It is a condition of the issuance of the Class A Certificates that the Class A Certificates receive ratings of "Aaa" by Moody's and "AAA" by Fitch. It is a condition of issuance that the Class M-1, Class M-2 and Class B Certificates receive ratings of "Aa2," "A2" and "Baa3," respectively, from Moody's and "AA+," "A+" and "BBB," respectively, from Fitch. Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007 and Fitch, One State Street Plaza, 33rd Floor, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities.

         The ratings assigned by Fitch to pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. Fitch's ratings address the structural and legal aspects associated with the Certificates, including the nature of the underlying loans and the credit quality of the credit support provider. Fitch's ratings on home equity pass-through Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Owners might suffer a lower than anticipated yield.

         The ratings of Moody's on home equity pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. Moody's rating opinions address the structural and legal issues and tax-related aspects associated with the Certificates, including the nature of the underlying home equity loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.

         The ratings of Moody's and Fitch do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The Depositor has not requested a rating of the Certificates offered hereby by any rating agency other than Moody's and Fitch and the Depositor has not provided information relating to the Certificates offered hereby or the Home Equity Loans to any rating agency other than Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Certificates offered hereby or, if another rating agency rates such Certificates, what rating would be assigned to such Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Certificates offered hereby may be lower than the rating assigned to such Certificates by either or both of Moody's and Fitch.


                         LEGAL INVESTMENT CONSIDERATIONS

         The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first home equity loans may not be legally authorized to invest in the Offered Certificates.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Offered Certificates (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Offered Certificates set forth opposite its name below:

                             Class A-1 Certificates

  Underwriters                                              Principal Amount
  ------------                                              ----------------

  Bear, Stearns & Co. Inc.                                   $   61,636,000
  PaineWebber Incorporated                                       61,636,000
  Nomura Securities International, Inc.                          30,818,000
                                                                 ----------

      Total                                                   $ 154,090,000


                             Class A-2 Certificates

  Underwriters                                              Principal Amount
  ------------                                              ----------------

  Bear, Stearns & Co. Inc.                                   $   49,100,000
  PaineWebber Incorporated                                       49,100,000
  Nomura Securities International, Inc.                          24,550,000
                                                                 ----------

      Total                                                   $ 122,750,000


                             Class A-3 Certificates

  Underwriters                                              Principal Amount
  ------------                                              ----------------

  Bear, Stearns & Co. Inc.                                   $   43,336,000
  PaineWebber Incorporated                                       43,336,000
  Nomura Securities International, Inc.                          21,668,000
                                                                 ----------

      Total                                                   $ 108,340,000



                             Class A-4 Certificates

  Underwriters                                              Principal Amount
  ------------                                              ----------------

  Bear, Stearns & Co. Inc.                                   $   43,324,000
  PaineWebber Incorporated                                       43,324,000
  Nomura Securities International, Inc.                          21,662,000
                                                                 ----------

      Total                                                   $ 108,310,000

                             Class A-5 Certificates

  Underwriters                                              Principal Amount
  ------------                                              ----------------

  Bear, Stearns & Co. Inc.                                   $   32,500,000
  PaineWebber Incorporated                                       32,500,000
  Nomura Securities International, Inc.                          16,250,000
                                                                 ----------

      Total                                                   $  81,250,000

                             Class A-6 Certificates

  Underwriters                                              Principal Amount
  ------------                                              ----------------

  Bear, Stearns & Co. Inc.                                   $   14,904,000
  PaineWebber Incorporated                                       14,904,000
  Nomura Securities International, Inc.                           7,452,000
                                                                  ---------

      Total                                                   $  37,260,000

                             Class A-7 Certificates

  Underwriters                                              Principal Amount
  ------------                                              ----------------

  Bear, Stearns & Co. Inc.                                    $  32,000,000
  PaineWebber Incorporated                                       32,000,000
  Nomura Securities International, Inc.                          16,000,000
                                                                 ----------

      Total                                                    $ 80,000,000

                             Class M-1 Certificates

  Underwriters                                              Principal Amount
  ------------                                              ----------------

  Bear, Stearns & Co. Inc.                                     $ 12,800,000
  PaineWebber Incorporated                                       12,800,000
  Nomura Securities International, Inc.                           6,400,000
                                                                  ---------

      Total                                                    $ 32,000,000

                             Class M-2 Certificates

  Underwriters                                              Principal Amount
  ------------                                              ----------------

  Bear, Stearns & Co. Inc.                                     $ 17,600,000
  PaineWebber Incorporated                                       17,600,000
  Nomura Securities International, Inc.                           8,800,000
                                                                  ---------

      Total                                                    $ 44,000,000

                              Class B Certificates

  Underwriters                                              Principal Amount
  ------------                                              ----------------

  Bear, Stearns & Co. Inc.                                     $ 12,800,000
  PaineWebber Incorporated                                       12,800,000
  Nomura Securities International, Inc.                           6,400,000
                                                                  ---------

      Total                                                     $32,000,000

         The Seller has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby, if any are purchased. The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Certificates to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                               Selling              Reallowance
                     Class                    Concession              Discount
                     -----                    ----------              --------

    A-1 ..........................               0.075%               0.050%
    A-2 ..........................               0.105%               0.075%
    A-3 ..........................               0.120%               0.100%
    A-4 ..........................               0.150%               0.100%
    A-5 ..........................               0.180%               0.125%
    A-6 ..........................               0.270%               0.150%
    A-7 ..........................               0.240%               0.150%
    M-1 ..........................               0.360%               0.250%
    M-2 ..........................               0.420%               0.250%
    B ............................               0.510%               0.250%


         After the initial public offering, such prices and discounts may be changed.

         The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offered Certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

         The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.


                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller by Arter & Hadden, Washington, D.C. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Seller and the Depositor by Arter & Hadden. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York.

                                   APPENDIX A

                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                              Page

Accrual Period .......................................         S-5
Aggregate Certificate Principal Balance ..............         S-1
Applied Realized Loss Amount .........................        S-12
Appraised Values .....................................        S-25
Backup Servicer ......................................        S-21
Balloon Loans ........................................        S-20
Beneficial Owners ....................................        S-14
Book-Entry Certificates ..............................        S-39
Capitalized Interest Account .........................        S-14
Cede .................................................        S-15
Certificate Account ..................................        S-36
Certificate Principal Balance ........................         S-1
Class ................................................         S-1
Class A Certificates .................................         S-1
Class A Principal Distribution Amount ................         S-8
Class A-1 Certificates ...............................         S-1
Class A-2 Certificates ...............................         S-1
Class A-3 Certificates ...............................         S-1
Class A-4 Certificates ...............................         S-1
Class A-5 Certificates ...............................         S-1
Class A-6 Certificates ...............................         S-1
Class A-7 Certificates ...............................         S-1
Class A-7 Lockout Distribution Amount ................         S-7
Class A-7 Lockout Percentage .........................         S-7
Class A-7 Lockout Pro Rata Distribution Amount .......         S-7
Class B Applied Realized Loss Amount .................        S-44
Class B Certificate Principal Balance ................        S-44
Class B Certificates .................................         S-1
Class B Principal Distribution Amount ................         S-9
Class B Realized Loss Amortization Amount ............        S-44
Class Distribution Amount ............................         S-4
Class M-1 Realized Loss Amortization Amount ..........        S-44
Class M-1 Applied Realized Loss Amount ...............        S-44
Class M-1 Certificate Principal Balance ..............        S-44
Class M-1 Certificates ...............................         S-1
Class M-1 Principal Distribution Amount ..............         S-8
Class M-2 Applied Realized Loss Amount ...............        S-44
Class M-2 Certificate Principal Balance ..............        S-44
Class M-2 Certificates ...............................         S-1
Class M-2 Principal Distribution Amount ..............         S-9
Class M-2 Realized Loss Amortization Amount ..........        S-44
Class R Certificates .................................         S-2
Closing Date .........................................         S-2
Code .................................................        S-16
Combined Loan-to-Value Ratios ........................        S-27
Compensating Interest ................................        S-49
Coupon Rate ..........................................         S-3
CPR ..................................................        S-31
Current Interest .....................................         S-5
Custodian ............................................        S-46
Cut-Off Date .........................................         S-2
D&P ..................................................        S-55
Daily Collections ....................................        S-48
Date-of-Payment Loans ................................        S-30
Definitive Certificate ...............................        S-39
Delinquency Advances .................................        S-48
Depositor ............................................         S-2
DOL ..................................................        S-55
DTC ..................................................        S-14
DTC Participants .....................................        S-40
ERISA ................................................        S-54
Exchange Act .........................................        S-60
Exemption ............................................        S-55
Expense Fee Rate  ....................................        S-37
Extra Principal Distribution Amount ..................         S-9
FannieMae ............................................        S-21

FHLMC ................................................        S-21
Final Determination ..................................        S-54
Financial Intermediary ...............................        S-39
Fitch ................................................        S-15
FNMA Guide ...........................................        S-47
Funding Period .......................................        S-14
Home Equity Loans ....................................         S-2
Initial Home Equity Loans ............................         S-3
Interest Amount Available  ...........................         S-4
Interest Carry Forward Amount ........................         S-5
Interest Remittance Amount ...........................         S-5
Loan Purchase Price ..................................        S-45
Maximum Collateral Amount ............................        S-15
Mezzanine Certificates ...............................         S-1
Monthly Remittance Date ..............................         S-8
Moody's ..............................................        S-15
Mortgagor ............................................        S-30
Net Liquidation Proceeds .............................        S-48
Non-REMIC Accounts ...................................        S-15
Notes ................................................        S-25
Offered Certificates .................................         S-1
Original Aggregate Loan Balance ......................        S-25
Overcollateralization Amount .........................         S-9
Overcollateralization Deficiency .....................        S-10
Overcollateralization Release Amount .................        S-10
Participants .........................................        S-39
Payment Date .........................................         S-4
Percentage Interest ..................................        S-37
Plans ................................................        S-54
Pooling and Servicing Agreement ......................         S-2
Preference Amount ....................................        S-10
Prepayment Assumption ................................        S-31
Prepayments ..........................................        S-17
Preservation Expenses ................................        S-49
Pre-Funded Amount ....................................        S-14
Pre-Funding Account ..................................         S-2
Principal and Interest Account .......................        S-47
Principal Distribution Amount ........................         S-7
Principal Remittance Amount ..........................         S-8
Properties ...........................................         S-2
Qualified Replacement Mortgage .......................        S-45
Rating Agencies ......................................        S-15
REMIC ................................................        S-15
REMIC Opinion ........................................        S-45
Realized Loss ........................................        S-11
Record Date ..........................................         S-4
Register .............................................        S-37
Registrar ............................................        S-37
Remittance Period ....................................         S-8
Restricted Group .....................................        S-56
Riegle Act ...........................................        S-19
Rules ................................................        S-40
Seller ...............................................         S-2
Senior Enhancement Percentage ........................         S-9
Senior Specified Enhancement Percentage ..............         S-9
Servicer .............................................         S-2
Servicer Termination Events ..........................        S-50
Servicing Advance ....................................        S-49
Servicing Fee ........................................        S-10
SMMEA ................................................        S-16
Stepdown Date ........................................         S-8
Subordinate Certificates .............................         S-1
Subsequent Cut-Off Date ..............................        S-18
Subsequent Home Equity Loans .........................         S-2
Subsequent Transfer Agreement ........................        S-18
Subsequent Transfer Date .............................        S-14

Substitution Amount ..................................        S-45
Sub-Servicers ........................................        S-20
Sub-Servicing Agreements..............................        S-20
Targeted Overcollateralization Amount ................        S-10
Trigger Event ........................................         S-8
Trust ................................................         S-1
Trust Estate .........................................        S-36
Trustee ..............................................         S-2
Trustee Fee ..........................................         S-2
Underwriters .........................................        S-57
Unpaid Realized Loss Amount ..........................        S-44
Weighted average life ................................        S-31

PROSPECTUS
                   Home Equity Loan Pass Through Certificates
                              (Issuable in Series)
                              IMC Securities, Inc.
                                   (Depositor)

     This Prospectus relates to Home Equity Loan Pass Through Certificates to be issued from time to time in one or more series (and one or more classes within a series), certain classes of which may be offered on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each series of Certificates will be issued by a separate trust (each, a "Trust") and will evidence either a beneficial ownership interest in, or the debt obligation of, such Trust. The assets of a Trust will include one or more of the following: (i) single family residential mortgage loans, including mortgage loans secured by junior liens on the related mortgaged properties, (ii) mortgage backed securities and (iii) investment income, reserve funds, cash accounts, insurance policies (including financial guaranty insurance policies and surety bonds), guaranties, letters of credit or similar types of credit support or enhancement as more particularly described in the related Prospectus Supplement.
     One or more classes of Certificates of a series may be (i) entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Certificates of such series or after the occurrence of certain events or (ii) subordinated in the right to receive such distributions to one or more senior classes of Certificates of such series, in each case as specified in the related Prospectus Supplement. Interest on each class of Certificates entitled to distributions allocable to interest may accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement. The Depositor or its affiliates may retain or hold for sale from time to time one or more classes of a series of Certificates.
     Distributions on the Certificates will be made at the intervals and on the dates specified in the related Prospectus Supplement from the assets of the related Trust and any other assets pledged for the benefit of the Certificates. An affiliate of the Depositor may make or obtain for the benefit of the Certificates limited representations and warranties with respect to mortgage assets assigned to the related Trust. Neither the Depositor nor any affiliates will have any other obligation with respect to the Certificates.
     The yield on Certificates will be affected by the rate of payment of principal (including prepayments) of mortgage assets in the related Trust. Each series of Certificates will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.
     If specified in a Prospectus Supplement, an election may be made to treat the Trust for the related series or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.
     It is a condition to the issuance of the Certificates that the Certificates be rated in not less than the fourth highest rating category by a nationally recognized rating organization.
     See "Risk Factors" beginning on page 6 herein and in the related Prospectus Supplement for a discussion of significant matters affecting investments in the Certificates.
     See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Certificates by "plan fiduciaries."
     An investor should carefully review the information in the related Prospectus Supplement concerning the risks associated with the different types and classes of Certificates.

     THE ASSETS OF A TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------
 THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
           THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY RELATED
                PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein and "Underwriting" in the related Prospectus Supplement.
     Prior to their issuance there will have been no market for the Certificates nor can there by any assurance that one will develop or if it does develop, that it will provide the Owners of the Certificates with liquidity or will continue for the life of the Certificates.
     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.
--------------------------------------------------------------------------------

                  The date of this Prospectus is June 6, 1997.

                              AVAILABLE INFORMATION

     The representative has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http:\\www.sec.gov).

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                                REPORTS TO OWNERS

     Periodic and annual reports concerning any Certificates and the related Trust will be provided to the persons in whose names the Certificates are registered (the "Owners"). See "Administration-Reports" herein. If specified in the related Prospectus Supplement, a Series of Certificates may be issuable in book-entry form. In such event, the related Certificates will be registered in the name of a Clearing Agency (as defined herein) and, therefore, the Clearing Agency will be the Owner for purposes hereof. All reports will be provided to the Clearing Agency, which in turn will provide such reports to its Clearing Agency Participants (as defined herein). Such Clearing Agency Participants will then forward such reports to the beneficial owners of Certificates. See "Description of the Certificates-Book-Entry Registration" herein. The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust as are required under the Exchange Act and the rules and regulations of the Commission thereunder. It is the Depositor's intent to suspend filing such reports as soon as such reports are no longer statutorily required.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with respect to each respective Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the securities of such Trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such Trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to IMC Securities, Inc., 3450 Buschwood Park Drive, Tampa, Florida 33618 (telephone number (813) 932-2211).

                                TABLE OF CONTENTS

                                                                         Page


SUMMARY OF PROSPECTUS.....................................................  1

RISK FACTORS..............................................................  6

DESCRIPTION OF THE CERTIFICATES...........................................  9
     General..............................................................  9
     Classes of Certificates.............................................. 10
     Distributions of Principal and Interest.............................. 11
     Book Entry Registration.............................................. 12
     List of Owners of Certificates....................................... 13

THE TRUSTS................................................................ 13
     Mortgage Loans....................................................... 14
     Mortgage-Backed Securities........................................... 15
     Other Mortgage Securities............................................ 16

CREDIT ENHANCEMENT........................................................ 16

SERVICING OF MORTGAGE LOANS............................................... 21
     Payments on Mortgage Loans........................................... 21
     Advances............................................................. 22
     Collection and Other Servicing Procedures............................ 22
     Primary Mortgage Insurance........................................... 23
     Standard Hazard Insurance............................................ 24
     Title Insurance Policies............................................. 24
     Claims Under Primary Mortgage Insurance Policies
         and Standard Hazard Insurance Policies; Other
         Realization Upon Defaulted Loan.................................. 24
     Servicing Compensation and Payment of Expenses....................... 25
     Master Servicer...................................................... 25

ADMINISTRATION............................................................ 26
     Assignment of Mortgage Assets........................................ 26
     Evidence as to Compliance............................................ 28
     The Trustee.......................................................... 28
     Administration of the Certificate Account............................ 28
     Reports.............................................................. 29
     Forward Commitments; Pre-Funding..................................... 30
     Servicer Events of Default........................................... 30
     Rights Upon Servicer Event of Default................................ 30
     Amendment............................................................ 31
     Termination.......................................................... 31

USE OF PROCEEDS........................................................... 32

THE DEPOSITOR............................................................. 32

CERTAIN LEGAL ASPECTS OF THE MORTGAGE
     ASSETS............................................................... 32
     General.............................................................. 32
     Foreclosure.......................................................... 33
     Soldiers' and Sailors' Civil Relief Act.............................. 38

LEGAL INVESTMENT MATTERS.................................................. 38

ERISA CONSIDERATIONS...................................................... 39

FEDERAL INCOME TAX CONSEQUENCES........................................... 40
     Federal Income Tax Consequences For REMIC
         Certificates..................................................... 41
     Taxation of Regular Certificates..................................... 42
     Taxation of Residual Certificates.................................... 47
     Treatment of Certain Items of REMIC Income and
         Expense.......................................................... 49
     Tax-Related Restrictions on Transfer of Residual
         Certificates..................................................... 51
     Sale or Exchange of a Residual Certificate........................... 53
     Taxes That May Be Imposed on the REMIC Pool.......................... 53
     Liquidation of the REMIC Pool........................................ 54
     Administrative Matters............................................... 54
     Limitations on Deduction of Certain Expenses......................... 55
     Taxation of Certain Foreign Investors................................ 55
     Backup Withholding................................................... 56
     Reporting Requirements............................................... 56
     Federal Income Tax Consequences for Certificates as
         to Which No REMIC Election Is Made............................... 57
     Standard Certificates................................................ 57
     Premium and Discount................................................. 58
     Stripped Certificates................................................ 60
     Reporting Requirements and Backup Withholding........................ 62
     Taxation of Certain Foreign Investors................................ 63
     Taxation of Securities Classified as Partnership
         Interests........................................................ 63

PLAN OF DISTRIBUTION...................................................... 63

RATINGS................................................................... 64

LEGAL MATTERS............................................................. 64

FINANCIAL INFORMATION..................................................... 64

INDEX TO LOCATION OF PRINCIPAL DEFINED
     TERMS................................................................A-1



     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the related Certificates, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                       THIS PAGE INTENTIONALLY LEFT BLANK

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to a particular series of Certificates and to the related Agreement which will be prepared in connection with each series of Certificates. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement. An index indicating where certain capitalized terms used herein are defined appears on Appendix A hereto.

Securities............................   Home Equity Loan Pass Through
                                         Certificates, issuable from time to
                                         time in series, in fully registered
                                         form or book entry only form, in
                                         authorized denominations, as described
                                         in the Prospectus Supplement (the
                                         "Certificates"). Each Certificate will
                                         represent a beneficial ownership
                                         interest in a trust (a "Trust") created
                                         from time to time pursuant to a pooling
                                         and servicing agreement or trust
                                         agreement (each, an "Agreement").

The Depositor.........................   IMC Securities, Inc. (the "Depositor")
                                         is a Delaware corporation. The
                                         Depositor's principal executive offices
                                         are located at 3450 Buschwood Park
                                         Drive, Tampa, Florida 33618; telephone
                                         number (813) 932-2211. See "The
                                         Depositor" herein. The Depositor or its
                                         affiliates may retain or hold for sale
                                         from time to time one or more classes
                                         of a series of Certificates.

The Servicer..........................   The entity or entities named as the
                                         Servicer in the Prospectus Supplement
                                         (the "Servicer"), will act as servicer,
                                         with respect to the Mortgage Loans
                                         included in the related Trust. The
                                         Servicer may be an affiliate of the
                                         Depositor and may be the seller of
                                         Mortgage Assets to the Depositor (each,
                                         a "Seller").

The Master Servicer...................   A "Master Servicer" may be specified in
                                         the related Prospectus Supplement for
                                         the related series of Certificates.

The Trustee...........................   The trustee (the "Trustee") for each
                                         series of Certificates will be
                                         specified in the related Prospectus
                                         Supplement.

Trust Assets..........................   The assets of a Trust will be
                                         mortgage-related assets (the "Mortgage
                                         Assets") consisting of one or more of
                                         the following types of assets:

A.  The Mortgage Loans................   "Mortgage Loans" may include: (i)
                                         conventional (i.e., not insured or
                                         guaranteed by any governmental agency)
                                         Mortgage Loans secured by one-to-four
                                         family residential properties; (ii)
                                         Mortgage Loans secured by security
                                         interests in shares issued by private,
                                         non-profit, cooperative housing
                                         corporations ("Cooperatives") and in
                                         the related proprietary leases or
                                         occupancy agreements granting exclusive
                                         rights to occupy specific dwelling
                                         units in such Cooperatives' buildings;
                                         and, (iii) Mortgage Loans secured by
                                         junior liens on the related mortgaged
                                         properties, including home improvement
                                         retail installment contracts. See "The
                                         Trusts - Mortgage Loans" herein.

B. Mortgage-Backed Securities..........  "Mortgage-Backed Securities" (or "MBS")
                                         may include (i) private (that is, not
                                         guaranteed or insured by the United
                                         States or any agency or
                                         instrumentality thereof) mortgage
                                         participations, mortgage pass-through
                                         certificates or other mortgage-backed
                                         securities or (ii) certificates insured
                                         or guaranteed by Federal Home Loan
                                         Mortgage Corporation ("FHLMC") or
                                         Federal National Mortgage Association
                                         ("FNMA") or Government National
                                         Mortgage Association ("GNMA"). See "The
                                         Trusts - Mortgage-Backed Securities"
                                         herein.

C.  Other Mortgage Assets.............   Trust assets may also include
                                         reinvestment income, reserve funds,
                                         cash accounts, insurance policies
                                         (including financial guaranty insurance
                                         policies and surety bonds), guaranties,
                                         letters of credit or similar types of
                                         credit support or enhancement as
                                         described in the related Prospectus
                                         Supplement.

                                         The related Prospectus Supplement for a
                                         series of Certificates will describe
                                         the Mortgage Assets to be included in
                                         the Trust for such series.

The Certificates......................   The Certificates of any series may be
                                         issued in one or more classes, as
                                         specified in the Prospectus Supplement.
                                         One or more classes of Certificates of
                                         each series (i) may be entitled to
                                         receive distributions allocable only to
                                         principal, only to interest or to any
                                         combination thereof; (ii) may be
                                         entitled to receive distributions only
                                         of prepayments of principal throughout
                                         the lives of the Certificates or during
                                         specified periods; (iii) may be
                                         subordinated in the right to receive
                                         distributions of scheduled payments of
                                         principal, prepayments of principal,
                                         interest or any combination thereof to
                                         one or more other classes of
                                         Certificates of such series throughout
                                         the lives of the Certificates or during
                                         specified periods; (iv) may be entitled
                                         to receive such distributions only
                                         after the occurrence of events
                                         specified in the Prospectus Supplement;
                                         (v) may be entitled to receive
                                         distributions in accordance with a
                                         schedule or formula or on the basis of
                                         collections from designated portions of
                                         the assets in the related Trust; (vi)
                                         as to Certificates entitled to
                                         distributions allocable to interest,
                                         may be entitled to receive interest at
                                         a fixed rate or a rate that is subject
                                         to change from time to time; (vii) may
                                         accrue interest, with such accrued
                                         interest added to the principal or
                                         notional amount of the Certificates,
                                         and no payments being made thereon
                                         until certain other classes of the
                                         series have been paid in full; and
                                         (viii) as to Certificates entitled to
                                         distributions allocable to interest,
                                         may be entitled to distributions
                                         allocable to interest only after the
                                         occurrence of events specified in the
                                         Prospectus Supplement and may accrue
                                         interest until such events occur, in
                                         each case as specified in the related
                                         Prospectus Supplement. The timing and
                                         amounts of such distributions may vary
                                         among classes, over time, or otherwise
                                         as specified in the related Prospectus
                                         Supplement.

Distributions on
  the Certificates....................   The related Prospectus Supplement will
                                         specify (i) whether distributions on
                                         the Certificates entitled thereto will
                                         be made monthly, quarterly,
                                         semi-annually or at other intervals and
                                         dates out of the payments received in
                                         respect of the Mortgage Assets included
                                         in the related Trust and other assets,
                                         if any, pledged for the benefit of the
                                         related Owners of Certificates; (ii)
                                         the amount allocable to payments of
                                         principal and interest on any Payment
                                         Date; and (iii) whether all
                                         distributions will be made pro rata to
                                         Owners of Certificates of the class
                                         entitled thereto.

                                         The aggregate original principal
                                         balance of the Certificates will equal
                                         the aggregate distributions allocable
                                         to principal that such Certificates
                                         will be entitled to receive; the
                                         Certificates will have an aggregate
                                         original principal balance equal to or
                                         less than the aggregate unpaid
                                         principal balance of the related
                                         Mortgage Assets (plus amounts held in a
                                         Pre-Funding Account, if any) as of the
                                         first day of the month of creation of
                                         the Trust; and the Certificates will
                                         bear interest in the aggregate at a
                                         rate (the "Pass-Through Rate") equal to
                                         the interest rate borne by the related
                                         Mortgage Assets net of servicing fees
                                         and any other specified amounts.

Pre-Funding Account...................   A Trust may enter into an agreement
                                         (each, a "Pre-Funding Agreement") with
                                         the Depositor whereby the Depositor
                                         will agree to transfer additional
                                         Mortgage Assets to such Trust following
                                         the date on which such Trust is
                                         established and the related
                                         Certificates are issued. Any
                                         Pre-Funding Agreement will require that
                                         any Mortgage Loans so transferred
                                         conform to the requirements specified
                                         in such Pre-Funding Agreement. If a
                                         Pre-Funding Agreement is to be
                                         utilized, the related Trustee will be
                                         required to deposit in a segregated
                                         account (each, a "Pre-Funding Account")
                                         all or a portion of the proceeds
                                         received by the Trustee in connection
                                         with the sale of one or more classes of
                                         Certificates of the related series;
                                         subsequently, the additional Mortgage
                                         Assets will be transferred to the
                                         related Trust in exchange for money
                                         released to the Depositor from the
                                         related Pre-Funding Account. The
                                         maximum amount deposited in the Pre-
                                         Funding Account to acquire Mortgage
                                         Loans for transfer to a Trust will not
                                         exceed 40% of the aggregate principal
                                         amount of the Certificates offered
                                         pursuant to the related Prospectus
                                         Supplement. Each Pre-Funding Agreement
                                         will set a specified period during
                                         which any such transfers must occur,
                                         which period will not exceed 90 days
                                         from the date the Trust is established.
                                         If all moneys originally deposited to
                                         such Pre-Funding Account are not used
                                         by the end of such specified period,
                                         then any remaining moneys will be
                                         applied as a mandatory prepayment of a
                                         class or classes of Certificates as
                                         specified in the related Prospectus
                                         Supplement.

Optional Termination..................   The Servicer, the Seller, the
                                         Depositor, or, if specified in the
                                         related Prospectus Supplement, the
                                         Owners of a related class of
                                         Certificates or a credit enhancer may
                                         at their respective options effect
                                         early retirement of a series of
                                         Certificates through the purchase of
                                         the Mortgage Assets in the related
                                         Trust. See "Administration -
                                         Termination" herein.

Mandatory Termination.................   The Trustee, the Servicer or certain
                                         other entities specified in the related
                                         Prospectus Supplement may be required
                                         to effect early retirement of a series
                                         of Certificates by soliciting
                                         competitive bids for the purchase of
                                         the assets of the related Trust or
                                         otherwise. See "Administration -
                                         Termination" herein.

Advances..............................   The Servicer of the Mortgage Loans will
                                         be obligated (but only to the extent
                                         set forth in the related Prospectus
                                         Supplement) to advance delinquent
                                         installments of principal and/or
                                         interest (less applicable servicing
                                         fees) on the Mortgage Loans in a Trust.
                                         Any such obligation to make advances
                                         may be limited to amounts due to the
                                         Owners of Certificates of the related
                                         series, to amounts deemed to be
                                         recoverable from late payments or
                                         liquidation proceeds, to specified
                                         periods or to any
                                         combination thereof, in each case as
                                         specified in the related Prospectus
                                         Supplement. Any such advance will be
                                         recoverable as specified in the related
                                         Prospectus Supplement. See "Servicing
                                         of Mortgage Loans and Contracts"
                                         herein.

Credit Enhancement....................   If specified in the related Prospectus
                                         Supplement, a series of Certificates,
                                         or certain classes within such series,
                                         may have the benefit of one or more
                                         types of credit enhancement ("Credit
                                         Enhancement") including but not limited
                                         to overcollateralization, cross
                                         support, mortgage pool insurance,
                                         special hazard insurance, financial
                                         guaranty insurance policies, a
                                         bankruptcy bond, reserve funds, other
                                         insurance, guaranties and similar
                                         instruments and arrangements. Credit
                                         Enhancement also may be provided in the
                                         form of subordination of one or more
                                         classes of Certificates in a series
                                         under which losses are first allocated
                                         to any Subordinated Certificates up to
                                         a specified limit. The protection
                                         against losses afforded by any such
                                         Credit Enhancement will be limited as
                                         described in the related Prospectus
                                         Supplement. See "Credit Enhancement"
                                         herein.

Book Entry Registration...............   Certificates of one or more classes of
                                         a series may be issued in book entry
                                         form ("Book Entry Certificates") in the
                                         name of a clearing agency (a "Clearing
                                         Agency") registered with the Securities
                                         and Exchange Commission, or its
                                         nominee. Transfers and pledges of Book
                                         Entry Certificates may be made only
                                         through entries on the books of the
                                         Clearing Agency in the name of brokers,
                                         dealers, banks and other organizations
                                         eligible to maintain accounts with the
                                         Clearing Agency ("Clearing Agency
                                         Participants") or their nominees.
                                         Transfers and pledges by purchasers and
                                         other beneficial owners of Book Entry
                                         Certificates ("Beneficial Owners")
                                         other than Clearing Agency Participants
                                         may be effected only through Clearing
                                         Agency Participants. All references to
                                         the Owners of Certificates shall mean
                                         Beneficial Owners to the extent
                                         Beneficial Owners may exercise their
                                         rights through a Clearing Agency.
                                         Except as otherwise specified in this
                                         Prospectus or a related Prospectus
                                         Supplement, the term "Owners" shall be
                                         deemed to include Beneficial Owners.
                                         See "Risk Factors - Book Entry
                                         Registration" and "Description of the
                                         Certificates - Book Entry Registration"
                                         herein.

Federal Income Tax
   Consequences.......................   Federal income tax consequences will
                                         depend on, among other factors, whether
                                         one or more elections are made to treat
                                         a Trust or specified portions thereof
                                         as a "real estate mortgage investment
                                         conduit" ("REMIC") under the Internal
                                         Revenue Code of 1986, as amended (the
                                         "Code"), or, if no REMIC election is
                                         made, whether the Certificates are
                                         considered to be Standard Certificates,
                                         Stripped Certificates or Partnership
                                         Interests. The related Prospectus
                                         Supplement for each series of
                                         Certificates will specify whether a
                                         REMIC election will be made. See
                                         "Federal Income Tax Consequences"
                                         herein and in the related Prospectus
                                         Supplement.

ERISA Considerations..................   A fiduciary of any employee benefit
                                         plan subject to the Employee Retirement
                                         Income Security Act of 1974, as amended
                                         ("ERISA"), or the Code should carefully
                                         review with its own legal advisors
                                         whether the purchase or holding of
                                         Certificates could give rise to a
                                         transaction
                                         prohibited or otherwise impermissible
                                         under ERISA or the Code. Certain
                                         classes of Certificates may not be
                                         transferred unless the Trustee and the
                                         Depositor are furnished with a letter
                                         of representation or an opinion of
                                         counsel to the effect that such
                                         transfer will not result in a violation
                                         of the prohibited transaction
                                         provisions of ERISA and the Code and
                                         will not subject the Trustee, the
                                         Depositor or the Servicer to additional
                                         obligations. See "Description of the
                                         Certificates - General" herein and
                                         "ERISA Considerations" herein and in
                                         the related Prospectus Supplement.

Legal Investment Matters..............   Certificates that constitute "mortgage
                                         related securities" under the Secondary
                                         Mortgage Market Enhancement Act of 1984
                                         ("SMMEA") will be so described in the
                                         related Prospectus Supplement.
                                         Certificates that are not so qualified
                                         may not be legal investments for
                                         certain types of institutional
                                         investors, subject, in any case, to any
                                         other regulations which may govern
                                         investments by such institutional
                                         investors. See "Legal Investment
                                         Matters" herein and in the related
                                         Prospectus Supplement.

Use of Proceeds.......................   Substantially all the net proceeds from
                                         the sale of a series of Certificates
                                         will be applied to the simultaneous
                                         purchase of the Mortgage Assets
                                         included in the related Trust (or to
                                         reimburse the amounts previously used
                                         to effect such purchase), the costs of
                                         carrying the Mortgage Assets until sale
                                         of the Certificates and to pay other
                                         expenses. See "Use of Proceeds" herein.

Rating................................   It is a condition to the issuance of
                                         each class of Certificates that each
                                         class of the Certificates of such
                                         Series be rated by one or more of
                                         Moody's Investors Service, Inc.
                                         ("Moody's"), Standard & Poor's Ratings
                                         Services ("Standard & Poor's"), Duff &
                                         Phelps Credit Rating Co. ("DCR") and
                                         Fitch Investors Service, Inc. ("Fitch"
                                         and each of Fitch, Moody's, DCR and
                                         Standard & Poor's, a "Rating Agency")
                                         in one of their four highest rating
                                         categories; provided, however, that one
                                         or more classes of Subordinated
                                         Certificates and Residual Certificates
                                         need not be so rated. A security rating
                                         is not a recommendation to buy, sell or
                                         hold securities and may be subject to
                                         revision or withdrawal at any time. No
                                         person is obligated to maintain any
                                         rating on any Certificate, and,
                                         accordingly, there can be no assurance
                                         that the ratings assigned to any class
                                         of Certificates upon initial issuance
                                         thereof will not be lowered or
                                         withdrawn by a Rating Agency at any
                                         time thereafter. If a rating of any
                                         class of Certificates of a Series is
                                         revised or withdrawn, the liquidity of
                                         such class of Certificates may be
                                         adversely affected. In general, the
                                         ratings address credit risk and do not
                                         represent any assessment of the
                                         likelihood or rate of principal
                                         prepayments. See "Risk Factors" herein
                                         and "Ratings" in the related Prospectus
                                         Supplement.

Risk Factors..........................   Investment in the Certificates will be
                                         subject to one or more risk factors,
                                         including declines in the value of
                                         Mortgaged Properties, prepayment of
                                         Mortgage Loans, higher risks of
                                         defaults on particular types of
                                         Mortgage Loans, limitations on security
                                         for the Mortgage Loans, limitations on
                                         credit enhancement and various other
                                         factors. See "Risk Factors" herein and
                                         in the related Prospectus Supplement.

                                  RISK FACTORS

         Prospective investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates:

         Declining Real Estate Market; Geographic Concentration. If the residential real estate market in general or a regional or local area where Mortgage Assets for a Trust are concentrated should experience an overall decline in property values, or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "The Trusts - Mortgage Loans" herein.

         Limited Obligations. The Certificates will not represent an interest in or obligation of the Depositor. The Certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Servicer or the Seller.

         Prepayment Considerations; Optional Termination. The prepayment experience on Mortgage Loans constituting or underlying the Mortgage Assets will affect the average life of each Class of Certificates relating to a Trust. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Prepayment and Yield Considerations" in the related Prospectus Supplement. In addition, investors in the Certificates should be aware that the Servicer, the Seller, or, if specified in the related Prospectus Supplement, the Owners of a Class of Certificates or a credit enhancer may at their respective options effect early retirement of a series of Certificates through the purchase of Mortgage Assets from the related Trust. See "Administration - Termination" herein.

         Risk of Higher Default Rates for Mortgage Loans with Balloon Payments. A portion of the aggregate principal balance of the Mortgage Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30- year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

         Limited Liquidity. There will be no market for the Certificates of any series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide liquidity of investment or will continue for the life of the Certificates of such series. The market value of the Certificates will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Certificates in any market that may develop may be at a discount from the Certificates' par value or purchase price. Owners of Certificates generally have no right to request redemption of Certificates, and the Certificates are subject to redemption only under the limited circumstances described in the related Prospectus Supplement. In addition, the Certificates will not be listed on any securities exchange.

         Limited Assets. Owners of Certificates of each series must rely upon distributions on the related Mortgage Assets, together with the other specific assets pledged for the benefit of such series (which assets may be subject to release from such pledge prior to payment in full of the Certificates), for the payment of principal of, and interest on, that series of Certificates. If the assets comprising the Trust are insufficient to make payments on such Certificates, no other assets of the Depositor will be available for payment of the deficiency. Because payments of principal will be applied to classes of outstanding Certificates of a series in the priority specified in the related

Prospectus Supplement, a deficiency may have a disproportionately greater effect on the Certificates of classes having lower priority in payment. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the assets comprising a Trust may have a disproportionate effect on a specified class or classes within such series.

         Limitations, Reduction and Substitution of Credit Enhancement. Credit Enhancement may be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more classes of such series, a Mortgage Pool Insurance Policy, a Financial Guaranty Insurance Policy, a Special Hazard Insurance Policy, a bankruptcy bond, one or more Reserve Funds, other insurance, guaranties and similar instruments and agreements, or any combination thereof. See "Credit Enhancement" herein. Regardless of the Credit Enhancement provided, the amount of coverage may be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Certificates, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

         Original Issue Discount. All the Compound Interest Certificates and Stripped Certificates that are entitled only to interest distributions will be, and certain of the other Certificates may be, issued with original issue discount for federal income tax purposes. An Owner of a Certificate issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on such Certificates generally will be treated as original issue discount for this purpose. Moreover, the calculation of original issue discount on REMIC Certificates (as defined herein) is subject to uncertainties because of the lack of guidance from the Internal Revenue Service under applicable statutory provisions. See "Federal Income Tax Consequences - Federal Income Tax Consequences for REMIC Certificates," "- Taxation of Regular Certificates - Variable Rate Regular Certificates," "Federal Income Tax Consequences - Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made - Standard Certificates," and "Federal Income Tax Consequences - Premium and Discount" and "- Stripped Certificates" herein.

         Book Entry Registration. Because transfers and pledges of Book Entry Certificates may be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Certificates may be reduced to the extent that some investors are unwilling to hold Certificates in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Certificates may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Certificates may, in certain cases, experience delay in the receipt of payments of principal and interest because such payments will be forwarded by the Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Certificates are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Certificates may be impaired.

         The Status of the Mortgage Assets in the Event of Bankruptcy of the Seller. The Seller and the Depositor intend that the transfers of the Mortgage Assets from the Seller to the Depositor, and in turn to the applicable Trust, constitute sales rather than pledges to secure indebtedness for insolvency purposes. If, however, the Seller were to become a debtor under the federal bankruptcy code, it is possible that a creditor, trustee-in-bankruptcy or receiver of the Seller may argue that the sale thereof by the Seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the related Certificates.

         Junior Lien Mortgage Loans. Because Mortgage Loans secured by junior (i.e., second, third, etc.) liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, a decline in the residential real estate market would adversely affect the position of the related Trust as a junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of a Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated and, as a result, may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. To the extent the average outstanding principal balances of the Mortgage Loans in a Trust are relatively small, realizations net of liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the related Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the related Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Limited Nature of Ratings. It is a condition to the issuance of the Certificates that each class of Certificates be rated in one of the four highest rating categories by one or more of Moody's, Standard & Poor's or Fitch. See "Summary of Prospectus - Ratings" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any class of Certificates on the date on which such Certificates are initially issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity of the related Certificates may be adversely affected. Issuance of any of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. The rating of Certificates credit enhanced through external credit enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external credit enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the related Certificates would likely result in a reduction in the rating of the Certificates. See "Ratings" in the Prospectus Supplement.

         Applicable Legal and Regulatory Risks. Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of the Mortgage Assets" herein.

                         DESCRIPTION OF THE CERTIFICATES

         Each Trust will be created pursuant to an Agreement entered into among the Depositor, the Trustee, the Master Servicer, if any, and the Servicer. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. Certificates which represent beneficial interests in the Trust will be issued pursuant to the Agreement similar to the form filed as an Exhibit to the Registration Statement of which this Prospectus is a part. The following summaries and the summaries set forth under "Administration" describe certain provisions relating to each series of Certificates. The Prospectus Supplement for a series of Certificates will describe the specific provisions relating to such series. The Depositor will provide Owners of Certificates, without charge, on written request a copy of the Agreement for the related series. Requests should be addressed to IMC Securities, Inc., 3450 Buschwood Park Drive, Tampa, Florida 33618. The Agreement relating to a series of Certificates will be filed with the Securities and Exchange Commission within 15 days after the date of issuance of such series of Certificates (the "Delivery Date").

         The Certificates of a series will be entitled to payment only from the assets of the Trust and any other assets pledged for the benefit of the Certificates and will not be entitled to payments in respect of the assets included in any other trust fund established by the Depositor. The Certificates will not represent obligations of the Depositor, the Trustee, the Master Servicer, if any, any Servicer or any affiliate thereof and will not be guaranteed by any governmental agency. See "The Trusts" herein.

         The Mortgage Assets relating to a series of Certificates will not be insured or guaranteed by any governmental entity and, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Assets, are not advanced or paid from any applicable Credit Enhancement, such delinquencies may result in delays in the distribution of payments on, or losses allocated to one or more classes of Certificates of such series.

General

         The Certificates of each series will be issued either in book entry form or in fully registered form. The minimum original denomination of each class of Certificates will be specified in the related Prospectus Supplement. The original "Certificate Principal Balance" of each Certificate will equal the aggregate distributions or payments allocable to principal to which such Certificate is entitled and distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the "Notional Principal Balance" of such Certificate. The Notional Principal Balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Certificates, the Certificates of each series will be transferable and exchangeable on a "Certificate Register" to be maintained at the corporate trust office or such other office or agency maintained for such purposes by the Trustee. The Trustee will be appointed initially as the "Certificate Registrar" and no service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of certain classes of Certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Transfer of Certificates of such a class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

         As to each series, one or more elections may be made to treat the related Trust or designated portions thereof as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. See "Federal Income Tax Considerations" herein. As to any such series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Owners of Certificates not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the Servicer, the Trustee, an Owner of Residual Certificates or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified will be entitled to reimbursement for any such payment.

Classes of Certificates

         Each series of Certificates will be issued in one or more classes which will evidence the beneficial ownership in the assets of the Trust that are allocable to (i) principal of such class of Certificates and (ii) interest on such Certificates. If specified in the Prospectus Supplement, one or more classes of a series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust.

         The Certificates will have an aggregate original Certificate Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Assets (plus, amounts held in a Pre-Funding Account, if any) as of the time and day prior to creation of the Trust specified in the related Prospectus Supplement (the "Cut-Off Date") after deducting payments of principal due before the Cut-Off Date and will bear interest at rates which, on a weighted basis, will be equal to the Pass-Through Rate. The Pass-Through Rate will equal the weighted average rate of interest borne by the related Mortgage Assets, net of the aggregate servicing fees, amounts allocated to the residual interests and any other amounts as are specified in the Prospectus Supplement. The original Certificate Principal Balance (or Notional Principal Balance) of the Certificates of a series and the interest rate on the classes of such Certificates will be determined in the manner specified in the Prospectus Supplement.

         Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) by reference to an index, or (c) otherwise (each, a "Certificate Interest Rate"). One or more classes of Certificates may provide for interest that accrues but is not currently payable ("Compound Interest Certificates"). With respect to any class of Compound Interest Certificates, any interest that has accrued but is not paid on a given Payment Date will be added to the aggregate Certificate Principal Balance of such class of Certificates on that Payment Date.

         A series of Certificates may include one or more classes entitled only to distributions or payments (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below), or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Certificates may consist of one or more classes as to which distributions or payments will be allocated (i) on the basis of collections from designated portions of the assets of the Trust, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise. The timing and amounts of such distributions or payments may vary among classes, over time or otherwise.

         A series of Certificates may include one or more Classes of Scheduled Amortization Certificates and Companion Certificates. "Scheduled Amortization Certificates" are Certificates with respect to which payments of principal are to be made in specified amounts on specified Payment Dates, to the extent of funds available on such Payment Date. "Companion Certificates" are Certificates which receive payments of all or a portion of any funds available on a given Payment Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Certificates on such Payment Date. Because of the manner of application of payments of principal to Companion Certificates, the weighted average lives of Companion Certificates of a series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust than will the Scheduled Amortization Certificates of such series.

         One or more series of Certificates may constitute series of "Special Allocation Certificates", which may include Senior Certificates, Subordinated Certificates, Priority Certificates and Non-Priority Certificates. As specified in the related Prospectus Supplement for a series of Special Allocation Certificates, the timing and/or priority of payments of principal and/or interest may favor one or more classes of Certificates over one or more other classes of Certificates. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Losses on Trust assets for such series may be disproportionately borne by one or more classes of such series, and the proceeds and distributions from such assets may be applied to the payment in full of one or more classes within such series before the balance, if any, of such proceeds are applied to one or more other classes within such series. For example, Special Allocation Certificates in a series may be comprised of one or more classes of Senior Certificates having a priority in right to distributions of principal and interest over one or more classes of Subordinated Certificates, as a form of Credit Enhancement. See "Credit Enhancement - Subordination" herein. Typically, the Subordinated Certificates will carry a rating by the rating agencies lower than that of the Senior Certificates. In addition, one or more classes of Certificates ("Priority Certificates") may be entitled to a priority of distributions of principal or interest from assets in the Trust over another class of Certificates ("Non-Priority Certificates"), but only after the exhaustion of other Credit Enhancement applicable to such series. The Priority Certificates and Non-Priority Certificates nonetheless may be within the same rating category.

Distributions of Principal and Interest

         General. Distributions of principal and interest will be made to the extent of funds available therefor, on the dates specified in the Prospectus Supplement (each, a "Payment Date") to the persons in whose names the Certificates are registered (the "Owners") at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). With respect to Certificates other than Book Entry Certificates, distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Owner of a Certificate, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates (other than Book Entry Certificates) will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice of such final distribution. With respect to Book Entry Certificates, such payments will be made as described below under "Book Entry Registration".

         Distributions will be made out of, and only to the extent of, funds in a separate account established and maintained for the benefit of the Certificates of the related series (the "Certificate Account" with respect to such series), including any funds transferred from any related Reserve Fund. Amounts may be invested in the Eligible Investments specified herein and in the Prospectus Supplement, and all income or other gain from such investments will be deposited in the related Certificate Account and may be available to make payments on the Certificates of the applicable series on the next succeeding Payment Date or pay after amounts owed by the Trust.

         Distributions of Interest. Interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate Notional Principal Balance (as defined below)) of each class of Certificates entitled to interest from the date, at the applicable Certificate Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. The aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates, reduced by all distributions allocable to principal, and, in the case of Compound Interest Certificates, increased by all interest accrued but not then distributable on such Compound Interest Certificates. With respect to a class of Certificates entitled only to distributions allocable to interest, such interest will accrue on a notional principal balance (the "Notional Principal Balance") of such class, computed solely for purposes of determining the amount of interest accrued and payable on such class of Certificates.

         To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Compound Interest Certificates) will be distributable on the Payment Dates specified in the Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Compound Interest Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement and, prior to such time, the aggregate Certificate Principal Balance (or Notional Principal Balance) of such class of Compound Interest Certificates, will increase on each Payment Date by the amount of interest that accrued on such class of Compound Interest Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Payment Date. Any such class of Compound Interest Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance (or Notional Principal Balance) as so adjusted.

         Distributions of Principal. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Payment Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

         One or more classes of Certificates may be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). Any such allocation may have the effect of accelerating the amortization of such Certificates relative to the interests evidenced by the other Certificates.

         Unscheduled Distributions. The Certificates of a series may be subject to receipt of distributions before the next scheduled Payment Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, such unscheduled distributions will be made on the Certificates of a series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, it is determined, based on specified assumptions, that the amount anticipated to be on deposit in the Certificate Account for such series on the next related Payment Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such series, may be insufficient to make required distributions on the Certificates on such Payment Date. The amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Payment Date and will include interest at the applicable Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

         All distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Payment Date except as otherwise stated in the related Prospectus Supplement, and, with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Book Entry Registration

         Certificates may be issued as Book Entry Certificates and held in the name of a Clearing Agency registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Certificates may be made only through entries on the books of the Clearing Agency in the name of Clearing Agency Participants or their nominees. Clearing Agency Participants may also be Beneficial Owners of Book Entry Certificates.

         Purchasers and other Beneficial Owners may not hold Book Entry Certificates directly but may hold, transfer or pledge their ownership interest in the Certificates only through Clearing Agency Participants. Furthermore, Beneficial Owners will receive all payments of principal and interest with respect to the Certificates

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and, if applicable, may request redemption of Certificates, only through the
Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered Owners of Certificates or be entitled to receive definitive certificates representing their ownership interest in the Certificates except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors - Book Entry Registration" herein.

         If Certificates of a series are issued as Book Entry Certificates, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Certificates of such series, and to receive and transmit requests for redemption with respect to such Certificates. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Certificates will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered Owners of Certificates and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, submit redemption requests and receive the reports provided herein.

List of Owners of Certificates

         Upon written request of a specified number or percentage interests of Owners of Certificates of record of a series of Certificates for purposes of communicating with other Owners of Certificates with respect to their rights as Owners of Certificates, the Trustee will afford such Owners access during business hours to the most recent list of Owners of Certificates of that series held by the Trustee. With respect to Book Entry Certificates, the only named Owner on the Certificate Register will be the Clearing Agency.

         The Agreement will not provide for the holding of any annual or other meetings of Owners of Certificates.


                                   THE TRUSTS

         The Trust for a series of Certificates will consist of: (i) the Mortgage Assets (subject, if specified in the related Prospectus Supplement, to certain exclusions, such as a portion of the mortgage interest rate being retained by the Seller and not sold to the Trust) received on and after the related Cut-Off Date; (ii) all payments (subject, if specified in the related Prospectus Supplement, to certain exclusions, such as the retention by the Seller of payments due and accrued before the related Cut-Off Date but collected after such Cut-Off Date) in respect of such Mortgage Assets, which may be adjusted, to the extent specified in the related Prospectus Supplement, in the case of interest payments on Mortgage Assets, to the Pass-Through Rate; (iii) if specified in the Prospectus Supplement, reinvestment income on such payments;
(iv) with respect to a Trust that includes Mortgage Loans all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan; (v) certain rights of the Trustee, the Depositor and the Servicer under any insurance policies, hazard insurance or surety bonds required to be maintained in respect of the related Mortgage Assets; and (vi) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement.

         The Certificates of each series will be entitled to payment only from the assets of the related Trust and any other assets pledged therefor and will not be entitled to payments in respect of the assets of any other trust established by the Depositor.

         Mortgage Assets may be acquired by the Depositor from affiliated or unaffiliated originators. The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related series of Certificates initially are offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets

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relating to each series of Certificates, will be attached to the related
Agreement delivered to the Trustee upon delivery of such Certificates.

Mortgage Loans

         The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating liens on residential properties (the "Mortgaged Properties"). Such Mortgage Loans will be within the broad classifications of single family mortgage loans, defined generally as loans on residences containing one to four dwelling units. If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings, or the Mortgage Loans may be secured by junior liens on the related mortgaged properties, including home improvement retail installment contracts. The Mortgaged Properties securing the Mortgage Loans may include investment properties and vacation and second homes. Each Mortgage Loan will be selected by the Depositor for inclusion in the Trust from among those acquired by the Depositor or originated or acquired by one or more affiliated or unaffiliated originators, including newly originated loans.

         The Mortgage Loans will be "conventional" mortgage loans, that is they will not be insured or guaranteed by any governmental agency, the principal and interest on the Mortgage Loans included in the Trust for a series of Certificates will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple-interest or accrual method as described in the related Prospectus Supplement. When a full principal amount is paid on a Mortgage Loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Mortgage Loan so prepaid.

         The payment terms of the Mortgage Loans to be included in a Trust for a series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an amortization schedule that is longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage

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



         Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Servicer, or as may be required by any applicable government program.

                  (e) Another type of mortgage loan described in the Prospectus Supplement.

         With respect to a series for which the related Trust includes Mortgage Loans, the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average Principal Balance and the aggregate Principal Balance, the years of origination and original principal balances and the original loan-to-value ratios. The "Principal Balance" of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the Cut-Off Date, after deducting any principal payments due before the Cut-Off Date, reduced by all principal payments, including principal payments advanced pursuant to the related Agreement, previously distributed with respect to such Mortgage Loan and reported as allocable to principal.

         The "Loan-to-Value Ratio" of any Mortgage Loan will be determined by dividing the amount of the Mortgage Loan by the Original Value (defined below) of the related Mortgaged Property. The "principal amount" of the Mortgage Loan, for purposes of computation of the Loan-to-Value Ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagee, such as minor reductions in the purchase price made at the closing. The "Original Value" of a Mortgage Loan is
(a) in the case of any purchase money Mortgage Loan, the lesser of (i) the value of the mortgaged property, based on an appraisal thereof and (ii) the selling price, and (b) otherwise the value of the mortgaged property, based on an appraisal thereof.

         There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

Mortgage-Backed Securities

         "Mortgage-Backed Securities" (or "MBS") may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC or FNMA or GNMA.

         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying mortgage loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser or purchasers of the MBS.

         The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Reserve funds, subordination, cross-support or other credit enhancement similar to that described for the Certificates under "Credit Enhancement" may have been provided with respect to the MBS. The type, characteristics and amount of such credit enhancement, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

         The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS,
(v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the stated underlying mortgage loans, or the MBS themselves may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, information in respect of the underlying mortgage loans, and (xi) the characteristics of any cash flow agreements that relate to the MBS.

Other Mortgage Securities

         Other Mortgage Securities include other securities that directly or indirectly represent an ownership interest in, or are secured by and payable from, single-family mortgage loans on real property or mortgage-backed securities, including residual interests in issuances of collateralized mortgage obligations or mortgage pass-through certificates. Any Other Mortgage Securities that are privately placed securities will not be included in a Trust until such time as such privately placed securities would be freely transferrable pursuant to Rule 144A of the Securities Act of 1933, as amended. Further (i) such privately placed securities will have been acquired in the secondary market and not pursuant to an initial offering thereof and (ii) the underlying issuer of such securities will not be affiliated with the Depositor and will not have an interest in the Trust. The Prospectus Supplement for a series of Certificates will describe any Other Mortgage Securities to be included in the Trust for such series.


                               CREDIT ENHANCEMENT

         General. Various forms of Credit Enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the assets in the related Trust. Credit Enhancement may be in the form of the subordination of one or more classes of the Certificates of such series, the establishment of one or more Reserve Funds, the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Owners of Certificates will bear their allocable share of deficiencies.

         Financial Guaranty Insurance Policies. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Certificates. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement. Such description will include financial information on the Financial Guaranty Insurer. In addition, the audited financial statements of a Financial Guaranty Insurer and an auditors consent to use such financial statements will be filed with the Securities and Exchange Commission on Form 8-K or will be incorporated by reference to financial statements already on file with the Securities and Exchange Commission.

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




         Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Certificateholders that an amount equal to each full and completed insured payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Certificateholders, for distribution by the Trustee to each Certificateholder. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which Certificateholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Mortgage Asset level and only to specified Mortgage Assets.

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Seller or Depositor to repurchase or substitute for any Mortgage Loans. Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments and/or to provide funds to redeem Certificates on any specified date.

         Subject to the terms of the related Agreement, the Financial Guaranty Insurer may be subrogated to the rights of Certificateholder to receive payments under the Certificates to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

         Subordination. Distributions in respect of scheduled principal, interest or any combination thereof otherwise payable to one or more classes of Certificates of a series (the "Subordinated Certificates") may be paid to one or more other classes of such series (the "Senior Certificates") under the circumstances and to the extent provided in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificates that will be distributable to Owners of Senior Certificates on any Payment Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable and available for distribution to Owners of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, Owners of Senior Certificates could experience losses on the Certificates.

         In addition to or in lieu of the foregoing, all or any portion of distributions otherwise payable to Subordinated Certificates on any Payment Date may instead be deposited into one or more Reserve Funds (as defined below) established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Payment Date, on each Payment Date for specified periods, or on each Payment Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Owners of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Depositor or the Owners of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

         If specified in the Prospectus Supplement, various classes of Subordinate Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

         As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Certificates, payments with respect to Senior Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the Prospectus Supplement.

         Overcollateralization. If specified in the Prospectus Supplement, subordination provisions of a Trust may be used to accelerate to a limited extent the amortization of one or more classes of Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Certificates. This acceleration feature creates, with respect to the Mortgage Loans or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or a group thereof, over the principal balance of the related class of Certificates. Such acceleration may continue for the life of the related Certificates, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

         Cross-Support. If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in the Trust for a series may be evidenced by separate classes of related series of Certificates. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trusts for a separate series of Certificates. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

         Pool Insurance. If specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained.

         Any such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or report on Form 8-K and for the periods specified in the Prospectus Supplement. The Trustee under the related Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to supervise the filing of claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer") for the period of time specified in the related Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, because claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. The Mortgage Pool Insurance Policies, if any, will not cover loss due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

         In general, a Mortgage Pool Insurance Policy may not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation of the Seller and in such event might give rise to an obligation on the part of the Seller to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Owners of the Certificates and cannot be cured by the Seller.

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




         The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced over the life of such Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will generally include certain expenses incurred with respect to the applicable Mortgage Loans as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Assets - Foreclosure" herein. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by one or more classes of Certificates unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         Since any Mortgage Pool Insurance Policy may require that the Mortgaged Property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy may not provide coverage against hazard losses. As set forth under "Servicing of Mortgage Loans - Standard Hazard Insurance", the hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Owners of the Certificates, unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         Special Hazard Insurance. If specified in the related Prospectus Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") will be obtained.

         Any such Special Hazard Insurance Policy will, subject to limitations described below and in the Prospectus Supplement, cover (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of Mortgage Loans - Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, any Special Hazard Insurance Policy generally will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained with respect to such Mortgage Loan, the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer") will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any applicable Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any related Mortgage Pool Insurance Policy. Therefore, so long as a Mortgage Pool Insurance Policy

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



remains in effect, the payment by the Special Hazard Insurer under a Special Hazard Insurance Policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds but will affect the relative amounts of coverage remaining under any related Special Hazard Insurance Policy and any related Mortgage Pool Insurance Policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Assets" herein. If so provided in the related Prospectus Supplement, the Depositor will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans and will not be restored.

         If specified in the related Prospectus Supplement, other forms of Credit Enhancement may be provided to cover such bankruptcy-related losses. Any bankruptcy bond or other form of Credit Enhancement provided to cover bankruptcy-related losses will be described in the related Prospectus Supplement.

         Reserve Funds. If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Depositor on the Delivery Date in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Whether or not the Depositor has any obligation to make such a deposit, certain amounts to which the Owners of Subordinated Certificates, if any, would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Eligible Investments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee as a beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution with respect to the Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

         Other Insurance, Guaranties and Similar Instruments or Agreements. If specified in the Prospectus Supplement, the related Trust may also include insurance, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Certificates, or for such other

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



purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Owners of Certificates are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicer or the Seller to advance delinquent installments in respect of the Mortgage Loans. See "Servicing of Mortgage Loans - Advances" herein.


                           SERVICING OF MORTGAGE LOANS

         With respect to each series of Certificates, the related Mortgage Loans will be serviced by a sole servicer or by a master servicer with various sub-servicers pursuant to, or as provided for in, the Agreement. The Prospectus Supplement for each series will specify the servicer and the master servicer, if any, for such series.

         The Depositor will require that the Servicer have adequate servicing experience, where appropriate, and financial stability, generally including a net worth requirement of no less than $10,000,000 (to be specified in the Agreement) as well as satisfaction of certain other criteria. The Servicer is required to be a FNMA-approved servicer of conventional mortgage loans.

         Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers (the "Mortgagors") and remittance of such collections to the Trustee, maintenance of applicable standard hazard insurance or primary mortgage insurance policies, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans and, if specified in the related Prospectus Supplement, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan. Each Servicer will also be obligated to make advances in respect of delinquent installments on Mortgage Loans as described more fully under " - Payments on Mortgage Loans" and " - Advances" below and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

         Each Servicer will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. Each Servicer will also generally be entitled to collect and retain, as part of its servicing compensation, late payment charges and assumption underwriting fees. Each Servicer will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds") for certain expenditures pursuant to the Agreement. See " - Advances" and " - Servicing Compensation and Payment of Expenses" below.

         Each Servicer will be required to service each Mortgage Loan pursuant to the terms of the Agreement for the entire term of such Mortgage Loan unless such Agreement is earlier terminated. Upon termination, a replacement for the Servicer will be appointed.

Payments on Mortgage Loans

         Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to its Servicing Agreement.

         Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit

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



therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Certificates.

         Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Mortgage Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the day of each month specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required pursuant to the terms of the Agreement and as specified in the related Prospectus Supplement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer may also be required to advance its own funds as described below.

Advances

         With respect to a delinquent Mortgage Loan, the Servicer may be obligated (but only to the extent set forth in the related Prospectus Supplement) to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Generally, such advances will be required to be made by the Servicer unless the Servicer determines that such advances ultimately would not be recoverable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties, or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation generally will continue through the month following the month of final liquidation of such Mortgage Loan. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Mortgage Loans with respect to which such amounts were advanced. Each Servicer will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Trust to receive any related Insurance Proceeds or Liquidation Proceeds. Failure by a Servicer to make a required Monthly Advance will be grounds for termination under the related Agreement.

Collection and Other Servicing Procedures

         Each Servicer will service the Mortgage Loans pursuant to guidelines established in the related Agreement.

         The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans. The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "Certain Legal Aspects of the Mortgage Assets - Foreclosure - Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any Mortgage Pool Insurance Policy or other applicable Credit Enhancement), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto will be deposited in the Certificate Account when realized and will be distributed to Owners of Certificates on the next Payment Date following the month of receipt.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the

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



Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)
(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to its tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies as a cooperative housing corporation, however, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds to the Trust of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated (to the extent it has knowledge of such conveyance) to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under the applicable law. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Assets - Foreclosure - Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

         If specified in the related Prospectus Supplement, the Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to Mortgagors on balances in such account or accounts to the extent required by law.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

Primary Mortgage Insurance

         Mortgage Loans that the Depositor acquires will generally not have primary mortgage insurance. If obtained, the primary mortgage insurance policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.


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



Standard Hazard Insurance

         The Servicer will be required to cause to be maintained for each Mortgage Loan a standard hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any standard hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. Each Agreement may provide that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans serviced by such Servicer.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, wind-storm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, flood insurance will be required to be maintained in such amounts as would be required by FNMA in connection with its mortgage loan purchase program. The Depositor may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement - Special Hazard Insurance".

         Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

Title Insurance Policies

         The Agreements will generally require that a title insurance policy be in effect on each of the Mortgaged Properties and that such title insurance policy contain no coverage exceptions, except customary exceptions generally accepted in the mortgage banking industry.

Claims Under Primary Mortgage Insurance Policies and Standard Hazard Insurance Policies; Other Realization Upon Defaulted Loan

         Each Servicer will present claims to any primary insurer under any related primary mortgage insurance policy and to the hazard insurer under any related standard hazard insurance policy. All collections under any related primary mortgage insurance policy or any related standard hazard insurance policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property or to the reimbursement of Advances by the Servicer) will be remitted to the Trustee.

         If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related standard hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy, each Servicer may be required to expend its own finds to restore the damaged property to the extent specified in the related Prospectus Supplement, but only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

         If recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy is not available, the Servicer will nevertheless be obligated to attempt to realize upon the defaulted Mortgage Loan. Foreclosure proceedings will be conducted by the Servicer in accordance with the Agreement. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the Principal Balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses which are incurred by the Servicer in connection with such proceedings and are reimbursable under the Agreement. In such case there will be a reduction in the value of the Mortgage Loans and Trust may be unable to recover the full amount of principal and interest due thereon.

         In addition, where a Mortgaged Property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the Pool Insurer will exercise its right under the related Mortgage Pool Insurance Policy, if any, to purchase such Mortgaged Property and realize for itself any excess proceeds. Any amounts remaining in the Certificate Account after such foreclosure or liquidation and attributable to such Mortgage Loan will be distributed to Owners of the Certificates.

Servicing Compensation and Payment of Expenses

         As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, a Servicer may be permitted to retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

         As set forth above, each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and in connection with advancing delinquent payments. No loss will be suffered on the Certificates by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, the special hazard insurance policy or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, primary mortgage insurance policies, the Special Hazard Insurance Policy or another form of Credit Enhancement, or claims are either not made or paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, such a loss will occur to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan or Contract, after reimbursement of the Servicer's expenses, are less than the Principal Balance of such defaulted Mortgage Loan.

Master Servicer

         A Master Servicer may be specified in the related Prospectus Supplement for the related series of Certificates. Customary servicing functions with respect to Mortgage Loans constituting the Mortgage Pool will be provided by the Servicer directly or through one or more Sub-Servicers subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Mortgage Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicer of its servicing responsibilities under the Agreement with the Master Servicer, (ii) maintain a current data base with the payment histories of each Mortgagor, (iii) review monthly servicing reports and data relating to the Mortgage Pool for discrepancies and errors, and (iv) act as back-

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



up Servicer during the term of the transaction unless the Servicer is terminated or resigns in such case the Master Servicer shall assume the obligations of the Servicer.

         The Master Servicer will be a party to the Agreement for any series for which Mortgage Loans comprise the assets of a Trust. The Master Servicer will be required to satisfy the standard established for the qualification of the Master Servicer in the related Agreement. The Master Servicer will be compensated for the performance of its services and duties under each Agreement as specified in the related Prospectus Supplement.


                                 ADMINISTRATION

         The following summary describes certain provisions which will be common to each Agreement. The summary does not purport to be complete and is subject to the provisions of a particular Agreement. Material terms of a specific Agreement will be further described in the related Prospectus Supplement.

Assignment of Mortgage Assets

         Assignment of the Mortgage Loans. At the time of issuance of the Certificates, the Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest adjusted to the Remittance Rate, subject to exclusions specified in the Prospectus Supplement, due on or with respect to such Mortgage Loans on or after the Cut-Off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule may include information as to the Principal Balance of each Mortgage Loan as of the Cut-Off Date, as well as information respecting the Mortgage Rate, the scheduled monthly payment of principal and interest as of the Cut-Off Date and the maturity date of each Mortgage Note.

         In addition, as to each Mortgage Loan, the Depositor will deliver to the Trustee the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form (but not necessarily recorded), evidence of title insurance, if obtained, and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Depositor may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original Cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         Each Seller generally will represent and warrant to the Depositor with respect to the Mortgage Loans sold by it, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects: (ii) a lender's title insurance policy or binder for each Mortgage Loan subject to the Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect or a legal opinion concerning title or title search was obtained or conducted in connection with the origination of the Mortgage Loans; (iii) at the date of initial issuance of the Certificates, the Seller has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the date of initial issuance of the Certificates, each Mortgage is a valid first lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Depositor and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair or, with respect to a junior lien Mortgage Loan, that such Mortgage is a valid junior lien Mortgage, as the case may be and specifying the percentage of the Mortgage Loan Pool comprised of junior lien Mortgage Loans; (v) at the date of initial issuance of the Certificates, no Mortgage Loan is 31 or more days delinquent (with such exceptions as may be specified in the related Prospectus Supplement) and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the date of initial issuance of the Certificates, the portion of each Mortgage Loan, if any, which in the circumstances set forth below under "Servicing of Mortgage Loans - Primary Mortgage Insurance" should be insured with a private mortgage insurer is so insured; and (vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, with out limitation, usury, equal credit opportunity and disclosure laws. The Depositor's rights against the Seller in the event of a breach of its representations will be assigned to the Trustee for the benefit of the Certificates of such series.

         Assignment of Mortgage-Backed Securities and Other Mortgage Securities. With respect to each series, the Depositor will cause any Mortgage-Backed Securities and Other Mortgage Securities included in the related Trust to be registered in the name of the Trustee (directly or through a participant in a depository). The Trustee (or its custodian) will have possession of any certificated Mortgage-Backed Securities and Other Mortgage Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security or Other Mortgage Security. Each Mortgage-Backed Security and Other Mortgage Security will be identified in a schedule appearing as an exhibit to the related Agreement which may specify certain information with respect to such security, including, as applicable, the original principal amount, outstanding principal balance as of the Cut-Off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each such security. The Depositor will represent and warrant to the Trustee, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities to the Trustee, the Depositor had good title to, and was the sole owner of, each such security.

         Repurchase or Substitution of Mortgage Loans. The Trustee will review the documents delivered to it with respect to the Mortgage Loans included in the related Trust. If any document is not delivered or is found to be defective in any material respect and the Depositor or the related Seller, if so required cannot deliver such document or cure such defect within the period specified in the related Prospectus Supplement after notice thereof (which the Trustee will undertake to give within the period specified in the related Prospectus Supplement), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan or Contract then the Depositor will cause the Seller, not later than the first date designated for the deposit of payments into the Certificate Account (a "Deposit Date") which is more than a specified number of days after such period, (a) if so provided in the Prospectus Supplement to remove the affected Mortgage Loan from the Trust and substitute one or more other Mortgage Loans therefor or (b) repurchase the Mortgage Loan from the Trustee for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedy available to the Trustee for a material defect in a document relating to a Mortgage Loan.

         The Depositor is required to cause the Seller to do either of the following (a) cure any breach of any representation or warranty that materially and adversely affects the interests of the Owners of the Certificates in a Mortgage Loan (each, a "Defective Mortgage Loan") within a specified number of days of its discovery by the Depositor or its receipt of notice thereof from the Trustee, (b) repurchase such Defective Mortgage Loan not later than the first Deposit Date which is more than a specified number of days after such period for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate, or (c) if so specified in the Prospectus Supplement, remove the affected Mortgage Loan from the Trust and substitute one or more other mortgage loans or contracts therefor. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedies available to the Trustee for any such breach.

         If the related Prospectus Supplement so provides, the Depositor or a designated affiliate may be obligated to repurchase or substitute Mortgage Loans as described above, whether or not the Depositor obtains such an agreement from the Seller which sold such Mortgage Loans.


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         In the case of Certificates representing debt obligations of a Trust all assets of the Trust will be pledged to the Indenture Trustee.

         If a REMIC election is to be made with respect to all or a portion of a Trust, there may be federal income tax limitations on the right to substitute Mortgage Loans.

Evidence as to Compliance

         The Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months on and after the Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Depositor's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers or in accordance with other standards specified in the Agreement (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

The Trustee

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor. In addition, the Depositor and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust relating to a particular series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or of any Mortgage Asset or related document, and will not be accountable for the use or application by the Depositor of any funds paid to the Depositor in respect of the Certificates or the related assets, or amounts deposited in the Certificate Account or deposited into the Distribution Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

         The Trustee may resign at any time, and the Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Depositor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Administration of the Certificate Account

         The Agreement will require that the Certificate Account be either (i) maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a rating acceptable to each rating agency that was requested to rate the Certificates, or
(ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investments acceptable to the rating agencies rating such series of Certificates, and may include one or more Certificates of a series ("Eligible Investments"). If so specified in the related Prospectus Supplement, a Certificate Account may

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be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation. The Servicer will deposit in the Certificate Account from amounts previously deposited by it into the Servicer's Custodial Account on the related Remittance Date the following payments and collections received or made by it on and after the Cut-Off Date (including scheduled payments of principal and interest due on and after the Cut-Off Date but received before the Cut-Off Date):

                  (i) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties:

                  (ii) all Mortgagor payments on account of interest, adjusted to the Remittance Rate;

                  (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                  (iv) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor and net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                  (v) all condemnation awards or settlements which are not released to the Mortgagor in accordance with normal servicing procedures;

                  (vi) any Advances made as described under "Servicing of Mortgage Loans - Advances" herein and certain other amounts required under the Agreement to be deposited in the Certificate Account;

                  (vii) all proceeds of any Mortgage Loan or property acquired in respect thereof repurchased by the Depositor, the Seller or otherwise as described above or under "Termination" below;

                  (viii) all amounts, if any, required to be deposited in the Certificate Account from any Credit Enhancement for the related series; and

                  (ix) all other amounts required to be deposited in the Certificate Account pursuant to the related Agreement.

Reports

         Concurrently with each distribution on the Certificates, there will be mailed to Owners a statement generally setting forth, to the extent applicable to any series, among other things:

                  (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class;

                  (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each class;

                  (iii) the aggregate Certificate Principal Balance of each class of the Certificates after giving effect to distributions on such Payment Date;

                  (iv) the aggregate Certificate Principal Balance of any class of Compound Interest Certificates after giving effect to any increase in such Principal Balance that results from the accrual of interest that is not yet distributable thereon;

                  (v) if applicable, the amount otherwise distributable to any class of Certificates that was distributed to other classes of Certificates;

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




                  (vi) if any class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

                  (vii) the aggregate Principal Balance and number of Mortgage Loans which were delinquent as to a total of two installments of principal and interest; and

                  (viii) the aggregate Principal Balances of Mortgage Loans which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, and (b) were in foreclosure.

         Customary information deemed necessary for Owners to prepare their tax returns will be furnished annually (in the case of Book Entry Certificates, the above described statement and such annual information will be sent to the Clearing Agency, which will provide such reports to the Clearing Agency Participants in accordance with its procedures).

Forward Commitments; Pre-Funding

         The Trustee of a Trust may enter into a Pre-Funding Agreement for the transfer of additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Certificates are issued. The Trustee of a Trust may enter into Pre-Funding Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the Delivery Date. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is to be utilized, the related Trustee will be required to deposit in the Purchase Account all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released from the related Pre-Funding Account. The maximum amount deposited in the Pre-Funding Account to acquire Mortgage Loans for transfer to a Trust will not exceed 40% of the aggregate principal amount of the Certificates offered pursuant to the related Prospectus Supplement. Each Pre-Funding Agreement will set a specified period during which any such transfers must occur, which period will not exceed 90 days from the date the Trust is established. The Pre-Funding Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement.

Servicer Events of Default

         "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Agreement materially affecting the rights of Owners which continues unremedied for a specified number of days after the giving of written notice of such failure to the Depositor by the Trustee or to the Servicer and the Trustee by the Owners of Certificates evidencing interests aggregating not less than 25% of the affected class of Certificates; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Servicer Event of Default

         As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee, or Owners of Certificates may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee or Master Servicer, if any, or a new Servicer appointed pursuant to the Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. Following such termination, the Depositor shall appoint any established mortgage loan servicer satisfying the qualification standards established in the Agreement to act as successor to the Servicer under the Agreement. If no such successor shall have been appointed within a specified number of days following such termination, then either the Depositor or the Trustee may petition a court of competent jurisdiction for the

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



appointment of a successor Servicer. Pending the appointment of a successor Servicer, the Trustee or the Master Servicer, if any, shall act as Servicer.

         The Owners of Certificates will not have any right under the Agreement to institute any proceeding with respect to the Agreement, unless they previously have given to the Trustee written notice of default and unless the Owners of the percentage of the Certificates specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for a specified number of days has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Owners, unless such Owners have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         An Agreement generally may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Owners of the Certificates, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust as to which a REMIC election has been made, to add any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement or for any other purpose, provided that with respect to amendments for any other purpose (A) the Depositor shall deliver an opinion of counsel satisfactory to the Trustee, that such amendment will not adversely affect in any material respect the interests of any Owners of Certificates of that series and (B) such amendment will not result in a withdrawal or reduction of the rating of any rated Certificate. Notwithstanding the foregoing, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any Certificate without the consent of the Owner of such Certificate, (ii) adversely affect in any material respect the interests of the Owners of any class of Certificates in any manner other than as described in (i), without the consent of the Owners of Certificates of such class evidencing not less than a majority of the interests of such class or
(iii) reduce the aforesaid percentage of Certificates of any class required to consent to any such amendment, without the consent of the Owners of all Certificates of such class then outstanding. Any other amendment provisions inconsistent with the foregoing shall be specified in the related Prospectus Supplement.

Termination

         The obligations of the Depositor, the Servicer, and the Trustee created by the Agreement will terminate upon the payment as required by the Agreement of all amounts held by the Servicer or in the Certificate Account and required to be paid to them pursuant to the Agreement after the later of (i) the maturity or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or (ii) the repurchase by the Depositor from the Trust of all the outstanding Certificates or all remaining assets in the Trust. The Agreement will establish the repurchase price for the assets in the Trust and the allocation of such purchase price among the classes of Certificates. The exercise of such right will effect early retirement of the Certificates of that series, but the Depositor's right so to repurchase will be subject to the conditions described in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of a Trust, there may be additional conditions to the termination of such Trust which will be described in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Agreement. The Trustee will give written notice of termination of the Agreement to each Owner, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in such notice of termination.



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



                                 USE OF PROCEEDS

Substantially all the net proceeds to be received from the sale of each series of Certificates will be applied to the simultaneous purchase of the Mortgage Assets related to such series (or to reimburse the amounts previously used to effect such a purchase), the costs of carrying such Mortgage Assets until sale of the Certificates and to pay other expenses.


                                  THE DEPOSITOR

         The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Pool. The Depositor does not have, nor is it expected in the future to have, any significant net worth.

         The Depositor anticipates that it will acquire Mortgage Assets in the open market or in privately negotiated transactions, which may be through or from an affiliate. The Depositor will not receive any fees or other commissions in connection with its acquisition of Mortgage Assets or its sale of such Mortgage Assets to the Trust.

         Neither the Depositor nor any of its affiliates will insure or guarantee the Certificates of any series.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified by reference to the applicable federal and state laws governing the Mortgage Loans.

General

         Mortgages. The Mortgage Loans will be secured either by deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgager), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

         Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy

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



agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lenders interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

         Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor or and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees' which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including paying real estate taxes, obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The

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



lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         When the junior mortgagee or beneficiary under a junior deed of trust cures the default and state law allows it to reinstate or redeem by paying the full amount of the senior mortgage or deed of trust, then in those states the amount paid so to cure or redeem generally becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Liens; Rights of Senior Mortgagors or Beneficiaries" below.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the sheriff or trustee will convey title to the purchaser of the real property, subject to any existing first mortgage or deed of trust and any other prior liens and claims. The foreclosure of a junior mortgage or deed of trust, generally, will have an effect on the first mortgage or deed of trust, if the senior mortgage or deed of trust grants to the senior mortgagee or beneficiary the right to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage or deed of trust. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustee is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor. Following the sale, in some states the mortgagee or beneficiary following a foreclosure of a mortgage or deed of trust may not obtain a deficiency judgment against the mortgagor or trustor. A junior lienholder whose rights in the property are terminated by the foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         Junior Liens; Rights of Senior Mortgagees or Beneficiaries. Certain of the Mortgage Loans may be secured by mortgages or deeds of trust providing for junior (i.e., second, third, etc.) liens on the related Mortgaged Properties which are junior to the other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loans to be sold upon default of the mortgagor or trustor. As discussed more fully below, a junior mortgagee or beneficiary in some states may satisfy a defaulted senior loan in full and in some states may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the senior mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee or beneficiary.

         The forms of the mortgage or deed of trust used by most institutional lenders generally confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the bankruptcy is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. In those situations, proceeds in excess of the amount of first mortgage indebtedness generally may be applied to the indebtedness of a junior mortgage or trust deed.

         Other provisions typically found in the form of the mortgagee or deed of trust generally used by most institutional lenders obligate the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary typically is given the right under the mortgage or deed of trust to perform the obligation itself at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary generally become part of the indebtedness secured by the mortgage or deed of trust.

         Right of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property following foreclosure. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular fact of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

         The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

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




         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         Enforceability of Certain Provisions. Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act by the Federal Home Loan Bank Board as succeeded by the Office of Thrift Supervision (the "OTS"), also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. Any inability of the Depositor to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower falling to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutory-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Agreement, late charges (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

         Adjustable Rate Loans. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the Trustee will not be deemed to be a "holder in due course," within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

         Environmental Legislation. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trust) to homeowners. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the Trust might realize a loss if such costs were required to be paid by the Trust.

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of a Mortgage Loan by such borrower (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Any shortfalls in interest collections resulting from application of the Relief Act could adversely affect Certificates.


                            LEGAL INVESTMENT MATTERS

         The Certificates may constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by the Rating Agency or Agencies identified in the related Prospectus Supplement and, as such, would be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, saving and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, in all States which enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, bold or invest in any securities or require the sale or over disposition of any securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation overriding the exemption afforded by SMMEA prior to the October 4, 1991 deadline.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the certificates. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC and the OTS with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

         Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.


                              ERISA CONSIDERATIONS

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates, but the Depositor cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Exemption 83-1 ("PTE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by PTE.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Owners against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan, (ii) the existence of a pool trustee who is not an affiliate of the sponsor, and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor.

         Although the Trustee for any series of Certificates will be unaffiliated with the Depositor, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.

         Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied or as to the availability of any other prohibited transaction exemptions Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited trans action and will satisfy the other requirements of ERISA and the Code.


                         FEDERAL INCOME TAX CONSEQUENCES

         The following is based upon the opinion of Arter & Hadden, special counsel to the Depositor with respect to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code including recent amendments under the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), as well as final regulations concerning REMICs (the "REMIC Regulations") promulgated on December 23, 1992, and final regulations under Sections 1271 through 1273 and 1275 of the Code concerning debt instruments promulgated on January 27, 1994 (the "OID Regulations"). The Depositor intends to rely on the OID Regulations for all Certificates offered pursuant to this Prospectus; however, investors should be aware that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Certificates. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates. The

Prospectus Supplement for each series of Certificates will discuss any special tax consideration applicable to any class of Certificates of such series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates, references to the Mortgage Assets will be deemed to refer to that portion of the Mortgage Assets held by the Trust which does not include the fixed retained yield.

Federal Income Tax Consequences For REMIC Certificates

         General. With respect to a particular series of Certificates, an election may be made to treat the Trust or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Arter & Hadden, special counsel to the Depositor, has advised the Depositor that in their opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC and that if a Trust qualifies as a REMIC, the tax consequences to the Owners will be as described below. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

         Status of REMIC Certificates. REMIC Certificates held by a mutual savings bank or a domestic building and loan association (a "Thrift Institution") will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a) (19)(C) (xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Certificates will be treated entirely as qualifying assets for such entities. Moreover, the REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Assets that are reinvested pending distribution to holders of REMIC Certificates, constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Assets with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Assets, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. REMIC Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i). REMIC Certificates representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860E(a)(3).

         Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Delivery Date (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made." In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Certificates may continue to be treated as debt instruments for federal income tax purposes; but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (income from the Mortgage Assets less interest and original issue discount expense allocable to the Regular Certificates and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

         General. Payments received by holders of Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

         Original Issue Discount. Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The Depositor anticipates that the amount of original issue discount required to be included in a Regular Certificateholder's income in any taxable year will be computed as described below.

         Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Certificateholder or by random lot (a "Retail Class Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible

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in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public. The Depositor will determine original issue discount by including the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate in the issue price of a Regular Certificate and will include in the stated redemption price at maturity any interest paid on the first Payment Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Payment Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate, (ii) one or more qualified floating rates (as described below), (iii) a fixed rate followed by one or more qualified floating rates, (iv) a single objective rate (as described below) or (v) a fixed rate and an objective rate that is a qualified inverse floating rate. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Payment Date on a Regular Certificate is longer than the interval between subsequent Payment Dates (and interest paid on the first Payment Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Payment Date for each day the Regular Certificate was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

         Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Assets and the anticipated reinvestment rate, if any, relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related Prospectus Supplement. The holder of a debt instrument includes any de minimis original issue discount in income pro rata as stated principal payments are received.

         Of the total amount of original issue discount on a Regular Certificate, the Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which he holds the Regular Certificate, including the date of purchase but excluding the date of disposition. Although not

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free from doubt, the Depositor intends to treat the monthly period ending on the day before each Payment Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Payment Date on the Regular Certificate. For a Regular Certificate, original issue discount is to be calculated initially based on a schedule of maturity dates that takes into account the level of prepayments and an anticipated reinvestment rate that are most likely to occur, which is expected to be based on the Prepayment
Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular
Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior period. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Assets or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. In the event of a change in circumstances that does not result in a substantially contemporaneous pro rata prepayment, the yield and maturity of the Regular Certificates are redetermined by treating the Regular Certificates as reissued on the date of the change for an amount equal to the adjusted issue price of the Regular Certificates. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Assets with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

         A purchaser of a Regular Certificate at a price greater than the issue price also will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate. With respect to such a purchaser, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Certificate exceeds the sum of the issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Certificate who purchased the Regular Certificate at its issue price, less any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Certificate (computed in accordance with the rules set forth above) for all days after the date of purchase and ending on the date on which the remaining principal amount of such Regular Certificate is expected to be reduced to zero under the Prepayment Assumption.

         A Certificateholder may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If this election is made, the holder is treated as satisfying the requirements for making the elections with respect to amortization of premium and current inclusion of market discount, each as described under "Premium" and "Market Discount" below.


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         Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the noncontingent principal payments may not exceed the instrument's issue price by more than a specified amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent payments and the weighted average maturity or
(ii) 15% of the total noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate followed by one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Certificate). A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Generally, neither (i) a multiple of a qualified floating rate in excess of a fixed multiple that is greater than zero but not more than 1.35 (and increased or decreased by a fixed rate) nor (ii) a cap or floor that is likely to cause the interest rate on a Regular Certificate to be significantly less or more than the overall expected return on the Regular Certificate is considered a qualified floating rate. An objective rate is a rate based on changes in the price of actively traded property or an index of such prices or is a rate based on (including multiples of) one or more qualified floating rates. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in such rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds. A rate will not be an objective rate if it is reasonably expected that the average rate during the first half of the instrument's term will be significantly more or less than the average rate in the final term. An objective rate must be determined according to a single formula that is fixed throughout the term of the Regular Certificate and is based on objective financial information or economic information; however, a objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. Stated interest on a variable rate debt instrument is qualified stated interest if the interest is unconditionally payable in cash or property at least annually.

         In general, the determination of original issue discount and qualified stated interest on a variable rate debt instrument is made by converting the debt instrument into a fixed rate debt instrument and then applying the general original issue discount rules described above to the instrument. If a variable rate debt instrument provides for stated interest at a single qualified floating rate or objective rate, all stated interest is qualified stated interest and the amount of original issue discount, if any, is determined by assuming the variable rate is a fixed rate equal to (a) in the case of a qualified floating or inverse floating rate, the value, as of the issue date, of the qualified floating inverse floating rate or (b) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument. For all other variable rate debt instruments, the amount of interest and original issue discount accruals are determined using the following steps. First, a fixed rate substitute for each variable rate under the debt instrument is determined. In general, the fixed rate substitute is a fixed rate equal to the rate of the applicable type of variable rate as of the issue date. Second, an equivalent fixed rate debt instrument is constructed using the fixed rate substitute(s) in lieu of the variable rates and keeping all other terms identical. Third, the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument are determined under the rules for fixed rate debt instruments. Finally, appropriate adjustments for actual variable rates are made during the term by increasing or decreasing the qualified stated interest to reflect the amount actually paid during the applicable accrual period as compared to the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument. If there is no qualified stated interest under the equivalent fixed rate debt instrument, the adjustment is made to the original issue discount for the period.

         The application of the OID Regulations to variable rate debt instruments is limited and may not apply to some Regular Certificates having variable rates. In that event, the provisions of regulations issued on June 11, 1996, applicable to instruments having contingent payments, may apply to those Regular Certificates. The application of those provisions to instruments such as variable rate Regular Certificates is subject to varying interpretations. Prospective purchasers of variable rate Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Regular Certificates.


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         Market Discount. A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Certificate (i) is exceeded by the stated redemption price at maturity of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceed by the sum of the issue price of such Regular Certificate plus any original issue discount that would have previously accrued thereon if held by an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Certificate. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Certificate are received in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues in all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the Internal Revenue Service set forth procedures for taxpayers (1) electing under Code Section 1278(b) to include market discount in income currently, (2) electing under rules of Code Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b).

         By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

         Premium. A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Certificates. This election, once made, applies to all obligations held by the taxpayer at the beginning of the first taxable year to which such section applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates. On June 27, 1996, the IRS published proposed regulations

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(the "Proposed Premium Regulations") covering the amortization of bond premiums.
The Proposed Premium Regulations describe the constant yield method for amortizing premium and provide the Regular Certificateholder may offset the premium against corresponding interest income only as that interest income is taken into account under the Regular Certificateholder's method of accounting. For instruments that may be called or prepaid prior to maturity, a Regular Certificateholder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the Regular Certificateholder's yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after final regulations are issued. A Regular Certificateholder may elect to amortize bond premium under the Proposed Premium Regulations for the taxable year containing the effective date, with the election applying to all the Regular Certificateholder's debt instruments held on the first day of that taxable year. The Proposed Premium Regulations are subject to further administrative action before becoming effective, if at all, and may be modified before their becoming effective. Purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         Sale or Exchange of Regular Certificates. If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). The maximum tax rate for individuals on the excess of net long-term capital gain over net short-term capital loss is 28%.

Taxation of Residual Certificates

         Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders") and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Assets, plus income on reinvestment of cashflows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Assets and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Assets, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Certificateholders

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report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

         The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such future loss or reduction. For example, if an interest in the Mortgage Assets is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Assets is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount income on the Mortgage Loan which is includible in the REMIC's taxable income may exceed the discount deduction allowed to the REMIC upon such distributions on the Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing classes of Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, where interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholders after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Certificates.

         Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool. Residual Certificateholders should consult their tax advisors about other limitations on the deductibility of net losses that may apply to them.

         A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual

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



Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

         If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

         Further, to the extent that the initial adjusted basis of Residual Certificateholder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Assets, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense - Market Discount" below regarding the basis of Mortgage Assets to the REMIC Pool and "Sale or Exchange of Residual Certificates" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

         Mark to Market Rules

         Prospective purchasers of a Residual Certificate should be aware that on December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired after January 4, 1995, is not treated as a security and thus may not be marked to market.

Treatment of Certain Items of REMIC Income and Expense

         Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates - Original Issue Discount" and "Variable Rate Regular Certificates," without regard to the de minimis rule described therein.

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Assets if, in general, the basis of the REMIC Pool in such Mortgage Assets is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Assets is generally the fair market value of the Mortgage Assets immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Assets that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates - Market Discount." However, the rules of Code Section 1276 concerning market discount income will not apply in the case of Mortgage Assets originated on or prior to July 18, 1984, if any. With respect to such Mortgage Assets market discount is generally includible in REMIC taxable income or ordinary gross income pro rata as principal payments are received. Under another interpretation of the Code and relevant legislative history, market discount on such Mortgage Assets might be required to be recognized currently by the REMIC, in the same manner that market discount would be recognized with respect to Mortgage Assets originated after July 18, 1984. Under that method, a REMIC would tend to recognize market discount more rapidly than it would otherwise. In either case, the deduction of a portion of the interest expense on the Regular Certificates allocable to such discount may be deferred until such discount is included in income, and any gain on the sale or exchange thereof will be treated as ordinary income to the extent of the deferred interest deductible at that time.

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         Premium. Generally, if the basis of the REMIC Pool in the Mortgage
Assets exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Assets at a premium equal to the amount of such excess. As stated above,the REMIC Pool's basis in the Mortgage Assets is the fair market value of the Mortgage Assets, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates - Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Assets originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Assets, rather than as a separate deduction item. Because substantially all the mortgagors with respect to the Mortgage Assets are expected to be individuals, Code Section 171 will not be available. Premium on Mortgage Assets may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income; Excess Inclusions. A portion of the income allocable to a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter, with an exception discussed below for certain thrift institutions, will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot, except as described below, be offset by any unrelated losses or loss carryovers of a Residual Certificateholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors - Residual Certificates" below. Except as discussed below with respect to excess inclusions from Residual Certificates without "significant value." Members of an affiliated group are treated as one corporation for purposes of applying the limitation on offset of excess inclusion income. The Small Business Protection Act of 1996 (the "1996 Act") eliminated a special rule that permitted thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates with significant value for taxable years beginning after December 31, 1995 (subject to exceptions for certain certificates held continuously since November 1, 1995). The 1996 Act also provides new rules affecting the determination of alternative maximum taxable income ("AMTI") of a Residual Certificateholder. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year. Second, AMTI cannot be less than excess inclusion income for the year. Finally, any AMTI net operating loss deduction is computed without regard to excess inclusion income. These new rules are effective for tax years beginning after December 31, 1986, unless a Residual Certificateholder elects to have the rules apply only to tax years ending after August 20, 1996.

         Except as discussed in the following paragraph, with respect to excess inclusions from Residual Certificates without "significant value," for any Residual Certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purposes the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Certificate will be treated as an excess inclusion if the

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Residual Certificates in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the REMIC Regulations did not adopt this rule. However, the exception from the excess inclusion rules applicable to thrift institutions does not apply if the Residual Certificates do not have significant value. Under the REMIC Regulations, the Residual Certificates will have significant value if: (i) the aggregate of the issue prices of the Residual Certificates is at least two percent of the aggregate issue prices of all Regular Certificates and Residual Certificates in the REMIC and (ii) the anticipated weighted average life of the Residual Certificates is at least 20 percent of the REMIC's anticipated weighted average life based on the prepayment and reinvestment assumptions used in pricing the transaction and any recognized or permitted clean up calls or any required qualified liquidation. Although not entirely clear, the REMIC Regulations indicate that the significant value determination is made only on the Startup Day. The anticipated weighted average life of a Residual Certificate with a principal balance and a market rate of interest is computed by multiplying the amount of each expected principal payment by the number of years (or portions thereof) from the Startup Day, adding these sums and dividing by the total principal expected to be paid on such Residual Certificate based on the relevant prepayment assumption and expected reinvestment income. The anticipated weighted average life of a Residual Certificate with either no specified principal balance or a principal balance and rights to interest payments disproportionate to such principal balance, would be computed under the formula described above but would include all payments expected on the Residual Certificate instead of only the principal payments. The anticipated weighted average life of a REMIC is a weighted average of the anticipated weighted average lives of all classes of interest in the REMIC.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Certificate are to be designated as excess inclusions in an amount corresponding to the Residual Certificate's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Certificate will be subject to the limitations on excess inclusions described above. The REMIC Regulations do not provide guidance on this issue.

Tax-Related Restrictions on Transfer of Residual Certificates

         Disqualified Organizations. If legal title or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal corporate income tax rate. The REMIC Regulations provide that the anticipated excess inclusion are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Certificate and whose term ended on the close of the last quarter in which excess inclusion was expected to accrue with respect to the Residual Certificate. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury

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that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511 and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-
Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Agreement with respect to a series of Certificates will provide that neither legal title nor beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will have a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. Under the REMIC Regulations certain transfers of Residual Certificates are disregarded, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a Noneconomic Residual Interest (defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "Noneconomic Residual Interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferor would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the Noneconomic Residual Interest, the transferee may incur tax liabilities in excess of any cash flows

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generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

Sale or Exchange of a Residual Certificate

         Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates - Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Payment Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Certificate as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued the wash sale rules of Code
Section 1091 will apply to disposition of Residual Certificates. Consequently, losses on dispositions of Residual Certificates will be disallowed where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Taxes That May Be Imposed on the REMIC Pool

         Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of

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Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding
(i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. The REMIC Regulations also provide that the modification of mortgage loans underlying Mortgage-Backed Securities will not be treated as a modification of the Mortgage-Backed Securities, provided that the trust including the was not created to avoid prohibited transaction rules.

         Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Liquidation of the REMIC Pool

         If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will recognize no gain or loss on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Depositor or other designated Residual Certificateholders will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. If

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the Code or applicable Treasury regulations do not permit the Depositor to act as tax matters person in its capacity as agent of the Residual
Certificateholders, the Residual Certificateholder chosen by the Residual Certificateholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

Limitations on Deduction of Certain Expenses

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

         Regular Certificates. Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Sections 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of

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



a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

         Residual Certificates. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Assets were issued after July 18, 1984 and (ii) the Trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, Mortgage Assets will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates - Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates - Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

         On April 22, 1996, the IRS issued proposed regulations which, if adopted in final form, could have an effect on the United States' taxation of foreign investors in Regular Certificates or Residual Certificates. The proposed regulations would apply to payments after December 31, 1997. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

         Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

Reporting Requirements

         Reports of accrued interest and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service

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Publication 938 with respect to a particular series of Regular Certificates.
Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Certificates must be furnished for calendar years beginning after 1990.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Federal Income Tax Consequences for REMIC Certificates," above."

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

         Arter & Hadden, special counsel to the Depositor, is of the opinion that if a Trust does not elect REMIC status and is not treated as a partnership, the tax consequences to the Owners will be as described below.

Standard Certificates

         General. If no election is made to treat a Trust (or a segregated pool of assets therein) with respect to a series of Certificates as a REMIC, the Trust may be classified as a grantor trust under subparagraph E, Part 1 of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Where there is no fixed retained yield with respect to the Mortgage Assets underlying the Certificates of a series, and where such Certificates are not designated as Stripped Certificates, as described below under "Stripped Certificates" or as Partnership Interests described under "Taxation of Securities Classified as Partnership Interests," the holder of each such "Standard Certificate" in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust represented by his Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Assets, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate (a "Certificateholder") of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by or on behalf of the Trust, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Moreover,

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



where there is fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Premium and Discount - Recharacterization of Servicing Fees," respectively.

         Tax Status. Subject to the discussion below, Arter & Hadden, special counsel to the Depositor, is of the opinion that:

                  1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Assets represented by that Certificate is of the type described in such section.

                  2. A Standard Certificate owned by a financial institution described in Code Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 592(d)(1), provided that the real property securing the Mortgage Assets represented by that Certificate is of the type described in such section.

                  3. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(C) (5) (A) to the extent that the assets of the related Trust consist of qualified assets, and interest income on such assets will he considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

                  4. A Standard Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

         An issue arises as to whether buy-down Mortgage Assets may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(l)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." The application of this provision to a buy-down fund with respect to a buy-down Mortgage Loan is uncertain, but may require that a taxpayer's investment in a buy-down Mortgage Loan be reduced by the buy-down fund. As to the treatment of buy-down Mortgage Assets as "qualifying real property loans" under Code Section 593(d)(i) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans . . . secured "by an interest in real property" under Code Section 7701(a)(19)(C)(v), as "real estate assets" under Code Section 856(c)(5)(A), and as "obligation[s] principally secured by an interest in real property" under Code Section 860G(a)(3)(A), there is indirect authority supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

Premium and Discount

         Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under " - Taxation of Regular Certificates - Premium."


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



         Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July l, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Assets will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. However, Code Section 1272 provide for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Assets, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Assets (i.e., points) will be includible by such holder.

         Market Discount. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Assets will be determined and will be reported as ordinary income generally in the manner described above under " - Taxation of Regular Certificates - Market Discount."

         Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard,there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificates, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Assets would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Assets to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the Internal Revenue Service's approach is upheld, a servicer that receives excess servicing fees would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Assets. Under the rules of Code Section 1286, the separation of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Assets as "stripped coupons" and "stripped bonds." While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Assets the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

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




         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Certificateholders to purchase an undivided interest in the Mortgage Assets. In such event, the present value of such additional payments might be included in the Certificateholder's basis in such undivided interests for purposes of determining whether the Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Certificateholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

         Sale or Exchange of Certificates. Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Assets and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Assets, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset.

Stripped Certificates

         General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Assets, (ii) the Depositor, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Assets to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Assets (see "Standard Certificates - Recharacterization of the Servicing Fees" above) and (iii) a class of Certificates are issued in two or more classes or subclasses representing the right to non pro rata percentages of the interest and principal payments on the Mortgage Assets.

         In general, a holder of a Stripped Certificate (a "Stripped Certificateholder") will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates - Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Certificates in proportion to the respective offering price of each class (or subclass) of Stripped Certificates. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under " - Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made - Standard Certificates - General," subject to the limitation described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Trust containing variable-rate Mortgage Assets, the Depositor has been advised by counsel that (i) the Trust will be treated as a grantor trust under subpart

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E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation, and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below, the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, the regulations under Code Section 1286 support the treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations state that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Certificate would be treated as stated interest under the original issue discount rules. Further, the regulations provide that the purchaser of such a Stripped Certificate may be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Strip Certificate was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Assets. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates - Taxation of Regular Certificates - Market Discount," without regard to the de minimis rule therein.

         Status of Stripped Certificates. No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Assets. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning or Code Section 593(d)(1), "real estate assets" within the meaning of Code Section 856(c)(A), "obligations(s) . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning or Code Section 856(c)(3)(B), provided that in each case the Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. The application of such Code provisions to buy-down Mortgage Assets is uncertain. See " - Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made" and " - Standard Certificates - Tax Status" above.

         Original Issue Discount. Except as described above under " - General," each Stripped Certificate will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Counsel has advised the Depositor that the amount of original issue discount required to be included in the income of a Stripped Certificateholder in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates
- Taxation of Regular Certificates - Original Issue Discount" and " - Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under " - General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than amounts treated as qualified stated interest.

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         If the Mortgage Assets prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

         As an alternative to the method described above, the fact that some of or all the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Assets are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the proposed regulations issued under Code Section 1274 that address the treatment of contingent payments. If the rules of those proposed regulations apply, treatment of a Stripped Certificate under such rules depends on whether the aggregate amount of principal payments, if any, to be made on the Stripped Certificate is less than or greater than its issue price. If the aggregate principal payments are greater than or equal to the issue price, the principal payments would be treated as a separate installment obligation issued at a price equal to the purchase price for the Stripped Certificate. In such case, original issue discount would be calculated and accrued under the method described above without consideration of the interest payments with respect to the Stripped Certificate. Such payments of interest would be includible in the Stripped Certificateholder's gross income in the taxable year in which the amounts become fixed. If the aggregate amount of principal payments to be made on the Stripped Certificate is less than its issue price, each payment of principal would be treated as a return of basis. Each payment of interest would be treated as includible in gross income to the extent of the applicable Federal rate under Code Section 1274(d), as applied to the adjusted basis of the Stripped Certificate, while amounts received in excess of the applicable Federal rate, as applied to the adjusted basis of the Stripped Certificate, would be characterized as a return of basis until the total amount of interest payments treated as a return of basis equalled the excess of the purchase price over the aggregate stated principal payments. Any additional interest payments thereafter would be treated as ordinary income. While not free from doubt uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Assets should not cause the rules under the proposed contingent payment regulations to apply to interest with respect to the Stripped Certificates.

         Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates - Taxation of Regular Certificates - Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than by original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

         Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their

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federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under " - Backup Withholding."

Taxation of Certain Foreign Investors

         To the extent that a Certificate evidences ownership in Mortgage Assets that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442, which apply to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount or market discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Assets issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under " - Taxation of Certain Foreign Investors - Regular Certificates."

         Certificateholders should be aware that the IRS issued proposed regulations on April 22, 1996 which, if adopted in final form, could affect the United States' taxation of foreign investors in Certificates. The proposed regulations would apply to payments after December 31, 1997. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Certificates.

Taxation of Securities Classified as Partnership Interests

         Certain Trusts may be treated as partnerships for Federal income tax purposes. In such event, the Trusts may issue Certificates characterized as "Partnership Interests" as discussed in the related Prospectus Supplement. With respect to such series of Partnership Interests, Arter & Hadden, special counsel to the Depositor, is of the opinion that (unless otherwise limited in the related Prospectus Supplement) the Trust will be characterized as a partnership and not an association taxable as a corporation for federal income tax purposes, which will also cover any material federal income tax consequences applicable to the Owners.


                              PLAN OF DISTRIBUTION

         Certificates are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement will set forth the terms of offering of the series of Certificates, including the public offering or purchase price of each class of Certificates of such series being offered thereby or the method by which such price will be determined and the net proceeds to the Depositor from the sale of each such class. Such Certificates will be acquired by the Underwriters for their own account or may be offered by the Underwriters on a best efforts basis. The Underwriters may resell such Certificates from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Certificates, Underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Certificates if any are purchased and that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.


                                     RATINGS

         Each class of Certificates of a Series will be rated at their initial issuance in one of the four highest categories by at least one Rating Agency.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to a Certificate upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.


                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Depositor by Arter & Hadden, Washington, D.C. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Arter & Hadden.


                              FINANCIAL INFORMATION

         A Trust will be formed with respect to each series of Certificates. No Trust will have any assets or obligations prior to the issuance of the related series of Certificates. No Trust will engage in any activities other than those described herein or in the Prospectus Supplement. Accordingly, no financial statement with respect to any Trust is included in this Prospectus or will be included in the Prospectus Supplement.

         The Depositor has determined that its financial statements are not material to the offering made hereby.

         A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                                        Page

1986 Act.................................................................42
1996 Act.................................................................50
Agreement.................................................................1
AMTI.....................................................................50
Applicable Accounting Standards..........................................28
Balloon Loans.............................................................6
Beneficial Owners.........................................................4
BIF......................................................................28
Book Entry Certificates...................................................4
Certificate Account......................................................11
Certificate Interest Rate................................................10
Certificate Principal Balance.............................................9
Certificate Register......................................................9
Certificate Registrar.....................................................9
Certificateholder........................................................57
Certificates..............................................................1
Clearing Agency...........................................................4
Clearing Agency Participants..............................................4
Code......................................................................4
Companion Certificates...................................................10
Compound Interest Certificates...........................................10
Cooperative Loans........................................................14
Cooperatives..............................................................1
Credit Enhancement........................................................4
Credit Enhancer...........................................................8
Custodial Account........................................................21
Cut-Off Date.............................................................10
Defective Mortgage Loan..................................................27
Delivery Date.............................................................9
Deposit Date.............................................................27
Depositor.................................................................1
Disqualified Organization................................................52
Distribution Date........................................................11
DOL......................................................................39
Eligible Investments.....................................................28
ERISA.....................................................................4
Events of Default........................................................30
FDIC.....................................................................21
FHLMC.....................................................................2
Financial Guaranty Insurance Policy......................................16
Financial Guaranty Insurer...............................................16
Fitch.....................................................................5
FNMA......................................................................2
Garn-St. Germain Act.....................................................37
GNMA......................................................................2
Insurance Paying Agent...................................................17
Insurance Proceeds.......................................................21
Insured Payment..........................................................17
Interest Accrual Period..................................................11
Liquidation Proceeds.....................................................21
Loan-to-Value Ratio......................................................15
Master Servicer...........................................................1
MBS.......................................................................1
MBS Agreement............................................................15
MBS Issuer...............................................................15
MBS Servicer.............................................................15
MBS Trustee..............................................................15
Monthly Advance..........................................................22
Moody's...................................................................5
Mortgage Assets...........................................................1
Mortgage Loans............................................................1
Mortgage Notes...........................................................14
Mortgage Pool Insurance Policy...........................................18
Mortgage Rates...........................................................15
Mortgage-Backed Securities................................................1
Mortgaged Properties.....................................................14
Mortgages................................................................14
Mortgagors...............................................................21
NCUA.....................................................................21
Non-Priority Certificates................................................11
Non-U.S. Person..........................................................56
Noneconomic Residual Interest............................................52
Nonrecoverable Advance...................................................22
Notional Principal Balance...............................................11
OBRA.....................................................................40
OID Regulations..........................................................40
Original Value...........................................................15
OTS......................................................................37
Owners...................................................................11
Partnership Interests....................................................63
Pass-Through Entity......................................................52
Pass-Through Rate.........................................................3
Plans....................................................................39
Policy Statement.........................................................39
Pool Insurer.............................................................18
Pre-Funding Account.......................................................3
Pre-Funding Agreement.....................................................3
Prepayment Assumption....................................................43
Principal Balance........................................................15
Principal Prepayments....................................................12
Priority Certificates....................................................11
Proposed Premium Regulations.............................................47
PTE 83-1.................................................................39
Rating Agency.............................................................5
Record Date..............................................................11
Regular Certificateholder................................................42
Regular Certificates.....................................................41
REIT.....................................................................41
Relief Act................................................................8
REMIC.....................................................................4
REMIC Certificates.......................................................41
REMIC Pool...............................................................41
REMIC Regulations........................................................40
Remittance Date..........................................................22
Remittance Rate..........................................................22
Reserve Fund.............................................................20
Residual Certificateholders..............................................47
Residual Certificates....................................................41
Retail Class Certificate.................................................42
SAIF.....................................................................28
Scheduled Amortization Certificates......................................10
Seller....................................................................1
Senior Certificates......................................................17
Servicer..................................................................1
SMMEA.....................................................................5
Special Allocation Certificates..........................................11
Special Hazard Insurance Policy..........................................19
Special Hazard Insurer...................................................19
Standard & Poor's.........................................................5
Standard Certificate.....................................................57
Stripped Certificateholder...............................................60
Stripped Certificates....................................................60
Subordinated Certificates................................................17
Thrift Institution.......................................................41
TMP......................................................................42
Trust.....................................................................1
Trustee...................................................................1
U.S. Person..............................................................53
UCC......................................................................35
Underwriters.............................................................63

                  No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                        TABLE OF CONTENTS
                                                                Page
                      PROSPECTUS SUPPLEMENT
         Summary of Terms ....................................   S-1
         Risk Factors ........................................  S-17
         The Seller and Servicer .............................  S-20
         The Depositor .......................................  S-24
         Use of Proceeds .....................................  S-24
         The Home Equity Loan Pool ...........................  S-24
         Prepayment and Yield Considerations .................  S-30
         Formation of the Trust and Trust Property ...........  S-35
         Additional Information ..............................  S-36
         Description of the Offered Certificates .............  S-36
         Credit Enhancement ..................................  S-41
         The Pooling and Servicing Agreement .................  S-45
         Federal Income Tax Consequences .....................  S-54
         ERISA Considerations ................................  S-54
         Ratings .............................................  S-57
         Legal Investment Considerations .....................  S-57
         Underwriting ........................................  S-57
         Certain Legal Matters ...............................  S-60
         Index to Location of Principal Defined Terms ........   A-1

                           PROSPECTUS
         Summary of Prospectus ...............................     1
         Risk Factors ........................................     6
         Description of the Certificates .....................     9
         The Trusts  .........................................    13
         Credit Enhancement ..................................    16
         Servicing of Mortgage Loans .........................    21
         Administration ......................................    26
         Use of Proceeds .....................................    32
         The Depositor .......................................    32
         Certain Legal Aspects of the Mortgage Assets ........    32
         Legal Investment Matters ............................    38
         ERISA Considerations ................................    39
         Federal Income Tax Consequences .....................    40
         Plan of Distribution ................................    63
         Ratings .............................................    64
         Legal Matters .......................................    64
         Financial Information ...............................    64
         Index to Location of Principal Defined Terms ........   A-1


                                  $800,000,000

                                 IMC HOME EQUITY
                                LOAN TRUST 1997-3



                                     [LOGO]



                         INDUSTRY MORTGAGE COMPANY, L.P.
                               Seller and Servicer



                              IMC SECURITIES, INC.
                                    Depositor







                         --------------------------------

                              PROSPECTUS SUPPLEMENT

                         ---------------------------------




                            Bear, Stearns & Co. Inc.
                            PaineWebber Incorporated
                                Nomura Securities
                              International, Inc.



                                  June 6, 1997